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                                                                   EXHIBIT 10.2













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                                CREDIT AGREEMENT

                           dated as of April 30, 1997,

                                  by and among

                                 ShoLodge, Inc.
                                       and
                        Certain Subsidiaries of ShoLodge

                                  as Borrowers,

                         the Lenders referred to herein,

                     FIRST UNION NATIONAL BANK OF TENNESSEE,
                             as Administrative Agent

                                       and

                         NATIONSBANK OF TENNESSEE, N.A.,
                                   as Co-Agent


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       CREDIT AGREEMENT, dated as of the 30th day of April, 1997, by and among
SHOLODGE, INC., a corporation organized under the laws of Tennessee ("ShoLodge"), certain Subsidiaries of ShoLodge listed on the signature pages hereto and such Subsidiaries as may become Borrowers pursuant to Section 8.12 hereof (the "Subsidiary Borrowers" and, together with ShoLodge, the "Borrowers", each individually a "Borrower"), the Lenders who are or may become a party to this Agreement, FIRST UNION NATIONAL BANK OF TENNESSEE, as Administrative Agent for the Lenders ("First Union") and NATIONSBANK OF TENNESSEE, N.A., as co-agent for the Lenders (the "Co-Agent").

                              STATEMENT OF PURPOSE

       The Borrowers have requested, and the Lenders have agreed, to extend certain credit facilities to the Borrowers on the terms and conditions of this Agreement.

       ShoLodge owns, directly or indirectly, all or substantially all of the outstanding capital stock or other ownership interests of the Subsidiary Borrowers. Accordingly, ShoLodge and the other Borrowers are members of the same affiliated group and each member of the affiliated group benefits, directly or indirectly, from the business operations of the other members of the affiliated group. All Extensions of Credit to an individual Borrower will inure to the benefit of the other Borrowers, directly or indirectly, through increased borrowing capacity and availability of funding and other strategic business advantages.

       NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, such parties hereby agree as follows:


                                    ARTICLE I

                                   DEFINITIONS

       SECTION 1.1. Definitions. The following terms when used in this Agreement shall have the meanings assigned to them below:

       "Administrative Agent" means First Union in its capacity as Administrative Agent hereunder, and any successor thereto ap pointed pursuant to
Section 12.9.

       "Administrative Agent's Office" means the office of the Administrative Agent specified in or determined in accordance with the provisions of Section 13.1.



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       "Affiliate" means, with respect to any Person, any other Person (other than Subsidiaries) which directly or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such first Person or any of its Subsidiaries. The term "control" means (a) the power to vote ten percent (10%) or more of the securities or other equity interests of a Person having ordinary voting power, or (b) the possession, directly or indirectly, of any other power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise.

       "Aggregate Commitment" means the aggregate amount of the Lenders' Commitments hereunder, as such amount may be modified at any time or from time to time pursuant to Section 2.6. On the Closing Date, the Aggregate Commitment shall be Seventy Five Million Dollars ($75,000,000).

       "Agreement" means this Credit Agreement, as amended supple mented, restated or otherwise modified from time to time.

       "Applicable Law" means all provisions of constitutions, statutes, laws, rules, treaties, regulations and orders of all Governmental Authorities and all orders and decrees of all courts and arbitrators, but only to the extent applicable to the Borrowers or the Lenders, as appropriate.

       "Applicable Margin" shall have the meaning assigned thereto in Section 4.1(c).

       "Application" means an application, in the form specified by the Issuing Lender from time to time, requesting the Issuing Lender to issue a Letter of Credit.

       "Assignment and Acceptance" shall have the meaning assigned thereto in
Section 13.10.

       "Available Commitment" means, as to any Lender at any time, an amount equal to the excess, if any, of (a) such Lender's Commitment over (b) such Lender's Extensions of Credit.

       "Base Rate" means, at any time, the higher of (a) the Prime Rate or (b) the Federal Funds Rate plus 1/2 of 1%; each change in the Base Rate shall take effect simultaneously with the corre sponding change or changes in the Prime Rate or the Federal Funds Rate.

       "Base Rate Loan" means any Loan bearing interest at a rate based upon the Base Rate as provided in Section 4.1(a).

       "Borrowers" means ShoLodge and each of its Subsidiaries that becomes a party hereto.



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       "Business Day" means (a) for all purposes other than as set forth in clause (b) below, any day other than a Saturday, Sunday or legal holiday on which banks in Charlotte, North Carolina are open for the conduct of their commercial banking business, and (b) with respect to all notices and determinations in connection with, and payments of principal and interest on, any LIBOR Rate Loan, any day that is a Business Day described in clause (a) and that is also a day for trading by and between banks in Dollar deposits in the London interbank market.

       "Capital Asset" means, with respect to ShoLodge and its Subsidiaries, any asset that should, in accordance with GAAP, be classified and accounted for as a capital asset on a Consolidated balance sheet of ShoLodge and its Subsidiaries.

       "Capital Lease" means, with respect to ShoLodge and its Subsidiaries, any lease of any property that should, in accor dance with GAAP, be classified and accounted for as a capital lease on a Consolidated balance sheet of ShoLodge and its Subsid iaries.

       "Capitalized Interest" means, with respect to ShoLodge and its Subsidiaries for any period, the amount of capitalized interest of ShoLodge and its Subsidiaries, determined for such period on a Consolidated basis in accordance with GAAP.

       "Change in Control" shall have the meaning assigned thereto in Section 11.1(i).

       "Closing Date" means the date of this Agreement.

       "Co-Agent" means NationsBank of Tennessee, N.A. in its capacity as Co-Agent hereunder, and its successors.

       "Code" means the Internal Revenue Code of 1986, and the rules and regulations thereunder, each as amended or supplemented from time to time.

       "Commitment" means, as to any Lender, the obligation of such Lender to make Loans to and issue or participate in Letters of Credit issued for the account of the Borrowers hereunder in an aggregate principal or face amount at any time outstanding not to exceed the amount set forth opposite such Lender's name on Schedule 1.1(a) hereto, as the same may be reduced or modified at any time or from time to time pursuant to Sections 2.6 and 13.10.

       "Commitment Percentage" means, as to any Lender at any time, the ratio of
(a) the amount of the Commitment of such Lender to (b) the Aggregate Commitment of all of the Lenders.



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       "Consolidated" means, when used with reference to financial statements or financial statement items of ShoLodge and its Subsidiaries, such statements or items on a consolidated basis in accordance with applicable principles of consolidation under GAAP.

       "Contingent Obligation" means, with respect to ShoLodge and its Subsidiaries, without duplication, any obligation, contingent or otherwise, of any such Person pursuant to which such Person has directly or indirectly guaranteed any Debt or other obliga tion of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of any such Person (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt or other obligation (whether arising by virtue of partnership arrangements, by agreement to keep well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement condition or otherwise) or (b) entered into for the purpose of assuring in any other manner the obligee of such Debt or other obligation of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided, that the term Contingent Obligation shall not include endorsements for collection or deposit in the ordinary course of business.

       "Credit Facility" means the collective reference to the Revolving Credit Facility and the L/C Facility.

       "Debt" means, with respect to ShoLodge and its Subsidiaries at any date and without duplication, the sum of the following calculated in accordance with
GAAP: (a) all liabilities, obliga tions and indebtedness for borrowed money including but not limited to obligations evidenced by bonds, debentures, notes or other similar instruments of any such Person, (b) all obligations to pay the deferred purchase price of property or services of any such Person, except trade payables arising in the ordinary course of business not more than ninety (90) days past due unless being contested in good faith by such Person, (c) all obligations of any such Person as lessee under Capital Leases, (d) all Debt of any other Person secured by a Lien on any asset of any such Person, (e) all Contingent Obligations of any such Person, (f) all obligations, contingent or otherwise, of any such Person relative to the face amount of letters of credit, whether or not drawn, including without limitation any Reimbursement Obligation, and banker's acceptances issued for the account of any such Person, (g) all obligations to redeem, repurchase, exchange, defease or otherwise make payments in respect of capital stock or other securities of such Person and (h) all termination payments which would be due and payable by any such Person pursuant to a Hedging Agreement.



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       "Default" means any of the events specified in Section 11.1 which with the passage of time, the giving of notice or any other condition, would constitute an Event of Default.

       "Defeased Debt" means any Debt of ShoLodge or any of its Subsidiaries that has been irrevocably defeased in accordance with the applicable terms thereof and an amount in cash or United States Government obligations or any combination thereof suffi cient to pay all obligations under such Debt when and as due has been irrevocably deposited with a trustee or similar third party reasonably acceptable to the Administrative Agent in connection with such payment. For the limited purpose of this definition only and provided the Revenue Participation Bonds Pledge Agreement is in full force and effect and no defaults exist thereunder, the principal indebtedness of the Revenue Participation Bonds in an amount not to exceed $11,500,000 shall be deemed to be Defeased Debt.

       "Disposition" shall have the meaning assigned thereto in Section 10.7(c).

       "Dollars" or "$" means, unless otherwise qualified, dollars in lawful currency of the United States.

       "EBIT" means, with respect to ShoLodge and its Subsidiaries for any period, the following, calculated on a Consolidated basis without duplication for such period in accordance with GAAP: (a) Net Income for such period, plus
(b) the sum of the following to the extent deducted in the determination of Net
Income: (i) income and franchise taxes and (ii) Interest Expense.

       "EBITDA" means, with respect to the ShoLodge and its Subsid iaries for any period, the following, calculated on a Consolidat ed basis without duplication for such period in accordance with GAAP, the sum of (a) Net Income for such period, plus (b) the sum of the following to the extent deducted in the determination of Net Income: (i) income and franchise taxes, (ii) Interest Ex pense, (iii) amortization and depreciation.

       "Eligible Assignee" means, with respect to any assignment of the rights, interest and obligations of a Lender hereunder, a Person that is at the time of such assignment (a) a commercial bank organized under the laws of the United States or any state thereof, having combined capital and surplus in excess of $500,000,000, (b) a finance company, insurance company or other financial institution which in the ordinary course of business extends credit of the type extended hereunder and that has total assets in excess of $1,000,000,000, (c) already a Lender hereun der (whether as an original party to this Agreement or as the assignee of another Lender), (d) the successor (whether by transfer of assets, merger or otherwise) to all or substantially all of the commercial lending business of the assigning Lender,




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or (e) any other Person that has been approved in writing as an Eligible
Assignee by ShoLodge and the Required Lenders.

       "Employee Benefit Plan" means any employee benefit plan within the meaning of Section 3(3) of ERISA which (a) is main tained for employees of any Borrower or any ERISA Affiliate or (b) has at any time within the preceding six years been main tained for the employees of any Borrower or any current or former ERISA Affiliate.

       "Environmental Claim" means any accusation, allegation, notice of violation, claim, demand, abatement order, or other order or direction (conditional or otherwise) by any Governmental Authority or any Person for any damage, including, without limitation, personal injury (including sickness, disease, or death), tangible or intangible property damage, contribution, indemnity, direct or consequential damages, damage to the envi ronment, nuisance, pollution, contamination, or other adverse effects on the environment, or for fines, penalties, or restrictions, in each case relating to, resulting from, or in connection with Hazardous Materials and relating to ShoLodge or any of its Subsidiaries, or any property leased, owned, operated or used by ShoLodge or any of its Subsidiaries.

       "Environmental Laws" means any and all federal, state and local laws, statutes, ordinances, rules, regulations, permits, licenses, approvals, interpretations and orders of courts or Governmental Authorities, relating to the protection of human health or the environment, including, but not limited to, re quirements pertaining to the manufacture, processing, distribu tion, use, treatment, storage, disposal, transportation, han dling, reporting, licensing, permitting, investigation or remedi ation of Hazardous Materials.

       "ERISA" means the Employee Retirement Income Security Act of 1974, and the rules and regulations thereunder, each as amended or modified from time to time.

       "ERISA Affiliate" means any Person who together with any Borrower is treated as a single employer within the meaning of Section 414(b), (c), (m) or
(o) of the Code or Section 4001(b) of ERISA.

       "Eurodollar Reserve Percentage" means, for any day, the percentage (expressed as a decimal and rounded upwards, if necessary, to the next higher 1/100th of 1%) which is in effect for such day as prescribed by the Federal Reserve Board (or any successor) for determining the maximum reserve requirement (including without limitation any basic, supplemental or emergen cy reserves) in respect of Eurocurrency liabilities or any similar category of liabilities for a member bank of the Federal Reserve System in New York City.



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       "Event of Default" means any of the events specified in Section 11.1, provided that any requirement for passage of time, giving of notice, or any other condition, has been satisfied.

       "Existing Judgment" means that certain judgment entered on December 27, 1995 by the Chancery Court of the State of Tennessee against Shoney's Inn of Music Valley, Ltd. (of which ShoLodge is a 60% partner) in the amount of $3,045,031.00, which was reversed by order of the Tennessee Court of Appeals filed March 12, 1997, which order of dismissal is still subject to appeal, a more particular description of said judgment is set forth on Schedule 6.1(v).

       "Extensions of Credit" means, as to any Lender at any time, an amount equal to the sum of (a) the aggregate principal amount of all Loans made by such Lender then outstanding and (b) such Lender's Commitment Percentage of the L/C Obligations then outstanding.

       "FDIC" means the Federal Deposit Insurance Corporation, or any successor thereto.

       "Federal Funds Rate" means, the rate per annum (rounded upwards, if necessary, to the next higher 1/100th of 1%) repre senting the daily effective federal funds rate as quoted by the Administrative Agent and confirmed in Federal Reserve Board Statistical Release H.15 (519) or any successor or substitute publication selected by the Administrative Agent. If, for any reason, such rate is not available, then "Federal Funds Rate" shall mean a daily rate which is determined, in the opinion of the Administrative Agent, to be the rate at which federal funds are being offered for sale in the national federal funds market at 9:00 a.m. (Charlotte time). Rates for weekends or holidays shall be the same as the rate for the most immediate preceding Business Day.

       "First Union" means First Union National Bank of Tennessee, a national banking association, and its successors.

       "Fiscal Year" means the fiscal year of ShoLodge and its Subsidiaries ending on the last Sunday of each calendar year.

       "GAAP" means generally accepted accounting principles, as recognized by the American Institute of Certified Public Accoun tants and the Financial Accounting Standards Board, consistently applied and maintained on a consistent basis for ShoLodge and its Subsidiaries throughout the period indicated and consistent with the prior financial practice of ShoLodge and its Subsidiaries.

       "Governmental Approvals" means all authorizations, consents, approvals, licenses and exemptions of, registrations and filings with, and reports to, all Governmental Authorities.



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       "Governmental Authority" means any nation, province, state or political subdivision thereof, and any government or any Person exercising executive, legislative, regulatory or adminis trative functions of or pertaining to government, and any corpo ration or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.

       "Hazardous Materials" means any substances or materials (a) which are or become defined as hazardous wastes, hazardous substances, pollutants, contaminants, chemical substances or mixtures or toxic substances under any Environmental Law, (b) wh ich are toxic, explosive, corrosive, flammable, infectious, radioactive, carcinogenic, mutagenic or otherwise harmful to human health or the environment and are or become regulated by any Governmental Authority, (c) the presence of which require investigation or remediation under any Environmental Law or common law, (d) the discharge or emission or release of which requires a permit or license under any Environmental Law or other Governmental Approval, (e) which are deemed to constitute a nuisance, a trespass or pose a health or safety hazard to persons or neighboring properties, (f) which are materials consisting of underground or aboveground storage tanks, whether empty, filled or partially filled with any substance, or (g) which contain, without limitation, asbestos, polychlorinated biphenyls, urea formaldehyde foam insulation, petroleum hydrocarbons, petroleum derived substances or waste, crude oil, nuclear fuel, natural gas or synthetic gas.

       "Hedging Agreement" means any agreement with respect to an interest rate swap, collar, cap, floor or a forward rate agree ment or other agreement regarding the hedging of interest rate risk exposure executed in connection with hedging the interest rate exposure of the Borrowers under this Agreement, and any confirming letter executed pursuant to such hedging agreement, all as amended or supplemented from time to time.

       "Interest Expense" means, with respect to ShoLodge and its Subsidiaries for any period, the gross interest expense (includ ing without limitation, interest expense attributable to Capital Leases and all net obligations pursuant to Hedging Agreements) of ShoLodge and its Subsidiaries, determined for such period on a Consolidated basis in accordance with GAAP.

       "Interest Period" shall have the meaning assigned thereto in Section 4.1(b).

       "Issuing Lender" means First Union, in its capacity as issuer of any Letter of Credit, or any successor thereto.

       "Joinder Agreement" means a Joinder Agreement substantially in the form of Exhibit H executed by such Subsidiaries as may be



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required by Section 8.12, as amended or supplemented from time to time.

       "L/C Commitment" means Five Million Dollars ($5,000,000).

       "L/C Facility" means the letter of credit facility estab lished pursuant to Article III hereof.

       "L/C Obligations" means at any time, an amount equal to the sum of (a) the aggregate undrawn and unexpired amount of the then outstanding Letters of Credit and (b) the aggregate amount of drawings under Letters of Credit which have not then been reimbursed pursuant to Section 3.5.

       "L/C Participants" means the collective reference to all the Lenders other than the Issuing Lender.

       "Lender" means each Person executing this Agreement as a Lender set forth on the signature pages hereto and each Person that hereafter becomes a party to this Agreement as a Lender pursuant to Section 13.10.

       "Lending Office" means, with respect to any Lender, the office of such Lender maintaining such Lender's Commitment Percentage of the Loans.

       "Letters of Credit" shall have the meaning assigned thereto in Section
3.1.

       "LIBOR" means the rate for deposits in Dollars for a period equal to the Interest Period selected which appears on the Telerate Page 3750 at approximately 11:00 a.m. London time, two (2) Business Days prior to the commencement of the applicable Interest Period (rounded upwards, if necessary, to the next higher 1/100th of 1%). If, for any reason, such rate is not available, then "LIBOR" shall mean the rate per annum at which, as determined by the Administrative Agent, Dollars in the amount of $5,000,000 are being offered to leading banks at approximately 11:00 a.m. London time, two (2) Business Days prior to the commencement of the applicable Interest Period for settlement in immediately available funds by leading banks in the London interbank market for a period equal to the Interest Period selected (rounded upwards, if necessary, to the next higher 1/100th of 1%).

       "LIBOR Rate" means a rate per annum (rounded upwards, if necessary, to the next higher 1/100th of 1%) determined by the Administrative Agent pursuant to the following formula:

       LIBOR Rate =                  LIBOR
                    -----------------------------------------
                           1.00-Eurodollar Reserve Percentage


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       "LIBOR Rate Loan" means any Loan bearing interest at a rate based upon the LIBOR Rate as provided in Section 4.1(a).

       "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset. For the purposes of this Agreement, a Person shall be deemed to own subject to a Lien any asset which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, Capital Lease or other title retention agreement relating to such asset.

       "Loans" means the collective reference to the Revolving Credit Loans and the Swingline Loans and "Loan" means any of such Loans.

       "Loan Documents" means, collectively, this Agreement, the Notes, the Applications, any Hedging Agreement executed by any Lender, and each other document, instrument and agreement executed and delivered by any Borrower, or any Subsidiary thereof in connection with this Agreement or otherwise referred to herein or contemplated hereby, all as may be amended or supplemented from time to time.

       "Material Adverse Effect" means, with respect to ShoLodge or any of its Subsidiaries, a material adverse effect on the properties, business, prospects, operations or condition (financial or otherwise) of ShoLodge and its Subsidiaries, taken as a whole, or the ability of the Borrowers, taken as a whole, to perform the obligations under the Loan Documents.

       "Material Contract" means (a) any contract or other agree ment, written or oral, of ShoLodge or any of its Subsidiaries involving monetary liability of or to any such Person in an amount in excess of $1,000,000 per annum, or (b) any other con tract or agreement, written or oral, of ShoLodge or any of its Subsidiaries the failure to comply with which could reasonably be expected to have a Material Adverse Effect.

       "Multiemployer Plan" means a "multiemployer plan" as defined in Section 4001(a)(3) of ERISA to which any Borrower or any ERISA Affiliate is making, or is accruing an obligation to make, contributions within the preceding six years.

       "Net Cash Proceeds" means, with respect to any offering of capital stock or other ownership or equity interest, the gross cash proceeds received by ShoLodge or any of its Subsidiaries therefrom less all legal, underwriting and similar fees and expenses incurred in connection therewith.

       "Net Disposition Proceeds" means, with respect to any Disposition, the aggregate amount of all cash payments received by any Borrower or any of its Subsidiaries, directly or



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

indirectly, in connection with such Disposition, whether at the time of such Disposition or after such Disposition under deferred payment arrangements or related investments entered into or received in connection with such Disposition; provided that:

         (a) Net Disposition Proceeds shall be net of (i) the amount of any legal, title, transfer and recording tax expenses, commissions and other fees and expenses payable by such Borrower or any of its Subsidiaries in connection with such Disposition and (ii) any Federal, state and local income or other taxes estimated to be payable by such Borrower or any of its Subsidiaries as a result of such Disposition, but only to the extent that such estimated taxes are in fact paid to the relevant Federal, state or local Governmental Authority within twelve (12) months of the date of such Disposition; and

         (b) Net Disposition Proceeds shall be net of any repayments by such Borrower or any of its Subsidiaries of any indebtedness to the extent that (i) such indebtedness is secured by a Lien on the property that is the subject of such Disposition and (ii) the transferee of (or holder of a Lien on) such property requires that such indebtedness be repaid as a condition to the purchase of such property and such indebtedness is repaid.

         "Net Income" means, with respect to ShoLodge and its Subsidiaries, the Consolidated net income (or loss) of ShoLodge and its Subsidiaries for such period determined in accordance with GAAP; provided, that there shall be excluded from net income any extraordinary gains.

         "Net Worth" means, with respect to any Person, at any date, the stockholders' equity (including capital stock, additional paid-in capital and retained earnings, after deducting treasury stock) or other equity interest of such Person on such date determined in accordance with GAAP.

         "Notes" means the collective reference to the Revolving Credit Notes and the Swingline Notes and "Note" means any of such Notes.

         "Notice of Account Designation" shall have the meaning assigned thereto in Section 5.2(e)(i).

         "Notice of Borrowing" shall have the meaning assigned thereto in
Section 2.3(a).

         "Notice of Conversion/Continuation" shall have the meaning assigned thereto in Section 4.2.



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         "Notice of Prepayment" shall have the meaning assigned thereto in
Section 2.4(d).

         "Obligations" means, in each case, whether now in existence or hereafter arising: (a) the principal of and interest on (including interest accruing after the filing of any bankruptcy or similar petition) the Loans, (b) the L/C Obligations, (c) all payment and other obligations owing by the Borrowers to any Lender or the Administrative Agent under any Hedging Agreement permitted pursuant to Section 10.1 to which a Lender is a party and (d) all other fees and commissions (including attorney's fees), charges, indebtedness, loans, liabilities, financial accommodations, obligations, covenants and duties owing by the Borrowers to the Lenders or the Administrative Agent under or in respect of this Agreement, any Note, any Letter of Credit or any of the other Loan Documents, of every kind, nature and description, direct or indirect, absolute or contingent, due or to become due, contractual or tortious, liquidated or unliquidated, and whether or not evidenced by any note, and whether or not for the payment of money.

         "Officer's Compliance Certificate" shall have the meaning assigned thereto in Section 7.2.

         "Other Taxes" shall have the meaning assigned thereto in Section
4.11(b).

         "PBGC" means the Pension Benefit Guaranty Corporation or any successor agency.

         "Pension Plan" means any Employee Benefit Plan, other than a Multiemployer Plan, which is subject to the provisions of Title IV of ERISA or
Section 412 of the Code and which (a) is maintained for employees of the Borrowers or any ERISA Affiliates or (b) has at any time within the preceding six years been maintained for the employees of the Borrowers or any of their current or former ERISA Affiliates.

         "Permitted Debt" shall mean all Debt permitted pursuant to Section 10.1 hereof.

         "Person" means an individual, corporation, partnership, association, trust, business trust, joint venture, joint stock company, pool, syndicate, sole proprietorship, unincorporated organization, Governmental Authority or any other form of entity or group thereof.

         "Prime Rate" means, at any time, the rate of interest per annum publicly announced from time to time by First Union as its prime rate. Each change in the Prime Rate shall be effective as of the opening of business on the day such change in the Prime Rate occurs. The parties hereto acknowledge that the rate



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

announced publicly by First Union as its Prime Rate is an index or base rate and shall not necessarily be its lowest or best rate charged to its customers or other banks.

         "Refinanced Debt" means certain existing Debt of ShoLodge and its Subsidiaries as more particularly described on Schedule 1.1(b) attached hereto.


         "Register" shall have the meaning assigned thereto in Section 13.10(d).

         "Reimbursement Obligation" means the obligation of the Borrowers to reimburse the Issuing Lender pursuant to Section 3.5 for amounts drawn under Letters of Credit.

         "Required Lenders" means, at any date, any combination of holders of at least sixty-six and two-thirds percent (66-2/3%) of the aggregate unpaid principal amount of the Notes, or if no amounts are outstanding under the Notes, any combination of Lenders whose Commitment Percentages aggregate at least sixty-six and two-thirds percent (66-2/3%).

         "Revenue Participation Bonds" means those certain revenue, appreciation payment and principal repayment bonds due April 15, 2001 issued pursuant to the Revenue Participation Bonds Indenture.

         "Revenue Participation Bonds Indenture" means that certain Indenture dated as of April 15, 1986 between Shoney's Inns Group IV, Inc. and Third National Bank in Nashville, as trustee.

         "Revenue Participation Bonds Pledge Agreement" means that certain Pledge Agreement dated as of April 15, 1986 between Shoney's Inns Group IV, Inc. and Third National Bank in Nashville, as trustee, whereby Shoney's Inns Group IV, Inc. pledges Government Obligations and/or Zero Coupon Certificates (as such terms are defined in the Revenue Participation Bonds Indenture) in order to secure the payment of the principal indebtedness evidenced by the Revenue Participation Bonds.

         "Revolving Credit Facility" means the revolving credit facility established pursuant to Article II hereof.

         "Revolving Credit Loan" means any revolving loan made to the Borrowers pursuant to Section 2.1, and all such Loans collectively as the context requires.

         "Revolving Credit Notes" means the separate Revolving Credit Notes made by the Borrowers payable to the order of each Lender, substantially in the form of Exhibit A-1 hereto, evidencing the Revolving Credit Facility, and any amendments and modifications thereto, any substitutes therefor, and any replacements, restate-ments, renewals or extension thereof, in whole or in part; "Revolving Credit Note" means any of such Notes.

         "Revolving Termination Date" means the earliest of the dates referred to in Section 2.7.

         "Senior Debt" means, as of any date of determination, the Consolidated Debt of ShoLodge and its Subsidiaries as of such date minus all Subordinated Debt as of such date.

         "Senior Leverage Ratio" means the ratio determined in accordance with
Section 9.3 hereof.

         "Senior Subordinated Indenture" means that certain Indenture dated as of November 15, 1996 between ShoLodge and Bankers Trust Company, as Trustee respecting the Senior Subordinated Notes.

         "Senior Subordinated Notes" means the $125,000,000 Senior Subordinated Notes issued or permitted to be issued pursuant to the Senior Subordinated Indenture as more particularly described on Schedule 6.1(u).

         "Solvent" means, as to ShoLodge and its Subsidiaries on a particular date, that ShoLodge and each of its Subsidiaries (a) have capital sufficient to carry on the businesses and transactions in which they engage and all businesses and transactions in which they are about to engage and are able to pay their debts as they mature, (b) own property having a value, both at fair valuation and at present fair saleable value, greater than the amount required to pay their probable liabilities (including contingencies), and (c) do not believe that they will incur debts or liabilities beyond their ability to pay such debts or liabilities as they mature.

         "Subordinated Debt" means the collective reference to Debt on Schedule 6.1(u) hereof designated thereon as Subordinated Debt and any other unsecured Debt of any Borrower or any Subsidiary thereof subordinated in right and time of payment (whether structurally subordinated or otherwise) to the Obligations and containing terms and conditions (including without limitation maturity and financial covenants) and pursuant to instruments satisfactory to the Required Lenders.

         "Subsidiary" means as to any Person, any corporation, partnership or other entity of which more than fifty percent (50%) of the outstanding capital stock or other ownership interests having ordinary voting power to elect a majority of the board of directors or other managers of such corporation, partnership or other entity is at the time, directly or indirectly, owned by or the management is otherwise controlled by such Person

(irrespective of whether, at the time, capital stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency).

         "Swingline Commitment" means Five Million Dollars ($5,000,000).

         "Swingline Lender" means First Union in its capacity as swingline lender hereunder.

         "Swingline Loan" means any swingline loan made by the Swingline Lender to the Borrowers pursuant to Section 2.2, and all such Loans collectively as the context requires.

         "Swingline Note" means the Swingline Note made by the Borrowers payable to the order of the Swingline Lender, substan tially in the form of Exhibit A-2 hereto, evidencing the Swingline Loans, and any amendments and modifications thereto, any substitutes therefor, and any replacements, restatements, renewals or extension thereof, in whole or in part.

         "Swingline Termination Date" means the earlier to occur of (a) the resignation of First Union as Administrative Agent in accordance with Section
12.9 and (b) the Revolving Termination Date.

         "Taxes" shall have the meaning assigned thereto in Section 4.11(a).

         "Termination Event" means: (a) a "Reportable Event" described in
Section 4043 of ERISA, or (b) the withdrawal of any Borrower or any ERISA Affiliate from a Pension Plan during a plan year in which it was a "substantial employer" as defined in Section 4001(a)(2) of ERISA, or (c) the termination of a Pension Plan, the filing of a notice of intent to terminate a Pension Plan or the treatment of a Pension Plan amendment as a termination under Section 4041 of ERISA, or (d) the institution of proceedings to terminate, or the appointment of a trustee with respect to, any Pension Plan by the PBGC, or (e) any other event or condition which would constitute grounds under Section 4042(a) of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan, or (f) the partial or complete withdrawal of any Borrower or any ERISA Affiliate from a Multiemployer Plan, or (g) the imposition of a Lien pursuant to Section 412 of the Code or Section 302 of ERISA, or (h) any event or condition which results in the reorganization or insolvency of a Multiemployer Plan under Sections 4241 or 4245 of ERISA, or (i) any event or condition which results in the termination of a Multiemployer Plan under Section 4041A of ERISA or the institution by PBGC of proceedings to terminate a Multiemployer Plan under Section 4042 of ERISA.

         "Uniform Customs" means, the Uniform Customs and Practice for Documentary Credits (1994 Revision), International Chamber of Commerce Publication No. 500.

         "UCC" means the Uniform Commercial Code as in effect in the State of North Carolina.

         "United States" means the United States of America.

         "Wholly-Owned" means, with respect to a Subsidiary, a Subsidiary all of the shares of capital stock or other ownership interests of which are, directly or indirectly, owned or controlled by ShoLodge and/or one or more of its Wholly-Owned Subsidiaries.

         SECTION 1.2. General. Unless otherwise specified, a reference in this Agreement to a particular section, subsection, Schedule or Exhibit is a reference to that section, subsection, Schedule or Exhibit of this Agreement. Wherever from the context it appears appropriate, each term stated in either the singular or plural shall include the singular and plural, and pronouns stated in the masculine, feminine or neuter gender shall include the masculine, the feminine and the neuter. Any reference herein to "Charlotte time" shall refer to the applicable time of day in Charlotte, North Carolina.

         SECTION 1.3. Other Definitions and Provisions.

         (a) Use of Capitalized Terms. Unless otherwise defined therein, all capitalized terms defined in this Agreement shall have the defined meanings when used in this Agreement, the Notes and the other Loan Documents or any certificate, report or other document made or delivered pursuant to this Agreement.

         (b) Miscellaneous. The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement.


                                   ARTICLE II

                            REVOLVING CREDIT FACILITY

         SECTION 2.1. Revolving Credit Loans. Subject to the terms and conditions of this Agreement, each Lender severally agrees to make Revolving Credit Loans to the Borrowers from time to time from the Closing Date through the Revolving Termination Date as requested by the Borrowers in accordance with the terms of Section 2.3; provided, that (a) the aggregate principal amount of all outstanding Revolving Credit Loans (after giving effect to any amount requested) shall not exceed the Aggregate Commitment less the sum of all outstanding Swingline Loans and the L/C Obligations and (b) the principal amount of outstanding Revolving Credit Loans from any Lender to the Borrowers shall not at any time exceed such Lender's Commitment. Each Revolving Credit Loan by a Lender shall be in a principal amount equal to such Lender's Commitment Percentage of the aggregate principal amount of Revolving Credit Loans requested on such occasion. Subject to the terms and conditions hereof, the Borrowers may borrow, repay and reborrow Revolving Credit Loans hereunder until the Revolving Termination Date.

         SECTION 2.2. Swingline Loans.

         (a) Availability. Subject to the terms and conditions of this Agreement, the Swingline Lender agrees to make Swingline Loans to the Borrowers from time to time from the Closing Date through the Swingline Termination Date; provided, that the aggregate principal amount of all outstanding Swingline Loans (after giving effect to any amount requested), shall not exceed the lesser of
(i) the Aggregate Commitment less the sum of all outstanding Revolving Credit Loans and the L/C Obligations and (ii) the Swingline Commitment.

         (b) Refunding.

             (i) Swingline Loans shall be refunded by the Lenders on demand by the Swingline Lender at the Swingline Lender's discretion. Such refundings shall be made by the Lenders in accordance with their respective Commitment Percentages and shall thereafter be reflected as Revolving Credit Loans of the Lenders on the books and records of the Administrative Agent. Each Lender shall fund its respective Commitment Percentage of Revolving Credit Loans as required to repay Swingline Loans outstanding to the Swingline Lender upon demand by the Swingline Lender but in no event later than 2:00 p.m. (Charlotte time) on the date such demand is made if made on or before 12:00 noon (Charlotte time) on such date and no later than 12:00 noon (Charlotte time) on the next succeeding Business Day if demand therefor is made after 12:00 noon (Charlotte time).

             (ii) The Borrowers shall pay to the Swingline Lender on demand the amount of such Swingline Loans to the extent amounts received from the Lenders are not sufficient to repay in full the outstanding Swingline Loans requested or required to be refunded. In addition, the Borrowers hereby authorize the Administrative Agent to charge any account maintained by any of them with the Swingline Lender (up to the amount available therein) in order to immediately pay the Swingline Lender the amount of such Swingline Loans to the extent amounts received from the Lenders are not sufficient to repay in full the outstanding Swingline Loans requested or required to be refunded. If any portion of any such amount paid to the Swingline Lender shall be recovered by or on behalf of the Borrowers from the Swingline Lender in bankruptcy or otherwise, the loss of the amount so recovered shall be ratably shared among all the Lenders in accordance with their respective Commitment Percentages.

         (iii) Each Lender acknowledges and agrees that its obliga tion to refund Swingline Loans in accordance with the terms of this Section 2.2 is absolute and unconditional and shall not be affected by any circumstance whatsoever; provided, that if prior to the refunding of any outstanding Swingline Loans pursuant to this Section 2.2, one of the events described in
Section 11.1(j) or (k) shall have occurred, each Lender will, on the date the applicable Revolving Credit Loan would have been made, purchase an undivided participating interest in the Swingline Loan to be refunded in an amount equal to its Commitment Percentage of the aggregate amount of such Swingline Loan. Each Lender will immediately transfer to the Swingline Lender, in immediately available funds, the amount of its participation and upon receipt thereof the Swingline Lender will deliver to such Lender a certificate evidencing such participation dated the date of receipt of such funds and for such amount. Whenever, at any time after the Swingline Lender has received from any Lender such Lender's participating interest in a Swingline Loan, the Swingline Lender receives any payment on account thereof, the Swingline Lender will distribute to such Lender its participating interest in such amount (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Lender's participating interest was outstanding and funded).

         SECTION 2.3. Procedure for Advances of Revolving Credit and Swingline Loans.

         (a) Requests for Borrowing. ShoLodge, on behalf of the Borrowers, shall give the Administrative Agent irrevocable prior written notice in the form attached hereto as Exhibit B (a "Notice of Borrowing") not later than noon (Charlotte time) (i) on the same Business Day as each Swingline Loan and each Base Rate Loan and (ii) at least three Business Days before each LIBOR Rate Loan, of its intention to borrow, specifying (A) the date of such borrowing, which shall be a Business Day, (B) the amount of such borrowing, which shall be in an aggregate principal amount of $1,000,000 or an integral multiple of $100,000 in excess thereof for Base Rate Loans, an aggregate principal amount of $2,500,000 or an integral multiple of $500,000 in excess thereof for LIBOR Rate Loans and an aggregate principal amount of $100,000 for Swingline Loans, (C) whether such Loan is to be a Revolving Credit Loan or a Swingline Loan, (D) in the case of a Revolving Credit Loan, whether the Loans are to be LIBOR Rate Loans or Base Rate Loans, and (E) in the case of a LIBOR Rate Loan, the duration of the Interest Period applicable thereto. Notices received after noon (Charlotte time) shall be deemed received on the next Business Day. The Administrative Agent shall promptly notify the Lenders of each Notice of Borrowing with respect to a Revolving Credit Loan.

         (b) Disbursement of Revolving Credit and Swingline Loans. Not later than 3:00 p.m. (Charlotte time) on the proposed borrowing date, (i) each Lender will make available to the Administrative Agent, for the account of the Borrowers, at the office of the Administrative Agent in funds immediately available to the Administrative Agent, such Lender's Commitment Percentage of the Revolving Credit Loans to be made on such borrowing date and (ii) the Swingline Lender will make available to the Administrative Agent, for the account of the Borrowers, at the office of the Administrative Agent in funds immediately available to the Administrative Agent, the Swingline Loans to be made to the Borrowers on such borrowing date. The Borrowers hereby irrevocably authorize the Administrative Agent to disburse the proceeds of each borrowing requested pursuant to this Section 2.3 in immediately available funds by crediting such proceeds to a deposit account of ShoLodge maintained with the Administrative Agent or by wire transfer to such account as may be agreed upon by ShoLodge and the Administrative Agent from time to time. Subject to Section
4.7 hereof, the Administrative Agent shall not be obligated to disburse the proceeds of any Revolving Credit Loan requested pursuant to this Section 2.3 to the extent that any Lender has not made available to the Administrative Agent its Commitment Percentage of such Loan. Revolving Credit Loans to be made for the purpose of refunding Swingline Loans shall be made by the Lenders as provided in Section 2.2(b) hereof.

         SECTION 2.4. Repayment of Loans.

         (a) Repayment. The Borrowers shall repay the outstanding principal amount of (i) all Revolving Credit Loans on the Revolving Termination Date, if not sooner repaid, and (ii) all Swingline Loans in accordance with Section 2.2(b), together, in each such case, with all accrued but unpaid interest thereon.

         (b) Mandatory Repayment of Excess Loans. If at any time the outstanding principal amount of all Loans plus the L/C Obligations exceeds the Aggregate Commitment, the Borrowers shall repay immediately upon notice from the Administrative Agent, by payment to the Administrative Agent for the account of the Lenders, Extensions of Credit in an amount equal to such excess with each such repayment applied first to the principal amount of outstanding Swingline Loans, second to the principal amount of outstanding Revolving Credit Loans, and third, with respect to any Letters of Credit then outstanding, a payment of cash collateral into a cash collateral account opened by the Borrowers with the Administrative Agent for the benefit of the Lenders. Such cash collateral shall be applied in accordance with Section

11.2(b). Each such repayment shall be accompanied by any amount required to be paid pursuant to Section 4.9 hereof.

         (c) Mandatory Repayment - Sale of Assets. If pursuant to Section 10.7(c) an amount equal to the Net Disposition Proceeds is not reinvested into comparable replacement assets by any Borrower or any of its Subsidiaries within twelve (12) months of the applicable Disposition then within five (5) days after the passage of said twelve (12) month period, the Borrowers shall immediately repay to the Administrative Agent for the account of the Lenders, Extensions of Credit in an amount equal to such Net Disposition Proceeds not so reinvested. Each such repayment shall be applied first to the principal amount of outstanding Swingline Loans, second to the principal amount of outstanding Revolving Credit Loans, and third, with respect to any Letters of Credit then outstanding, a payment of cash collateral into a cash collateral account opened by the Borrowers with the Administrative Agent for the benefit of the Lenders. Such cash collateral shall be applied in accordance with Section 11.2(b). Each such repayment shall be accompanied by any amount required to be paid pursuant to Section 4.9 hereof.

         (d) Optional Repayments. The Borrowers may at any time and from time to time repay the Revolving Credit Loans, in whole or in part, without premium or penalty (except as provided in this Agreement, including without limitation
Section 2.4(e)), by providing notice to the Administrative Agent no later than noon (Charlotte Time) upon at least three (3) Business Days prior to such repayment with respect to LIBOR Rate Loans and on the same Business Day as such repayment with respect to Base Rate Loans, in the form attached hereto as Exhibit C (a "Notice of Prepayment") specifying the date and amount of repayment and whether the repayment is of LIBOR Rate Loans, Base Rate Loans or a combination thereof, and, if of a combination thereof, the amount allocable to each. Upon receipt of such notice, the Administrative Agent shall promptly notify each Lender. If any such notice is given, the amount specified in such notice shall be due and payable on the date set forth in such notice. Partial repayments with respect to Base Rate Loans shall be in an aggregate amount of $1,000,000 or a whole multiple of $100,000 in excess thereof. Partial repayments with respect to LIBOR Rate Loans shall be in an aggregate amount of $2,500,000 or a whole multiple of $500,000 in excess thereof. Each such repayment shall be accompanied by any amount required to be paid pursuant to Section 4.9 hereof.

         (e) Limitation on Repayment of LIBOR Rate Loans. Notwithstanding the provisions of Section 2.4(d), any LIBOR Rate Loan may not be repaid on any day other than on the last day of the Interest Period applicable thereto unless such repayment is accompanied by an amount required to be paid pursuant to Section
4.9 hereof.

         SECTION 2.5. Notes.

         (a) Revolving Credit Notes. Each Lender's Revolving Credit Loans and the obligation of the Borrowers to repay such Revolving Credit Loans shall be evidenced by a Revolving Credit Note executed by the Borrowers payable to the order of such Lender representing the Borrowers' joint and several obligation to pay such Lender's Commitment or, if less, the aggregate unpaid principal amount of all Revolving Credit Loans made and to be made by such Lender to the Borrowers hereunder, plus interest and all other fees, charges and other amounts due thereon. Each Revolving Credit Note shall be dated the date hereof and shall bear interest on the unpaid principal amount thereof at the applicable interest rate per annum specified in Section 4.1.

         (b) Swingline Notes. The Swingline Loans and the obligation of the Borrowers to repay such Swingline Loans shall be evidenced by a Swingline Note executed by the Borrowers payable to the order of the Swingline Lender representing the Borrowers' joint and several obligation to pay the Swingline Lender's Swingline Commitment or, if less, the aggregate unpaid principal amount of all Swingline Loans made by the Swingline Lender to the Borrowers hereunder, plus interest on such principal amounts and all other fees, charges and other amounts due thereon. The Swingline Note shall be dated the date hereof and shall bear interest on the unpaid principal amount thereof at the applicable interest rate per annum specified in Section 4.1.

         SECTION 2.6. Permanent Reduction of the Aggregate Commitment.

         (a) The Borrowers shall have the right at any time and from time to time, upon at least five (5) Business Days prior written notice to the Administrative Agent, to permanently reduce, in whole at any time or in part from time to time, without premium or penalty, the Aggregate Commitment in an aggregate principal amount not less than $2,500,000 or any whole multiple of $1,000,000 in excess thereof.

         (b) Each permanent reduction permitted pursuant to this Section 2.6 shall be accompanied by a payment of principal (and with respect to L/C Obligations, furnishing of cash collateral) sufficient to reduce the aggregate outstanding Extensions of Credit of the Lenders after such reduction to the Aggregate Commitment as so reduced. Any reduction of the Aggregate Commitment to zero shall be accompanied by payment of all outstanding Obligations (and furnishing of cash collateral satisfactory to the Administrative Agent for all L/C Obligations) and, if such reduction is permanent, termination of the Commitments and Credit Facility. Such cash collateral shall be applied in accordance with Section 11.2(b). If the reduction of the Aggregate Commitment requires the repayment of any LIBOR Rate Loan, such reduc-tion may be made only on the last day of the then current Interest Period applicable thereto unless such repayment is accompanied by any amount required to be paid pursuant to Section 4.9 hereof.

         SECTION 2.7. Revolving Termination Date. The Credit Facility (subject to Section 2.2(a) with respect to Swingline Loans) shall terminate on the earliest of (a) April 29 2000, (b) the date of termination by the Borrowers pursuant to Section 2.6(a), and (c) the date of termination by the Administrative Agent on behalf of the Lenders pursuant to Section 11.2(a)

         SECTION 2.8. Use of Proceeds. The Borrowers shall use the proceeds of the Loans (a) to refinance certain existing indebtedness including the Refinanced Debt and (b) for working capital and general corporate requirements of ShoLodge and its Subsidiaries, including the payment of certain fees and expenses incurred in connection with the transactions contemplated hereby.

         SECTION 2.9. Joint and Several Liability. The Obligations of the Borrowers under this Agreement and the Notes shall be joint and several.


         SECTION 2.10. Agreements for Contribution.

         (a) To the extent any Borrower is required, by reason of its Obligations hereunder, to pay to the Administrative Agent and the Lenders an amount greater than the amount of Extensions of Credit actually made available to or for the direct benefit of such Borrower, such Borrower shall have an enforceable right of contribution against the remaining Borrowers, and the remaining Borrowers shall be jointly and severally liable, for repayment of the full amount of such excess payment. Subject only to the subordination provided in the following subsection (d), such Borrower further shall be subrogated to any and all rights of the Administrative Agent and the Lenders against the remaining Borrowers to the extent of such excess payment.

         (b) To the extent that any Borrower would, but for the operation of this Section 2.10 and by reason of its Obligations hereunder or its obligations to other Subsidiaries under this Section 2.10, be rendered insolvent for any purpose under Applicable Law, each of the Borrowers hereby agrees to indemnify such Borrower and commits to make a contribution to such Borrower's capital in an amount at least equal to the amount necessary to prevent such Borrower from having been rendered insolvent by reason of the incurring of any such obligations.

         (c) To the extent that any Borrower would, but for the operation of this Section 2.10, be rendered insolvent under any Applicable Law by reason of its incurring of obligations to any other Borrower under the foregoing subsections (a) and (b) above, such Borrower shall, in turn, have rights of contribution and indemnity, to the full extent provided in the foregoing subsections (a) and (b) above, against the remaining Borrowers, such that all Obligations of all of the Borrowers hereunder and under this Section 2.10 shall be allocated in a manner such that no Borrower shall be rendered insolvent for any purpose under Applicable Law by reason of its incurring of such obligations.

          (d) The rights of any Borrower to contribution, subrogation and indemnity under this Section 2.10 or under Applicable Law shall in all events and all respects be subject and subordinate to the rights of the Administrative Agent and the Lenders under this Agreement and subject to the prior full, final and indefeasible payment to the Administrative Agent and the Lenders of all Obligations and no such right may be exercised until all of such Obligations have been fully, finally and indefeasibly paid and such payments are in no event subject to avoidance under Title 11 of the United States Code or any other Applicable Law.

                                   ARTICLE III

                            LETTER OF CREDIT FACILITY

         SECTION 3.1. L/C Commitment. Subject to the terms and conditions hereof, the Issuing Lender, in reliance on the agreements of the other Lenders set forth in Section 3.4(a), agrees to issue standby letters of credit ("Letters of Credit") for the account of the Borrowers on any Business Day from the Closing Date through but not including the Revolving Termination Date in such form as may be approved from time to time by the Issuing Lender; provided, that the Issuing Lender shall not issue any Letter of Credit if, after giving effect to such issuance, (a) the L/C Obligations would exceed the L/C Commitment or (b) the Available Commitment of any Lender would be less than zero. Each Letter of Credit shall (i) be denominated in Dollars in a minimum amount of $250,000, (ii) be a standby letter of credit issued to support obligations of the Borrowers, contingent or otherwise, incurred in the ordinary course of business, (iii) expire on a date satisfactory to the Issuing Lender, which date shall be no later than the Revolving Termination Date and (iv) be subject to the Uniform Customs and, to the extent not inconsistent therewith, the laws of the State of North Carolina. The Issuing Lender shall not at any time be obligated to issue any Letter of Credit hereunder if such issuance would conflict with, or cause the Issuing Lender or any L/C Participant to exceed any limits imposed by, any Applicable Law. References herein to "issue" and derivations thereof with respect to Letters of Credit shall also include extensions or modifications of any existing Letters of Credit, unless the context otherwise requires, but shall exclude all existing letters of credit relating to existing industrial revenue bonds of ShoLodge and its Subsidiaries.

         SECTION 3.2. Procedure for Issuance of Letters of Credit. The Borrowers may from time to time request that the Issuing Lender issue a Letter of Credit by delivering to the Issuing Lender at the Administrative Agent's Office an Application therefor, completed to the satisfaction of the Issuing Lender, and such other certificates, documents and other papers and information as the Issuing Lender may request. Upon receipt of any Application, the Issuing Lender shall process such Applica tion and the certificates, documents and other papers and information delivered to it in connection therewith in accordance with its customary procedures and shall, subject to Section 3.1 and Article V hereof, promptly issue the Letter of Credit requested thereby (but in no event shall the Issuing Lender be required to issue any Letter of Credit earlier than three Business Days after its receipt of the Application therefor and all such other certificates, documents and other papers and information relating thereto) by issuing the original of such Letter of Credit to the beneficiary thereof or as otherwise may be agreed by the Issuing Lender and the Borrowers. The Issuing Lender shall furnish to the Borrowers a copy of such Letter of Credit and furnish to each Lender a copy of such Letter of Credit and the amount of each Lender's participation therein pursuant to Section 3.4(a), all promptly following the issuance of such Letter of Credit.

         SECTION 3.3. Commissions and Other Charges.

         (a) The Borrowers shall pay to the Administrative Agent, for the account of the Issuing Lender and the L/C Participants, a letter of credit commission with respect to each Letter of Credit in an amount equal to the product of (i) a per annum fee equal to the Applicable Margin in effect with respect to LIBOR Rate Loans as set forth in Section 4.1(c) and (ii) the face amount of such Letter of Credit. Such commission shall be payable quarterly in arrears on the last Business Day of each calendar quarter and on the Revolving Termination Date during the period that any Letter of Credit is outstanding hereunder. The Administrative Agent shall, promptly following its receipt thereof, distribute to the Issuing Lender and L/C Participants all commissions received by the Administrative Agent in accordance with their respective Commitment Percentages.

         (b) The Borrowers shall pay to the Administrative Agent, for the account of the Issuing Lender a non-refundable fronting fee with respect to each Letter of Credit in an amount equal to the product of (i) 0.125% (on a per annum basis) and (ii) the face amount of such Letter of Credit. Such fee shall be payable quarterly in arrears on the last Business Day of each calendar quarter and on the Revolving Termination Date during the period that any Letter of Credit is outstanding hereunder.

         (c) In addition to the foregoing commissions and fees, the Borrowers shall pay or reimburse the Issuing Lender for such normal and customary costs and expenses as are incurred or charged by the Issuing Lender in issuing, effecting payment under, transferring, amending or otherwise administering any Letter of Credit.

         SECTION 3.4. L/C Participations.

         (a) The Issuing Lender irrevocably agrees to grant and hereby grants to each L/C Participant, and, to induce the Issuing Lender to issue Letters of Credit hereunder, each L/C Participant irrevocably agrees to accept and purchase and hereby accepts and purchases from the Issuing Lender, on the terms and conditions hereinafter stated, for such L/C Participant's own account and risk an undivided interest equal to such L/C Participant's Commitment Percentage in the Issuing Lender's obligations and rights under each Letter of Credit issued hereunder and the amount of each draft paid by the Issuing Lender thereunder. Each L/C Participant unconditionally and irrevocably agrees with the Issuing Lender that, if a draft is paid under any Letter of Credit for which the Issuing Lender is not reimbursed in full by the Borrowers in accordance with the terms of this Agreement, such L/C Participant shall pay to the Issuing Lender upon demand at the Issuing Lender's address for notices specified herein an amount equal to such L/C Participant's Commitment Percentage of the amount of such draft, or any part thereof, which is not so reimbursed.

         (b) Upon becoming aware of any amount required to be paid by any L/C Participant to the Issuing Lender pursuant to Section 3.4(a) in respect of any unreimbursed portion of any payment made by the Issuing Lender under any Letter of Credit, the Issuing Lender shall notify each L/C Participant of the amount and due date of such required payment and such L/C Participant shall pay to the Issuing Lender the amount specified on the applicable due date. If any such amount is paid to the Issuing Lender after the date such payment is due, such L/C Participant shall pay to the Issuing Lender on demand, in addition to such amount, the product of (i) such amount, times (ii) the daily average Federal Funds Rate as determined by the Administrative Agent during the period from and including the date such payment is due to the date on which such payment is immediately available to the Issuing Lender, times (iii) a fraction the numerator of which is the number of days that elapse during such period and the denominator of which is 360. A certificate of the Issuing Lender with respect to any amounts owing under this Section shall be conclusive in the absence of manifest error. With respect to payment to the Issuing Lender of the unreimbursed amounts described in this Section 3.4(b), if the L/C Participants receive notice that any such payment is due (A) prior to 1:00 p.m. (Charlotte time) on any Business Day, such payment shall be due that Business Day, and (B) after 1:00 p.m. (Charlotte time) on any Business Day, such payment shall be due on the following Business Day.

         (c) Whenever, at any time after the Issuing Lender has made payment under any Letter of Credit and has received from any L/C Participant its Commitment Percentage of such payment in accordance with this Section 3.4, the Issuing Lender receives any payment related to such Letter of Credit (whether directly from the Borrowers or otherwise, or any payment of interest on account thereof, the Issuing Lender will distribute to such L/C Partici pant its pro rata share thereof; provided, that in the event that any such payment received by the Issuing Lender shall be required to be returned by the Issuing Lender, such L/C Participant shall return to the Issuing Lender the portion thereof previously distributed by the Issuing Lender to it.

         SECTION 3.5. Reimbursement Obligation of the Borrowers. The Borrowers agree to reimburse the Issuing Lender on each date on which the Issuing Lender notifies the Borrowers of the date and amount of a draft paid under any Letter of Credit for the amount of (a) such draft so paid and (b) any taxes, fees, charges or other costs or expenses incurred by the Issuing Lender in connection with such payment. Each such payment shall be made to the Issuing Lender at its address for notices specified herein in lawful money of the United States and in immediately available funds. Interest shall be payable on any and all amounts remaining unpaid by the Borrowers under this Article III from the date such amounts become payable (whether at stated maturity, by acceleration or otherwise) until payment in full at the rate which would be payable on any outstanding Base Rate Loans which were then overdue. If the Borrowers fail to timely reimburse the Issuing Lender on the date the Borrowers receive the notice referred to in this Section 3.5, the Borrowers shall be deemed to have timely given a Notice of Borrowing hereunder to the Administrative Agent requesting the Lenders to make a Base Rate Loan on such date in an amount equal to the amount of such drawing and, subject to the satisfaction or waiver of the conditions precedent specified in Article V, the Lenders shall make Base Rate Loans in such amount, the proceeds of which shall be applied to reimburse the Issuing Lender for the amount of the related drawing and costs and expenses.

         SECTION 3.6. Obligations Absolute. The Borrowers' obligations under this Article III (including without limitation the Reimbursement Obligation) shall be absolute and unconditional under any and all circumstances and irrespective of any set-off, counterclaim or defense to payment which any Borrower may have or have had against the Issuing Lender or any beneficiary of a Letter of Credit. The Borrowers also agree with the Issuing Lender that the Issuing Lender shall not be responsible for, and the Borrowers' Reimbursement Obligation under Section 3.5 shall not be affected by the validity or genuineness of documents or of any endorsements thereon, even though such documents shall in fact prove to be invalid, fraudulent or forged, or any dispute between or among any Borrower and any beneficiary of any Letter of Credit or any other party to which such Letter of Credit may be transferred or any claims whatsoever of any Borrower against any beneficiary of such Letter of Credit or any such transferee. The Issuing Lender shall not be liable for any error, omission, interruption or delay in transmission, dispatch or delivery of any message or advice, however transmitted, in connection with any Letter of Credit, except for errors or omissions caused by the Issuing Lender's gross negligence or willful misconduct. The Borrowers agree that any action taken or omitted by the Issuing Lender under or in connection with any Letter of Credit or the related drafts or documents, if done in the absence of gross negligence or willful misconduct and in accordance with the standards of care specified in the Uniform Customs and, to the extent not inconsistent therewith, the UCC shall be binding on the Borrowers and shall not result in any liability of the Issuing Lender to the Borrowers. The responsibility of the Issuing Lender to the Borrowers in connection with any draft presented for payment under any Letter of Credit shall, in addition to any payment obligation expressly provided for in such Letter of Credit, be limited to determining that the documents (including each draft) delivered under such Letter of Credit in connection with such presentment are in conformity with such Letter of Credit.

         SECTION 3.7. Effect of Application. To the extent that any provision of any Application related to any Letter of Credit is inconsistent with the provisions of this Article III, the provisions of this Article III shall apply.


                                   ARTICLE IV

                             GENERAL LOAN PROVISIONS


         SECTION 4.1. Interest.

         (a) Interest Rate Options. Subject to the provisions of this Section 4.1, at the election of the Borrowers, the aggregate principal balance of the Revolving Credit Notes or any portion thereof shall bear interest at the Base Rate or the LIBOR Rate plus, in each case, the Applicable Margin as set forth below; provided that the LIBOR Rate shall not be available until three (3) Business Days after the Closing Date. The Borrowers shall select the rate of interest and Interest Period, if any, applicable to any Loan at the time a Notice of Borrowing is given pursuant to Section 2.3 or at the time a Notice of Conversion/Continuation is given pursuant to Section 4.2. Each Loan or portion thereof bearing interest based on the Base Rate shall be a "Base Rate Loan" and each Loan or portion thereof bearing interest based on the LIBOR Rate shall be a "LIBOR Rate Loan." Any Swingline Loan shall bear interest at the Base Rate. Any

Loan or any portion thereof as to which the Borrowers have not duly specified an interest rate as provided herein shall be deemed a Base Rate Loan.

         (b) Interest Periods. In connection with each LIBOR Rate Loan, the Borrowers, by giving notice at the times described in Section 4.1(a), shall elect an interest period (each, an "Interest Period") to be applicable to such Loan, which Interest Period shall be a period of one (1), two (2), three (3) or six (6) months; provided that:

              (i) the Interest Period shall commence on the date of advance of or conversion to any LIBOR Rate Loan and, in the case of immediately successive Interest Periods, each successive Interest Period shall commence on the date on which the next preceding Interest Period expires;

             (ii) if any Interest Period would otherwise expire on a day that is not a Business Day, such Interest Period shall expire on the next succeeding Business Day; provided, that if any Interest Period with respect to a LIBOR Rate Loan would otherwise expire on a day that is not a Business Day but is a day of the month after which no further Business Day occurs in such month, such Interest Period shall expire on the next preceding Business Day;

            (iii) any Interest Period with respect to a LIBOR Rate Loan that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the relevant calendar month at the end of such Interest Period;

             (iv) no Interest Period shall extend beyond the Revolving Termination Date; and

              (v) there shall be no more than five (5) Interest Periods outstanding at any time.

         (c) Applicable Margin. The Applicable Margin provided for in Section 4.1(a) with respect to the Loans (the "Applicable Margin") shall be (i) during the period from the Closing Date through and including the date which is five
(5) Business Days following receipt by the Administrative Agent of the financial statements and Officer's Compliance Certificate for the third fiscal quarter of 1997 required pursuant to Sections 7.1 and 7.2, respectively, 0.25% for Base Rate Loans and 2.00% for LIBOR Rate Loans and (ii) for each fiscal quarter thereafter, determined by reference to the Senior Leverage Ratio as of the end of the fiscal quarter immediately preceding the delivery of the applicable Officer's Compliance Certificate as follows:

                                                    Applicable Margin Per Annum
Tier              Senior Leverage Ratio             Base Rate +    LIBOR Rate +
----              ---------------------             -----------    ------------

I                 less than 1.50                      0.00%           1.75%

II                greater than or equal to
                  1.50 and less than 2.50             0.25%           2.00%

III               greater than or equal to
                  2.50 but less than 3.25             0.50%           2.25%

IV                greater than or equal to
                  3.25                                0.50%           2.50%

Except as otherwise provided in clause 4.1(c)(i) above, adjust ments, if any, in the Applicable Margin shall be made by the Administrative Agent on the tenth
(10th) Business Day after receipt by the Administrative Agent of quarterly financial statements for ShoLodge and its Subsidiaries and the accompanying Officer's Compliance Certificate setting forth the Senior Leverage Ratio of ShoLodge and its Subsidiaries as of the most recent fiscal quarter end. Subject to Section 4.1(d), in the event ShoLodge fails to deliver such financial statements and certificate within the time required by Sections 7.1 and 7.2 hereof (including the financial statements, and certificate to be delivered with regard to the third fiscal quarter of 1997), the Applicable Margin shall be the highest Applicable Margin set forth above until the tenth (10th) Business Day after delivery of such financial statements and certificate.

         (d) Default Rate. Upon the occurrence and during the continuance of an Event of Default, (i) the Borrowers shall no longer have the option to request LIBOR Rate Loans, (ii) all outstanding LIBOR Rate Loans shall bear interest at a rate per annum two percent (2%) in excess of the rate then applicable to LIBOR Rate Loans until the end of the applicable Interest Period and thereafter at a rate equal to two percent (2%) in excess of the rate then applicable to Base Rate Loans, and (iii) all outstanding Base Rate Loans shall bear interest at a rate per annum equal to two percent (2%) in excess of the rate then applicable to Base Rate Loans. Interest shall continue to accrue on the Notes after the filing by or against the Borrowers of any petition seeking any relief in bankruptcy or under any act or law pertaining to insolvency or debtor relief, whether state, federal or foreign.

         (e) Interest Payment and Computation. Interest on each Base Rate Loan shall be payable in arrears on the last Business Day of each calendar quarter commencing as of the last Business Day of the second calendar quarter of 1997; and interest on each LIBOR Rate

Loan shall be payable on the last day of each Interest Period applicable thereto, and if such Interest Period extends over three (3) months, at the end of each three (3) month interval during such Interest Period. Interest rates on each Base Rate Loan shall be computed on the basis of a 365-day year and assessed for the actual number of days elapsed. Interest rates on each LIBOR Rate Loan and all fees and commissions provided hereunder shall be computed on the basis of a 360-day year and assessed for the actual number of days elapsed.

         (f) Maximum Rate. In no contingency or event whatsoever shall the aggregate of all amounts deemed interest hereunder or under any of the Notes charged or collected pursuant to the terms of this Agreement or pursuant to any of the Notes exceed the highest rate permissible under any Applicable Law which a court of competent jurisdiction shall, in a final determination, deem applicable hereto. In the event that such a court determines that the Lenders have charged or received interest hereunder in excess of the highest applicable rate, the rate in effect hereunder shall automatically be reduced to the maximum rate permitted by Applicable Law and the Lenders shall at the Administrative Agent's option promptly refund to the Borrowers any interest received by Lenders in excess of the maximum lawful rate or shall apply such excess to the principal balance of the Obligations. It is the intent hereof that the Borrowers not pay or contract to pay, and that neither the Administrative Agent nor any Lender receive or contract to receive, directly or indirectly in any manner whatsoever, interest in excess of that which may be paid by the Borrowers under Applicable Law.

         SECTION 4.2. Notice and Manner of Conversion or Continuation of Loans. Provided that no Event of Default has occurred and is then continuing, the Borrowers shall have the option to (a) convert at any time all or any portion of its outstanding Base Rate Loans (other than Swingline Loans) in a principal amount equal to $2,500,000 or any whole multiple of $500,000 in excess thereof into one or more LIBOR Rate Loans; or (b) upon the expiration of any Interest Period, (i) convert all or any part of its outstanding LIBOR Rate Loans in a principal amount equal to $1,000,000 or a whole multiple of $100,000 in excess thereof into Base Rate Loans, or (ii) continue such LIBOR Rate Loans as LIBOR Rate Loans. Whenever the Borrowers desire to convert or continue Loans as provided above, ShoLodge, on behalf of the Borrowers, shall give the Administrative Agent irrevocable prior written notice in the form attached as Exhibit D (a "Notice of Conversion/ Continuation") not later than noon (Charlotte time) three (3) Business Days before the day on which a proposed conversion of a Base Rate Loan to a LIBOR Rate Loan or continuation of a LIBOR Rate Loan is to be effective and on the same Business Day on which a proposed conversion of a LIBOR Rate Loan to a Base Rate Loan is to be effective specifying (A) the Loans to be converted or continued, and, in the case of any LIBOR Rate Loan to be converted or continued, the last day of the Interest Period therefor, (B) the effective date of such conversion or continuation (which shall be a Business
Day), (C) the principal amount of such Loans to be converted or continued, and
(D) the Interest Period to be applicable to such converted or continued LIBOR Rate Loan. The Administrative Agent shall promptly notify the Lenders of such Notice of Conversion/Continuation.

         SECTION 4.3. Fees.

         (a) Commitment Fee. The Borrowers shall pay to the Administrative Agent, for the account of the Lenders, a non-refundable commitment fee on the average daily unused portion of the Aggregate Commitment at a rate per annum which shall be (i) during the period from the Closing Date through and including the date which is five (5) Business Days following receipt by the Administrative Agent of the financial statements and Officer's Compliance Certificate for the third fiscal quarter of 1997 required pursuant to Sections 7.1 and 7.2, 0.30% and (ii) for each fiscal quarter thereafter, determined by reference to the Senior Leverage Ratio as of the end of the fiscal quarter immediately preceding the delivery of the applicable Officer's Compliance Certificate, as follows:



Tier              Senior Leverage Ratio                  Commitment Fee
----              ---------------------                  --------------

I                 less than 1.50                         .20%

II                greater than or equal to
                  1.50 and less than 2.50                .30%


III               greater than or equal to
                  2.50 and less than 3.25                .40%

IV                greater than or equal to
                  3.25%                                  .50%

Except as otherwise provided in clause 4.3(a)(i) above, adjustments, if any, in the commitment fee shall be made by the Administrative Agent on the tenth
(10th) Business Day after receipt by the Administrative Agent of quarterly financial statements for ShoLodge and its Subsidiaries and the accompanying Officer's Compliance Certificate setting forth the Senior Leverage Ratio of ShoLodge and its Subsidiaries as of the most recent fiscal quarter end. Upon the occurrence and continuance of an Event of Default or in the event ShoLodge fails to deliver such financial statements and certificate within the time required by Sections 7.1 and 7.2 hereof (including the financial statements and certificate to be delivered with regard to the third fiscal quarter of 1997), the commitment fee shall be the highest commitment fee set forth above until the tenth (10th) Business Day after delivery of such financial statements and certificate. The commitment fee shall be payable in arrears on the last Business Day of each calendar quarter during the term of this Agreement commencing as of the last Business Day of the second calendar quarter of 1997, and on the Revolving Termination Date. Such commitment fee shall be distributed by the Administrative Agent to the Lenders pro rata in accordance with the Lenders' respective Commitment Percentages.

         (b) Upfront Fees. The Borrowers agree to pay to the Administrative Agent, for the ratable benefit of the Lenders, upfront fees in an amount of
 .125% of the Aggregate Commitment, said fees to be paid on or prior to the Closing Date.

         (c) Administrative Agent's and Other Fees. In order to compensate the Administrative Agent for structuring and syndicating the Loans and for its obligations hereunder, the Borrowers agree to pay to the Administrative Agent, for its account, the fees set forth in the separate fee letter agreement executed by ShoLodge, the Administrative Agent and First Union Capital Markets Corp. dated February 24, 1997.

         SECTION 4.4. Manner of Payment. Each payment by the Borrowers on account of the principal of or interest on the Loans or of any fee, commission or other amounts (including the Reimbursement Obligation) payable to the Lenders under this Agreement or any Note shall be made not later than 2:00 p.m. (Charlotte time) on the date specified for payment under this Agreement to the Administrative Agent at the Administrative Agent's Office for the account of the Lenders pro rata in accordance with their respective Commitment Percentages (other than as specifically set forth below), in Dollars, in immediately available funds and shall be made without any set-off, counterclaim or deduction whatsoever. Any payment received after such time but before 3:00 p.m.
(Charlotte time) on such day shall be deemed a payment on such date for the purposes of Section 11.1, but for all other purposes shall be deemed to have been made on the next succeeding Business Day. Any payment received after 3:00 p.m. (Charlotte time) shall be deemed to have been made on the next succeeding Business Day for all purposes. Upon receipt by the Administrative Agent of each such payment, the Administrative Agent shall distribute to each Lender at its address for notices set forth herein its pro rata share of such payment in accordance with this Section 4.4 and shall wire advice of the amount of such credit to each Lender. Each payment to the Administrative Agent of the Issuing Lender's fees or L/C Participants' commissions shall be made in like manner, but for the account of the Issuing Lender or the L/C Participants, as the case may be. Each payment to the Administrative Agent of Administrative Agent's fees or expenses shall be made for the account of the Administrative Agent and any amount payable to any Lender under

Sections 4.8, 4.9, 4.10, 4.11 or 13.2 shall be paid to the Administrative Agent for the account of the applicable Lender.

         SECTION 4.5. Crediting of Payments and Proceeds. In the event that the Borrowers shall fail to pay any of the Obligations when due and the Obligations have been accelerated pursuant to Section 11.2, all payments received by the Lenders upon the Notes and the other Obligations and all net proceeds from the enforcement of the Obligations shall be applied first to all expenses then due and payable by the Borrowers hereunder, then to all indemnity obligations then due and payable by the Borrowers hereunder, then to all Administrative Agent's and Issuing Lender's fees then due and payable, then to all commitment and other fees and commissions then due and payable, then to accrued and unpaid interest on the Swingline Note to the Swingline Lender, then to the principal amount outstanding under the Swingline Note to the Swingline Lender, then to accrued and unpaid interest on the Revolving Credit Notes, the Reimbursement Obligation and any termination payments due in respect of a Hedging Agreement with any Lender permitted pursuant to Section 10.1 (pro rata in accordance with all such amounts due), then to the principal amount of the Revolving Credit Notes and Reimbursement Obligation and then to the cash collateral account described in
Section 11.2(b) hereof to the extent of any L/C Obligations then outstanding, in that order.

         SECTION 4.6. Adjustments. If any Lender (a "Benefitted Lender") shall at any time receive any payment of all or part of its Extensions of Credit, or interest thereon, or if any Lender shall at any time receive any collateral in respect to its Extensions of Credit (whether voluntarily or involuntarily, by set-off or otherwise) in a greater proportion than any such payment to and collateral received by any other Lender, if any, in respect of such other Lender's Extensions of Credit, or interest thereon, such Benefitted Lender shall purchase for cash from the other Lenders such portion of each such other Lender's Extensions of Credit, or shall provide such other Lenders with the benefits of any such collateral, or the proceeds thereof, as shall be necessary to cause such Benefitted Lender to share the excess payment or benefits of such collateral or proceeds ratably with each of the Lenders; provided, that if all or any portion of such excess payment or benefits is thereafter recovered from such Benefitted Lender, such purchase shall be rescinded, and the purchase price and benefits returned to the extent of such recovery, but without interest. The Borrowers agree that each Lender so purchasing a portion of another Lender's Extensions of Credit may exercise all rights of payment (including, without limitation, rights of set-off) with respect to such portion as fully as if such Lender were the direct holder of such portion.

         SECTION 4.7. Nature of Obligations of Lenders Regarding Extensions of Credit; Assumption by the Administrative Agent. The obligations of the Lenders under this Agreement to make the Loans and issue or participate in Letters of Credit are several and are not joint or joint and several. Unless the Administrative Agent shall have received notice from a Lender prior to a proposed borrowing date that such Lender will not make available to the Administrative Agent such Lender's ratable portion of the amount to be borrowed on such date (which notice shall not release such Lender of its obligations hereunder), the Administrative Agent may assume that such Lender has made such portion available to the Administrative Agent on the proposed borrowing date in accordance with Section 2.3(b) and the Administrative Agent may, in reliance upon such assumption, make available to the Borrowers on such date a corresponding amount. If such amount is made available to the Administrative Agent on a date after such borrowing date, such Lender shall pay to the Administrative Agent on demand an amount, until paid, equal to the product of (a) the amount of such Lender's Commitment Percentage of such borrowing, times (b) the daily average Federal Funds Rate during such period as determined by the Administrative Agent, times (c) a fraction the numerator of which is the number of days that elapse from and including such borrowing date to the date on which such Lender's Commitment Percentage of such borrowing shall have become immediately available to the Administrative Agent and the denominator of which is 360. A certificate of the Administrative Agent with respect to any amounts owing under this Section shall be conclusive, absent manifest error. If such Lender's Commitment Percentage of such borrowing is not made available to the Administrative Agent by such Lender within three (3) Business Days of such borrowing date, the Administrative Agent shall be entitled to recover such amount made available by the Administrative Agent with interest thereon (without duplication) at the rate per annum applicable to Base Rate Loans hereunder, on demand, from the Borrowers. The failure of any Lender to make its Commitment Percentage of any Loan available shall not relieve it or any other Lender of its obligation, if any, hereunder to make its Commitment Percentage of such Loan available on such borrowing date, but no Lender shall be responsible for the failure of any other Lender to make its Commitment Percentage of such Loan available on the borrowing date.

         SECTION 4.8. Changed Circumstances.

         (a) Circumstances Affecting LIBOR Rate Availability. If with respect to any Interest Period the Administrative Agent or any Lender (after consultation with Administrative Agent) shall determine that, by reason of circumstances affecting the foreign exchange and interbank markets generally, deposits in eurodollars, in the applicable amounts are not being quoted via Telerate Page 3750 or offered to the Administrative Agent or such Lender for such Interest Period, then the Administrative Agent shall forthwith give notice thereof to the Borrowers. Thereafter, until the Administrative Agent notifies the Borrowers that such circumstances no longer exist, the obligation of the Lenders to make LIBOR Rate Loans and the right of the Borrowers to convert any Revolving Credit Loan to or continue any Revolving Credit Loan as a LIBOR Rate Loan shall be suspended, and the Borrowers shall repay in full (or cause to be repaid in full) the then outstanding principal amount of each such LIBOR Rate Loan together with accrued interest thereon, on the last day of the then current Interest Period applicable to such LIBOR Rate Loan or convert the then outstanding principal amount of each such LIBOR Rate Loan to a Base Rate Loan as of the last day of such Interest Period.

         (b) Laws Affecting LIBOR Rate Availability. If, after the date hereof, the introduction of, or any change in, any Applicable Law or any change in the interpretation or administration thereof by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender (or any of their respective Lending Offices) with any request or directive (whether or not having the force of law) of any such Governmental Authority, central bank or comparable agency, shall make it unlawful or impossible for any of the Lenders (or any of their respective Lending Offices) to honor its obligations hereunder to make or maintain any LIBOR Rate Loan, such Lender shall promptly give notice thereof to the Administrative Agent and the Administrative Agent shall promptly give notice to the Borrowers and the other Lenders. Thereafter, until the Administrative Agent notifies the Borrowers that such circumstances no longer exist, (i) the obligations of the Lenders to make LIBOR Rate Loans and the right of the Borrowers to convert any Revolving Credit Loan to or continue any Revolving Credit Loan as a LIBOR Rate Loan shall be suspended and thereafter the Borrowers may select only Base Rate Loans hereunder, and (ii) if any of the Lenders may not lawfully continue to maintain a LIBOR Rate Loan to the end of the then current Interest Period applicable thereto as a LIBOR Rate Loan, the applicable LIBOR Rate Loan shall immediately be converted to a Base Rate Loan for the remainder of such Interest Period.

         (c) Increased Costs. If, after the date hereof, the introduction of, or any change in, any Applicable Law, or in the interpretation or administration thereof by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any of the Lenders (or any of their respective Lending Offices) with any request or directive (whether or not having the force of law) of such Governmental Authority, central bank or comparable agency:

               (i) shall subject any of the Lenders (or any of their respective Lending Offices) to any tax, duty or other charge with respect to any Note, Letter of Credit or Application or shall change the basis of taxation of payments to any of the Lenders (or any of their respective Lending Offices) of the principal of or interest on any Note, Letter of Credit or Application or any other amounts due under this Agreement in respect thereof (except for changes in the rate of tax on the overall net income of any of the

Lenders or any of their respective Lending Offices imposed by the jurisdiction in which such Lender is organized or is or should be qualified to do business or such Lending Office is located); or

              (ii) shall impose, modify or deem applicable any reserve (including, without limitation, any imposed by the Board of Governors of the Federal Reserve System), special deposit, insurance or capital or similar requirement against assets of, deposits with or for the account of, or credit extended by any of the Lenders (or any of their respective Lending Offices) or shall impose on any of the Lenders (or any of their respective Lending Offices) or the foreign exchange and interbank markets any other condition affecting any Note;

and the result of any of the foregoing is to increase the costs to any of the Lenders of maintaining any LIBOR Rate Loan or issuing or participating in Letters of Credit or to reduce the yield or amount of any sum received or receivable by any of the Lenders under this Agreement or under the Notes in respect of a LIBOR Rate Loan or Letter of Credit or Application, then such Lender shall promptly notify the Administrative Agent, and the Administrative Agent shall promptly notify the Borrowers in writing of such fact and demand compensation therefor and, within fifteen (15) days after written such notice by the Administrative Agent, the Borrowers shall pay to such Lender such additional amount or amounts as will compensate such Lender or Lenders for such increased cost or reduction. The Administrative Agent will promptly notify the Borrowers of any event of which it has knowledge which will entitle such Lender to compensation pursuant to this Section 4.8(c); provided, that the Administrative Agent shall incur no liability whatsoever to the Lenders or the Borrowers in the event it fails to do so. The amount of such compensation shall be determined, in the applicable Lender's sole discretion, based upon the assumption that such Lender funded its Commitment Percentage of the LIBOR Rate Loans in the London interbank market, and using any reasonable attribution or averaging methods which such Lender deems appropriate and practical. A certificate of such Lender setting forth the basis for determining such amount or amounts necessary to compensate such Lender shall be forwarded to the Borrowers through the Administrative Agent and shall be conclusively presumed to be correct save for manifest error.

         SECTION 4.9. Indemnity. The Borrowers hereby indemnify each of the Lenders against any loss or expense which may arise or be attributable to each Lender's obtaining, liquidating or employing deposits or other funds acquired to effect, fund or maintain any Loan (a) as a consequence of any failure by the Borrowers to make any payment when due of any amount due hereunder in connection with a LIBOR Rate Loan, (b) due to any failure of the Borrowers to borrow on a date specified therefor in a Notice of Borrowing or Notice of Conversion/Continuation or (c) due to any payment, prepayment or conversion of any LIBOR Rate Loan on a date other than the last day of the Interest Period therefor. The amount of such loss or expense shall be determined, in the applicable Lender's sole discretion, based upon the assumption that such Lender funded its Commitment Percentage of the LIBOR Rate Loans in the London interbank market, and using any reasonable attribution or averaging methods which such Lender deems appropriate and practical. A certificate of such Lender setting forth the basis for determining such amount or amounts necessary to compensate such Lender shall be forwarded to the Borrowers through the Administrative Agent and shall be conclusively presumed to be correct save for manifest error.

         SECTION 4.10. Capital Requirements. If either (a) the introduction of, or any change in, or in the interpretation of, any Applicable Law or (b) compliance with any guideline or request from any central bank or comparable agency or other Governmental Authority (whether or not having the force of law), has or would have the effect of reducing the rate of return on the capital of, or has affected or would affect the amount of capital required to be maintained by, any Lender or any corporation controlling such Lender as a consequence of, or with reference to the Commitments and other commitments of this type, below the rate which the Lender or such other corporation could have achieved but for such introduction, change or compliance, then within five (5) Business Days after written demand by any such Lender, the Borrowers shall pay to such Lender from time to time as specified by such Lender additional amounts sufficient to compensate such Lender or other corporation for such reduction. A certificate as to such amounts submitted to the Borrowers and the Administrative Agent by such Lender, shall, in the absence of manifest error, be presumed to be correct and binding for all purposes.

         SECTION 4.11. Taxes.

         (a) Payments Free and Clear. Any and all payments by the Borrowers hereunder or under the Notes or the Letters of Credit shall be made free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholding, and all liabilities with respect thereto excluding, (i) in the case of each Lender and the Administrative Agent, income and franchise taxes imposed by the jurisdiction under the laws of which such Lender or the Administrative Agent (as the case may be) is organized or is or should be qualified to do business or any political subdivision thereof and
(ii) in the case of each Lender, income and franchise taxes imposed by the jurisdiction of such Lender's Lending Office or any political subdivision thereof (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as "Taxes"). If the Borrowers shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder or under any Note or Letter of Credit to any Lender or the Administrative Agent, (A) the sum payable shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 4.11) such Lender or the Administrative Agent (as the case may be) receives an amount equal to the amount such party would have received had no such deductions been made, (B) the Borrowers shall make such deductions, (C) the Borrowers shall pay the full amount deducted to the relevant taxing authority or other authority in accordance with Applicable Law, and (D) the Borrowers shall deliver to the Administrative Agent evidence of such payment to the relevant taxing authority or other authority in the manner provided in Section 4.11(d).

         (b) Stamp and Other Taxes. In addition, the Borrowers shall pay any present or future stamp, registration, recordation or documentary taxes or any other similar fees or charges or excise or property taxes, levies of the United States or any state or political subdivision thereof or any applicable foreign jurisdiction which arise from any payment made hereunder or from the execution, delivery or registration of, or otherwise with respect to, this Agreement, the Loans, the Letters of Credit, the other Loan Documents, or the perfection of any rights or security interest in respect thereto (hereinafter referred to as "Other Taxes").

         (c) Indemnity. The Borrowers shall indemnify each Lender and the Administrative Agent for the full amount of Taxes and Other Taxes (including, without limitation, any Taxes and Other Taxes imposed by any jurisdiction on amounts payable under this Section 4.11) paid by such Lender or the Administrative Agent (as the case may be) and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted. Such indemnification shall be made within thirty (30) days from the date such Lender or the Administrative Agent (as the case may be) makes written demand therefor.

         (d) Evidence of Payment. Within thirty (30) days after the date of any payment of Taxes or Other Taxes, the Borrowers shall furnish to the Administrative Agent, at its address referred to in Section 13.1, the original or a certified copy of a receipt evidencing payment thereof or other evidence of payment satisfactory to the Administrative Agent.

         (e) Delivery of Tax Forms. Each Lender organized under the laws of a jurisdiction other than the United States or any state thereof shall deliver to the Borrowers, with a copy to the Administrative Agent, on the Closing Date or concurrently with the delivery of the relevant Assignment and Acceptance, as applicable, (i) two United States Internal Revenue Service Forms 4224 or Forms 1001, as applicable (or successor forms) properly completed and certifying in each case that such Lender is entitled to a complete exemption from withholding or deduction for or on account of any

United States federal income taxes, and (ii) an Internal Revenue Service Form W-8 or W-9 or successor applicable form, as the case may be, to establish an exemption from United States backup withholding taxes. Each such Lender further agrees to deliver to the Borrowers, with a copy to the Administrative Agent, a Form 1001 or 4224 and Form W-8 or W-9, or successor applicable forms or manner of certification, as the case may be, on or before the date that any such form expires or becomes obsolete or after the occurrence of any event requiring a change in the most recent form previously delivered by it to the Borrowers, certifying in the case of a Form 1001 or 4224 that such Lender is entitled to receive payments under this Agreement without deduction or withholding of any United States federal income taxes (unless in any such case an event (including without limitation any change in treaty, law or regulation) has occurred prior to the date on which any such delivery would otherwise be required which renders such forms inapplicable or the exemption to which such forms relate unavailable and such Lender notifies the Borrowers and the Administrative Agent that it is not entitled to receive payments without deduction or withholding of United States federal income taxes) and, in the case of a Form W-8 or W-9, establishing an exemption from United States backup withholding tax.

         (f) Survival. Without prejudice to the survival of any other agreement of the Borrowers hereunder, the agreements and obligations of the Borrowers contained in this Section 4.11 shall survive the payment in full of the Obligations and the termination of the Commitments.


                                    ARTICLE V

                  CLOSING; CONDITIONS OF CLOSING AND BORROWING

         SECTION 5.1. Closing. The closing shall take place at the offices of Kennedy Covington Lobdell & Hickman, L.L.P., 100 North Tryon Street, Charlotte, North Carolina at 10:00 a.m. on April __, 1997, or on such other date or at such other location as the parties hereto shall mutually agree.

         SECTION 5.2. Conditions to Closing and Initial Extensions of Credit. The obligation of the Lenders to close this Agreement and to make the initial Loan or issue the initial Letter of Credit is subject to the satisfaction of each of the following conditions:

         (a) Executed Loan Documents. The following Loan Documents, in form and substance satisfactory to the Administrative Agent and each Lender:

             (i)      this Agreement;

             (ii)     the Revolving Credit Notes; and

             (iii)   the Swingline Note;

shall have been duly authorized, executed and delivered by the parties thereto, shall be in full force and effect and no default shall exist thereunder, and the Borrowers shall have delivered original counterparts thereof to the Administrative Agent.

         (b)   Closing Certificates; etc.

              (i) Officer's Certificate of the Borrowers. The Administrative Agent shall have received a certificate from the chief executive officer, the chief financial officer or the treasurer of ShoLodge, on behalf of the Borrowers, in form and substance satisfactory to the Administrative Agent, to the effect that all representations and warranties of the Borrowers contained in this Agreement and the other Loan Documents are true, correct and complete; that the Borrowers are not in violation of any of the covenants contained in this Agreement and the other Loan Documents; that, after giving effect to the transactions contemplated by this Agreement, no Default or Event of Default has occurred and is continuing (including, without limitation, any cross default as described in Sections 11.1(g) and (h)); and that the Borrowers have satisfied each of the closing conditions.

             (ii) Certificate of Secretary of the Borrowers. The Administrative Agent shall have received a certificate of the secretary or assistant secretary of each of the corporate Borrowers (or of the secretary or assistant secretary of the authorized general partner or the individual authorized general partner of each of the partnership Borrowers) certifying that attached thereto is a true and complete copy of the articles of incorporation (or with respect to partnership Borrowers, certificate of partnership) of such Borrower and all amendments thereto, certified as of a recent date by the appropriate Governmental Authority in its jurisdiction of formation; that attached thereto is a true and complete copy of the bylaws (or with respect to partnership Borrowers, partnership agreement) of such Borrower as in effect on the date of such certification; that attached thereto is a true and complete copy of resolutions duly adopted by the Board of Directors of such Borrower (or with respect to partnership Borrowers, the Board of Directors of the authorized general partner or such other authorized representative) authorizing the borrowings contemplated hereunder and the execution, delivery and performance of this Agreement and the other Loan Documents to which it is a party; and as to the incumbency and genuineness of the signature of each officer of such Borrower executing Loan Documents to which it is a party.

            (iii) Certificates of Good Standing. The Administrative Agent shall have received long-form certificates as of a recent date of the good standing of ShoLodge and each of the corporate Borrowers (or with respect to partnership Borrowers, the authorized general partner) under the laws of its jurisdiction of organization and each other jurisdiction where such Borrower is qualified to do business, and, to the extent available in the normal course in the applicable jurisdictions, a certificate of the relevant taxing authorities of such jurisdictions certifying that such Person has filed required tax returns and owes no material amount of delinquent taxes.

             (iv) Opinions of Counsel. The Administrative Agent shall have received favorable opinions of counsel to the Borrowers addressed to the Administrative Agent and the Lenders with respect to the Borrowers, the Loan Documents and such other matters as the Lenders shall request.

              (v) Tax Forms. The Administrative Agent shall have received copies of the United States Internal Revenue Service forms required by Section 4.11(e) hereof.

         (c)  Consents; Defaults.

              (i) Governmental and Third Party Approvals. All necessary approvals, authorizations and consents, if any be required, of any Person and of all Governmental Authorities and courts having jurisdiction with respect to the transactions contemplated by this Agreement and the other Loan Documents shall have been obtained.

             (ii) Permits and Licenses. All permits and licenses, including permits and licenses required under Applicable Laws, necessary to the conduct of business by each Borrower and its Subsidiaries, shall have been obtained.


            (iii) No Injunction, Etc. No action, proceeding, investigation, regulation or legislation shall have been instituted, threatened or proposed before any Governmental Authority to enjoin, restrain, or prohibit, or to obtain substantial damages in respect of, or which is related to or arises out of this Agreement or the other Loan Documents or the consummation of the transactions contemplated hereby or thereby, or which, in the Administrative Agent's discretion, would make it inadvisable to consummate the transactions contemplated by this Agreement and such other Loan Documents.

             (iv) No Material Adverse Change. There shall not have occurred any material adverse change in the properties, business, operations, prospects or condition (financial or otherwise) of any Borrower and its Subsidiaries, or any event or condition that could reasonably be expected to have a Material Adverse Effect.

            (v) No Event of Default. No Default or Event of Default shall have occurred and be continuing.

         (d)  Financial Matters.

               (i) Financial Statements. The Administrative Agent shall have received recent annual and interim financial statements of ShoLodge and its Subsidiaries and such other financial information with respect to ShoLodge and its Subsidiaries as may be reasonably requested by the Administrative Agent, all in form and substance satisfactory to the Administrative Agent.

             (ii) Financial Condition Certificate. ShoLodge, on behalf of the Borrowers, shall have delivered to the Administrative Agent a certificate, in form and substance satisfactory to the Administrative Agent, and certified as accurate by the chief executive officer, the chief financial officer or the treasurer of ShoLodge, that (A) the Borrowers and each of their respective Subsidiaries are Solvent taking into consideration the provisions of Section
2.10 hereof, (B) the Borrowers' payables are current and not past due (unless being contested by the Borrowers diligently and in good faith), (C) attached thereto is a pro forma balance sheet of ShoLodge and its Subsidiaries setting forth on a pro forma basis the financial condition of ShoLodge and its Subsidiaries on a Consolidated basis as of the Closing Date, reflecting on a pro forma basis the effect of the transactions contemplated herein, including all fees and expenses in connection therewith, and evidencing compliance on a pro forma basis with the covenants contained in Articles IX and X hereof and (D) attached thereto are the financial projections previously delivered to the Administrative Agent representing the good faith opinions of ShoLodge and senior management thereof as to the projected results contained therein.

            (iii) Payment at Closing; Fee Letters. There shall have been paid by the Borrowers to the Administrative Agent and the Lenders the fees set forth or referenced in Section 4.3 and any other accrued and unpaid fees or commissions due hereunder (including, without limitation, legal fees and expenses), and to any other Person such amount as may be due thereto in connection with the transactions contemplated hereby, including all taxes, fees and other charges in connection with the execution, delivery, recording, filing and registration of any of the Loan Documents. The Administrative Agent shall have received duly authorized and executed copies of the fee letter agreement referred to in Section 4.3(b).

         (e)  Miscellaneous.

              (i) Notice of Borrowing. The Administrative Agent shall have received a Notice of Borrowing from ShoLodge, on behalf of the Borrowers, in accordance with Section 2.3(a), and a written notice in the form attached hereto as Exhibit G (a "Notice of Account Designation") specifying the account or accounts to which the proceeds of any Loans made after the Closing Date are to be disbursed.

             (ii) Proceedings and Documents. All opinions, certificates and other instruments and all proceedings in connection with the transactions contemplated by this Agreement shall be satisfactory in form and substance to the Lenders. The Lenders shall have received copies of all other instruments and other evidence as the Lenders may reasonably request, in form and substance satisfactory to the Lenders, with respect to the transactions contemplated by this Agreement and the taking of all actions in connection therewith.

            (iii) Due Diligence and Other Documents. The Borrowers shall have delivered or made available to the Administrative Agent such other documents, certificates and opinions as the Administrative Agent reasonably requests, including without limitation copies of each document evidencing or governing the Subordinated Debt and any other Debt permitted by Section 10.1, certified by a secretary or assistant secretary of ShoLodge as a true and correct copy thereof.

            (iv) Termination of Refinanced Debt. On or prior to the Closing Date, the Refinanced Debt shall have been fully and finally paid and terminated and all Liens, if any exist, related to such Refinanced Debt shall have been released.

         SECTION 5.3. Conditions to All Loans and Letters of Credit. The obligations of the Lenders to make any Loan or issue any Letter of Credit is subject to the satisfaction of the following conditions precedent on the relevant borrowing or issue date, as applicable:

              (a) Continuation of Representations and Warranties. The representations and warranties contained in Article VI shall be true and correct on and as of such borrowing or issuance date with the same effect as if made on and as of such date.

              (b) No Existing Default. No Default or Event of Default shall have occurred and be continuing hereunder (i) on the borrowing date with respect to such Loan or after giving effect to the Loans to be made on such date or (ii) the issue date with respect to such Letter of Credit or after giving affect to such Letters of Credit on such date.

              (c) Officer's Compliance Certificate; Additional Documents. The Administrative Agent shall have received the financial statements and Officer's Compliance Certificate required pursuant to Sections 7.1 and 7.2 respectively and each additional document, instrument, legal opinion or other item of information reasonably requested by it.


                                   ARTICLE VI

                 REPRESENTATIONS AND WARRANTIES OF THE BORROWERS

         SECTION 6.1. Representations and Warranties. To induce the Administrative Agent to enter into this Agreement and the Lenders to make the Loans or issue or participate in the Letters of Credit, the Borrowers hereby represent and warrant to the Administrative Agent and Lenders that:

         (a) Organization; Power; Qualification. Each Borrower and each of its respective Subsidiaries (other than non-Borrower Subsidiaries to the extent the failure of such non-Borrower Subsidiaries to comply with the following requirements would not cause a Material Adverse Effect) is duly organized, validly existing and in good standing (if applicable to the type of entity in question) under the laws of the jurisdiction of its incorporation or formation, has the power and authority to own its properties and to carry on its business as now being and hereafter proposed to be conducted and is duly qualified and authorized to do business in each jurisdiction in which the character of its properties or the nature of its business requires such qualification and authorization and the failure to be so qualified and authorized would materially and adversely affect such Borrower. The jurisdictions in which, as of the Closing Date, ShoLodge, and each other Borrower and each of its Subsidiaries are organized and qualified to do business are described on Schedule 6.1(a).

         (b) Ownership. Each Subsidiary of ShoLodge as of the Closing Date is listed on Schedule 6.1(b). As of the Closing Date, the capitalization of ShoLodge and its Subsidiaries consists of (i) with respect to ShoLodge and its corporate Subsidiaries, the number of shares, authorized, issued and outstanding, of such classes and series, with or without par value, described on
Schedule 6.1(b) and (ii) with respect to partnership Subsidiaries, the partnership interests, described on Schedule 6.1(b). All outstanding shares of ShoLodge and each corporate Subsidiary of ShoLodge have been duly authorized and validly issued and are fully paid and nonassessable. As of the Closing Date, the shareholders of the corporate Subsidiaries of ShoLodge that are Borrowers and the number of shares owned by each are described on Schedule 6.1(b). As of the Closing Date, the owners of the partnership Subsidiaries of ShoLodge that are Borrowers and the percentage of the ownership interests of each owner are described on Schedule 6.1(b). As of the Closing Date, there are no outstanding stock purchase warrants, subscriptions, options, securities, instruments, rights of first refusal or other rights of any type or nature whatsoever issued by ShoLodge or its Subsidiaries, which are convertible into, exchangeable for or otherwise provide for or permit the issuance of capital stock or other ownership interests by ShoLodge or its Subsidiaries, except as described on Schedule 6.1(b).

         (c) Authorization of Agreement, Loan Documents and Borrowing. Each Borrower has the right, power and authority and has taken all necessary corporate and other action to authorize the execution, delivery and performance of this Agreement and each of the other Loan Documents to which it is a party in accordance with their respective terms. This Agreement and each of the other Loan Documents have been duly executed and delivered by the duly authorized officers of each of the Borrowers party thereto, and each such document constitutes the legal, valid and binding obligation of each of the Borrowers party thereto, enforceable in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar state or federal debtor relief laws from time to time in effect which affect the enforcement of creditors' rights in general and the availability of equitable remedies.

         (d) Compliance of Agreement, Loan Documents and Borrowing with Laws, Etc. The execution, delivery and performance by each Borrower of the Loan Documents to which such Borrower is a party, in accordance with their respective terms, the borrowings hereunder and the transactions contemplated hereby do not and will not, by the passage of time, the giving of notice or otherwise, (i) require any Governmental Approval or violate any Applicable Law relating to such Borrower or any of its Subsidiaries, (ii) conflict with, result in a breach of or constitute a default under the articles of incorporation, bylaws, certificate of partnership, partnership agreement or other organizational documents of such Borrower or any of its Subsidiaries or any indenture, agreement or other instrument to which such Borrower or any of its Subsidiaries is a party or by which any of its properties may be bound or any Governmental Approval relating to such Borrower or any of its Subsidiaries, or (iii) result in or require the creation or imposition of any Lien upon or with respect to any property now owned or hereafter acquired by such Borrower or any of its Subsidiaries.

         (e) Compliance with Law; Governmental Approvals. Each Borrower and each of its respective Subsidiaries (i) has all Governmental Approvals required by any Applicable Law for it to conduct its business, each of which is in full force and effect, is final and not subject to review on appeal and is not the subject of any pending or, to the best of its knowledge, threatened attack by direct or collateral proceeding, and (ii) is in compliance with each Governmental Approval applicable to it and in compliance with all other Applicable Laws relating to it or any of its respective properties, except where the failure to have such Governmental Approvals or to so comply with such Governmental Approvals or Applicable Laws would not result in a Material Adverse Effect.

         (f) Tax Returns and Payments. Each Borrower and each of its respective Subsidiaries has duly filed or caused to be filed all federal, state, local and other tax returns required by Applicable Law to be filed, and has paid, or made adequate provision for the payment of, or is duly contesting in good faith and by proper proceedings and for which adequate reserves have been established in accordance with GAAP, all federal, state, local and other taxes, assessments and governmental charges or levies upon it and its property, income, profits and assets which are due and payable, except with respect to each Borrower and its Subsidiaries (other than ShoLodge) where the failure to so file or pay would not cause a Material Adverse Effect. No Governmental Authority has asserted any Lien or other claim against any Borrower or any of its Subsidiaries with respect to unpaid taxes which has not been discharged or resolved, other than those that are being contested in good faith and by proper proceedings and for which adequate reserves have been established in accordance with GAAP. The charges, accruals and reserves on the books of ShoLodge and its Subsidiaries in respect of federal, state, local and other taxes for all Fiscal Years and portions thereof since the organization of ShoLodge and its Subsidiaries are in the judgment of ShoLodge adequate in all material respects, and ShoLodge does not anticipate any additional material taxes or assessments for any of such years.

         (g) Intellectual Property Matters. Except as set forth on Schedule 6.1(g), each Borrower and each of its Subsidiaries owns or possesses rights to use all franchises, licenses, copyrights, copyright applications, patents, patent rights or licenses, patent applications, trademarks, trademark rights, trade names, trade name rights, copyrights and rights with respect to the foregoing which are required to conduct its business, except, with respect to non-Borrower Subsidiaries, those that the failure of which to own or possess such rights to use would not cause a Material Adverse Effect. No event has occurred which permits, or after notice or lapse of time or both would permit, the revocation or termination of any such rights, and, except as set forth on
Schedule 6.1 (g), neither any Borrower nor any Subsidiary thereof is liable to any Person for infringement under Applicable Law with respect to any such rights as a result of its business operations, except to the extent such termination or infringement would not cause a Material Adverse Effect.

         (h) Environmental Matters.

(i) The operations of each Borrower and each of its Subsidiaries have been and are conducted in a manner such that said operations have not created any level of regulatory concern with Environmental Laws or harm or potential harm to third parties from violation of any Environmental Laws. Each Borrower and each of its Subsidiaries have obtained all governmental authorizations under Environmental Laws necessary to their respective operations, and all such governmental authorizations are in good standing, and each Borrower and each of its Subsidiaries are in compliance with all material terms and conditions of such governmental authorizations.

             (ii) No Borrower nor any of its Subsidiaries has received: (A) any notice or claim to the effect that it is or may be liable to any person for an amount that would be of regulatory concern as a result of or in connection with any Hazardous Materials; or (B) any letter or request for information under
Section 104 of the Comprehensive Environmental Response, Compensa tion and Liability Act (42 U.S.C. Section 9604) or comparable state laws, and, to the best of each Borrower's knowledge, none of the operations of such Borrower or any of its Subsidiaries have been subject to any federal or state investigation relating to or in connection with any Hazardous Materials at any location.

             (iii) None of the operations of any Borrower or any of its Subsidiaries is subject to any judicial or administrative proceeding alleging the violation of or liability under any Environmental Law which if adversely determined could impair the ability of any Borrower to perform each and every one of the Obligations, or the ability of any of its Subsidiaries to perform each and every one of its obligations to the Administrative Agent and the Lenders; or materially and adversely effect any Borrower's or any of its Subsidiaries' business or any Borrower's or any of its Subsidiaries' ability to carry on their business substantially in the manner as now conducted. No Borrower nor any of its Subsidiaries or any of their respective facilities or operations are subject to any outstanding written order or agreement with any governmental authority or private property relating to any Environmental Laws.

             (iv) No Borrower nor any of its Subsidiaries has any contingent liability in connection with any release of any Hazardous Materials in a reportable quantity, by any such Borrower or any of its Subsidiaries.

             (v) No Borrower nor any of its Subsidiaries nor, to the best knowledge of any Borrower, any predecessor of any Borrower or any of its Subsidiaries has filed any notice under any Environmental Laws indicating past or present treatment or release of Hazardous Materials in a reportable quantity at any property owned, leased, operated, or used by any Borrower or any of its Subsidiaries, and none of any Borrower's or any of its Subsidiaries' operations involves the generation, transportation, treatment, storage, or disposal of Hazardous Materials that rise to a level of regulatory concern.

             (vi) To the best of each Borrower's knowledge, and after reasonable inquiry of past uses, no Hazardous Materials exist on, under, or about any property owned, leased, operated, or used by any Borrower or any of its Subsidiaries in a manner that has a reasonable possibility of giving rise to any Environmental Claim that could impair the ability of any Borrower to perform each and every one of the Obligations, or the ability of any of its Subsidiaries to perform each and every one of its obligations to the Administrative Agent and the Lenders; or materially and adversely effect any Borrower's or any of its Subsidiaries' business or any Borrower's or any of its Subsidiaries' ability to carry on their business substantially in the manner as now conducted, and no Borrower nor any of its Subsidiaries, has filed any notice or report of the release of any Hazardous Materials that has a reasonable possibility of giving rise to any Environmental Claim that could impair the ability of any Borrower to perform each and every one of the Obligations, or the ability of any of its Subsidiaries to perform each and every one of its obligations to the Administrative Agent and the Lenders; or materially and adversely effect any Borrower's or any of its Subsidiaries' business or any Borrower's or any of its Subsidiaries' ability to carry on their business substantially in the manner as now conducted. No Borrower nor any of its Subsidiaries nor, to the best knowledge of any Borrower, any of their respective predecessors has disposed of any Hazardous Materials in a manner that has a reasonable possibility of giving rise to an Environmental Claim that could impair the ability of any Borrower to perform each and every one of its Obligations, or the ability of any of its Subsidiaries to perform each and every one of its obligations to the Administrative Agent and the Lenders; or materially and adversely effect any Borrower's or any of its Subsidiaries' business or any Borrower's or any of its Subsidiaries' ability to carry on their business substantially in the manner now conducted.

                  (vii) To the best of each Borrower's knowledge, and after reasonable inquiry of past uses, no underground storage tanks or subsurface impoundments are on or at any property owned, leased, operated, or used by any Borrower or any of its Subsidiaries. To the best of each Borrower's knowledge, and after reasonable inquiry, no Lien in favor of any Person relating to or in connection with any Environmental Claim has been filed or has been attached to any property owned, leased, operated, or used by any Borrower or any of its Subsidiaries.

         (i)  ERISA.

             (i) As of the Closing Date, neither any Borrower nor any ERISA Affiliate maintains or contributes to, or has any obligation under, any Employee Benefit Plans other than those identified on Schedule 6.1(i);

             (ii) each Borrower and each ERISA Affiliate is in compliance with all applicable provisions of ERISA and the regulations and published interpretations thereunder with respect to all Employee Benefit Plans except for any required amendments for which the remedial amendment period as defined in Section

401(b) of the Code has not yet expired. Each Employee Benefit Plan that is intended to be qualified under Section 401(a) of the Code has been determined by the Internal Revenue Service to be so qualified, and each trust related to such plan has been determined to be exempt under Section 501(a) of the Code. No liability has been incurred by any Borrower or any ERISA Affiliate which remains unsatisfied for any taxes or penalties with respect to any Employee Benefit Plan or any Multiemployer Plan;

            (iii) No Pension Plan has been terminated, nor has any accumulated funding deficiency (as defined in Section 412 of the Code) been incurred (without regard to any waiver granted under Section 412 of the Code), nor has any funding waiver from the Internal Revenue Service been received or requested with respect to any Pension Plan, nor has any Borrower or any ERISA Affiliate failed to make any contributions or to pay any amounts due and owing as required by Section 412 of the Code, Section 302 of ERISA or the terms of any Pension Plan prior to the due dates of such contributions under Section 412 of the Code or Section 302 of ERISA, nor has there been any event requiring any disclosure under Section 4041(c)(3)(C) or 4063(a) of ERISA with respect to any Pension Plan;

             (iv) Neither any Borrower nor any ERISA Affiliate has: (A) engaged in a nonexempt prohibited transaction described in Section 406 of the ERISA or
Section 4975 of the Code, (B) incurred any liability to the PBGC which remains outstanding other than the payment of premiums and there are no premium payments which are due and unpaid, (C) failed to make a required contribution or payment to a Multiemployer Plan, or (D) failed to make a required installment or other required payment under Section 412 of the Code;

              (v) No Termination Event has occurred or is reasonably expected to occur; and

             (vi) No proceeding, claim, lawsuit and/or investigation is existing or, to the best knowledge of any Borrower after due inquiry, threatened concerning or involving any (A) employee welfare benefit plan (as defined in Section 3(1) of ERISA) currently maintained or contributed to by any Borrower or any ERISA Affiliate, (B) Pension Plan or (C) Multiemployer Plan.

         (j) Margin Stock. Neither any Borrower nor any Subsidiary thereof is engaged principally or as one of its activities in the business of extending credit for the purpose of "purchasing" or "carrying" any "margin stock" (as each such term is defined or used in Regulations G and U of the Board of Governors of the Federal Reserve System). No part of the proceeds of any of the Loans or Letters of Credit will be used for purchasing or carrying margin stock or for any purpose which violates, or which would be inconsistent with, the provisions of Regulation G, T, U or X of such Board of Governors.

         (k) Government Regulation. Neither any Borrower nor any Subsidiary thereof is an "investment company" or a company "controlled" by an "investment company" (as each such term is defined or used in the Investment Company Act of 1940, as amended) and neither any Borrower nor any Subsidiary thereof is, or after giving effect to any Extension of Credit will be, subject to regulation under the Public Utility Holding Company Act of 1935 or the Interstate Commerce Act, each as amended, or any other Applicable Law which limits its ability to incur or consummate the transactions contemplated hereby.

         (l) Securities Law. No proceeds of the Loans will be used to acquire any security in any transaction which is subject to Section 13 and 14 of the Securities Exchange Act of 1934, including particularly, but without limitation, Sections 13(d) and 14(d) thereof.

         (m) Material Contracts. Schedule 6.1(m) sets forth a complete and accurate list of all Material Contracts of each Borrower and its Subsidiaries in effect as of the Closing Date not listed on any other Schedule hereto; other than as set forth in Schedule 6.1(m), each such Material Contract is, and after giving effect to the consummation of the transactions contemplated by the Loan Documents will be, in full force and effect in all material respects in accordance with the terms thereof. Upon written request of the Administrative Agent, ShoLodge shall deliver to the Administrative Agent a true and complete copy of each Material Contract required to be listed on Schedule 6.1(m).

         (n) Employee Relations. Each Borrower and each of its Subsidiaries has a stable work force in place and is not, as of the Closing Date, party to any collective bargaining agreement nor has any labor union been recognized as the representative of its employees. No Borrower knows of any pending, threatened or contemplated strikes, work stoppage or other collective labor disputes involving its employees or those of its Subsidiaries which could reasonably be expected to result in a Material Adverse Effect.

         (o) Burdensome Provisions. Neither any Borrower nor any Subsidiary thereof is a party to any indenture, agreement, lease or other instrument, or subject to any corporate or partnership restriction, Governmental Approval or Applicable Law which is so unusual or burdensome as in the foreseeable future could be reasonably expected to have a Material Adverse Effect. Neither any Borrower nor any Subsidiary thereof presently anticipates that future expenditures needed to meet the provisions of any statutes, orders, rules or regulations of a Governmental Authority will be so burdensome as to have a Material Adverse Effect.

         (p) Financial Statements. The Consolidated and consolidating audited balance sheets of ShoLodge and its Subsidiaries as of December 29, 1996 and the related statements of income and retained earnings and cash flows for the Fiscal Year then ended, copies of which have been furnished to the Administrative Agent and each Lender, fairly present the assets, liabilities and financial position of ShoLodge and its Subsidiaries as at such dates, and the results of the operations and changes of financial position for the periods then ended. All such financial statements, including the related schedules and notes thereto, have been prepared in accordance with GAAP. ShoLodge and its Subsidiaries have no Debt, obligation or other unusual forward or long-term commitment which is not fairly reflected in the foregoing financial statements or in the notes thereto.

         (q) No Material Adverse Change. Since December 29, 1996, there has been no material adverse change in the properties, business, operations, prospects, or condition (financial or otherwise) of ShoLodge and its Subsidiaries and no event has occurred or condition arisen that could reasonably be expected to have a Material Adverse Effect.

         (r) Solvency. As of the Closing Date and after giving effect to each Extension of Credit made hereunder and the provisions of Section 2.10 hereof, ShoLodge and its Subsidiaries will be Solvent.

         (s) Titles to Properties. Each Borrower and each of its Subsidiaries has such title to the real property owned by it as is necessary to the conduct of its business and has valid and legal title to or a leasehold interest in all of its tangible personal property and assets, including, but not limited to, those reflected on the balance sheets of ShoLodge and its Subsidiaries delivered pursuant to Section 6.1(p), except those which have been disposed of by such Borrower or its Subsidiaries subsequent to such date which dispositions have been in the ordinary course of business or as otherwise expressly permitted hereunder.

         (t) Liens. Except as set forth on Schedule 6.1(t), as of the Closing Date, none of the properties and assets of any Borrower or any Subsidiary thereof is subject to any Lien having a related Debt in excess of $500,000 per Lien. No financing statement under the Uniform Commercial Code of any state which names any Borrower or any Subsidiary thereof or any of their respective trade names or divisions as debtor and which has not been terminated, has been filed in any state or other jurisdiction and neither any Borrower nor any Subsidiary thereof has signed any such financing statement or any security agreement authorizing any secured party thereunder to file any such financing statement, except to perfect those Liens permitted by Section 10.3 hereof.

         (u) Debt and Contingent Obligations. Schedule 6.1(u) is a complete and correct listing, as of the Closing Date, of all Debt and Contingent Obligations of each Borrower and each of its Subsidiaries in excess of $250,000. Each Borrower and each of its respective Subsidiaries have performed and are in compliance in all material respects with all of the terms of such Debt and Contingent Obligations and all instruments and agreements relating thereto, and no event of default, or event or condition which with notice or lapse of time or both would constitute such an event of default on the part of such Borrower or its Subsidiaries exists with respect to any such Debt or Contingent Obligation.

         (v) Litigation. Except as set forth on Schedule 6.1(v), including the Existing Judgment described thereon, as of the Closing Date, there are no actions, suits or proceedings pending nor, to the knowledge of any Borrower, threatened against or in any other way relating adversely to or affecting any Borrower or any Subsidiary thereof or any of their respective properties in any court or before any arbitrator of any kind or before or by any Governmental Authority the liabilities of which could be reasonably expected to exceed $500,000 per action, suit or proceeding.

         (x) Absence of Defaults. No event has occurred or is continuing which constitutes a Default or an Event of Default, or which constitutes an event of default (after the passage of any applicable grace or cure periods) by any Borrower or any Subsidiary thereof under any Material Contract or judgment, decree or order to which any Borrower or its Subsidiaries is a party or by which any Borrower or its Subsidiaries or any of their respective properties may be bound or which would require any Borrower or its Subsidiaries to make any payment thereunder prior to the scheduled maturity date therefor.

         (y) Revenue Participation Bonds. The principal indebtedness with respect to the Revenue Participation Bonds has been irrevocably defeased.

         (z) Accuracy and Completeness of Information. All written information, reports and other papers and data produced by or on behalf of any Borrower or any Subsidiary thereof and furnished to the Lenders were, at the time the same were so furnished, complete and correct in all material respects to the extent necessary to give the recipient a true and accurate knowledge in all material respects of the subject matter. No document furnished or written statement made to the Administrative Agent or the Lenders by any Borrower or any Subsidiary thereof in connection with the negotiation, preparation or execution of this Agreement or any of the Loan Documents contains or will contain any untrue statement of a fact material to the creditworthiness of such Borrower or its Subsidiaries or omits or will omit to state a fact necessary in order to make the statements contained therein not misleading in any material respect. No Borrower is aware of any facts which it has not disclosed in writing to the Administrative Agent having a Material Adverse Effect, or insofar as such Borrower can now foresee, could reasonably be expected to have a Material Adverse Effect.

         SECTION 6.2. Survival of Representations and Warranties, Etc. All representations and warranties set forth in this Article VI and all representations and warranties contained in any certificate, or any of the Loan Documents (including but not limited to any such representation or warranty made in or in connection with any amendment thereto) shall constitute representations and warranties made under this Agreement. All representations and warranties made under this Agreement shall be made or deemed to be made at and as of the Closing Date, shall survive the Closing Date and shall not be waived by the execution and delivery of this Agreement, any investigation made by or on behalf of the Lenders or any borrowing hereunder.


                                   ARTICLE VII

                        FINANCIAL INFORMATION AND NOTICES

         Until all the Obligations have been finally and indefeasibly paid and satisfied in full and the Commitments terminated, unless consent has been obtained in the manner set forth in Section 13.11 hereof, the Borrowers will furnish or cause to be furnished to the Administrative Agent at the Administrative Agent's Office at the address set forth in Section 13.1 hereof and to each Lender at its respective address as set forth on Schedule 1.1(a), or such other office as may be designated by the Administrative Agent or such Lender from time to time:

         SECTION 7.1. Financial Statements and Projections.

         (a) Quarterly Financial Statements. As soon as practicable and in any event within fifty (50) days after the end of each fiscal quarter, an unaudited Consolidated and consolidating balance sheet of ShoLodge and its Subsidiaries as of the close of such fiscal quarter and unaudited Consolidated and consolidating statements of income, retained earnings and cash flows for the fiscal quarter then ended and that portion of the Fiscal Year then ended, including the notes thereto, all in reasonable detail setting forth in comparative form the corresponding figures for the preceding Fiscal Year and prepared by ShoLodge in accordance with GAAP and, if applicable, containing disclosure of the effect on the financial position or results of operations of any change in the application of accounting principles and practices during the period, and certified by the chief executive officer, the chief financial officer or the treasurer of ShoLodge to present fairly in all material respects the financial condition of ShoLodge and its Subsidiaries as of their respective dates and the results of operations of ShoLodge and its Subsidiaries for the respective periods then ended, subject to normal year end adjustments.

         (b) Annual Financial Statements. As soon as practicable and in any event within ninety-five (95) days after the end of each Fiscal Year, an audited Consolidated and consolidating balance sheet of ShoLodge and its Subsidiaries as of the close of such Fiscal Year and audited Consolidated and consolidating statements of income, retained earnings and cash flows for the Fiscal Year then ended, including the notes thereto, all in reasonable detail setting forth in comparative form the corresponding figures for the preceding Fiscal Year and prepared by an independent certified public accounting firm acceptable to the Administrative Agent in accordance with GAAP and, if applicable, containing disclosure of the effect on the financial position or results of operation of any change in the application of accounting principles and practices during the year, and accompanied by a report thereon by such certified public accountants that is not qualified with respect to scope limitations imposed by ShoLodge or any of its Subsidiaries or with respect to accounting principles followed by ShoLodge or any of its Subsidiaries not in accordance with GAAP.

         (c) Annual Business Plan. As soon as practicable and in any event within thirty (30) days subsequent to the beginning of each Fiscal Year (and at such other times that the Administrative Agent may reasonably request), a business plan of ShoLodge and its Subsidiaries for the ensuing four (4) fiscal quarters, such plan to be prepared in accordance with GAAP and to include, on a quarterly basis, the following: a quarterly operating and capital budget, a projected income statement, statement of cash flows and balance sheet and a report containing management's assumptions used in such projections, accompanied by a certificate from the chief executive officer, the chief financial officer or the treasurer of ShoLodge to the effect that, to the best of such officer's knowledge, such projections are good faith estimates of the financial condition and operations of ShoLodge and its Subsidiaries for such four (4) quarter period.

         SECTION 7.2. Officer's Compliance Certificate. At each time financial statements are delivered pursuant to Sections 7.1 (a) or (b) and at such other times as the Administrative Agent shall reasonably request, a certificate of the chief executive officer, the chief financial officer or the treasurer of ShoLodge in the form of Exhibit E attached hereto (an "Officer's Compliance Certificate"):

         (a) stating that such officer has reviewed such financial statements and such statements fairly present the financial condition of ShoLodge and its Subsidiaries as of the dates indicated and the results of their operations and cash flows for the periods indicated;

         (b) stating that to the knowledge of such officer, based on a reasonable examination sufficient to enable him to make an informed statement, no Default or Event of Default exists (includ-ing, without limitation, any cross default as described in Sections 11.1(g) and
(h) hereof), or if such is not the case, specifying such Default or Event of Default and its nature, when it occurred, whether it is continuing and the steps being taken by the Borrowers with respect to such Default or Event of Default;

         (c) setting forth as of the end of such fiscal quarter for the year to date or Fiscal Year, as the case may be, the Applicable Margin, the calculations required to determine the Applicable Margin and to establish whether or not each Borrower and its Subsidiaries are in compliance with the covenants and restrictions contained in Articles VIII, IX and X hereof; and

         (d) setting forth as of the end of such fiscal quarter for the year to date or Fiscal Year (and such other dates reasonably requested by the Administrative Agent), as the case my be, the aggregate amounts of all Debt incurred during such fiscal quarter or Fiscal Year permitted pursuant to Section
10.1 hereof to be set forth on a schedule attached thereto containing a designation of the type of Debt incurred consistent with Section 10.1, the applicable lender/creditor, the origination date of the Debt, the original principal balance of the Debt, the maturity date of the Debt and applicable repayment terms.

         SECTION 7.3. Accountants' Certificate. At each time the financial statements are delivered pursuant to Section 7.1(b), a certificate of the independent public accountants certifying such financial statements addressed to the Administrative Agent for the benefit of the Lenders:

         (a) stating that in making the examination necessary for the certification of such financial statements, they obtained no knowledge of any Event of Default or, if such is not the case, specifying such Event of Default and its nature and period of existence; and

         (b) including the calculations prepared by such accountants required to establish whether or not ShoLodge and its Subsidiaries are in compliance with the financial covenants set forth in Article IX hereof as at the end of each Fiscal Year.

         SECTION 7.4. Other Reports.

         (a) Promptly upon receipt thereof, copies of all reports, if any, submitted to any Borrower or its Board of Directors by its independent public accountants in connection with their auditing function, including, without limitation, any management report and any management responses thereto;

         (b) Promptly, but in any event within ten (10) Business Days after the filing thereof, a copy of (i) each report or other filing made by ShoLodge or any of its Subsidiaries with the Securities and

Exchange Commission ("SEC") and required by the SEC to be delivered to the shareholders of ShoLodge or any of its Subsidiaries, and (ii) each report made by ShoLodge or any of its Subsidiaries to the SEC on Form 8-K and each final registration of ShoLodge or any of its Subsidiaries filed with the SEC.

         (c) Such other information regarding the operations, business affairs and financial condition of ShoLodge or any of its Subsid iaries as the Administrative Agent or any Lender may reasonably request.

         SECTION 7.5. Notice of Litigation and Other Matters. Prompt (but in no event later than ten (10) days after an officer of any Borrower obtains knowledge thereof) telephonic and written notice of:

         (a) the commencement of all proceedings and investigations by or before any Governmental Authority and all actions and proceedings in any court or before any arbitrator against or involving any Borrower or any Subsidiary thereof or any of their respective properties, assets or businesses the liabilities of which could be reasonably expected to exceed $500,000 per action, suit or proceeding;

         (b) any notice of any violation received by any Borrower or any Subsidiary thereof from any Governmental Authority including, without limitation, any notice of violation of Environmental Laws, which in any such case could reasonably be expected to have a Material Adverse Effect;

         (c) any labor controversy that has resulted in, or threatens to result in, a strike or other work action against any Borrower or any Subsidiary thereof, which in any such case could reasonably be expected to have a Material Adverse Effect;

         (d) any attachment, judgment, lien, levy or order exceeding $500,000 that may be assessed against any Borrower or any Subsidiary thereof;

         (e) any Default or Event of Default, together with a detailed statement by a responsible officer of such Borrower of the steps being taken to cure the effect of such Default or Event of Default;

         (f) any event which constitutes an event of default (after the passage of any applicable grace or cure period) under any Material Contract to which any Borrower or any of its Subsidiaries is a party or by which any Borrower or any Subsidiary thereof or any of their respective properties may be bound;

         (g) (i) any unfavorable determination letter from the Internal Revenue Service regarding the qualification of an Employee Benefit Plan under Section 401(a) of the Code (along with a copy thereof), (ii) all notices received by any Borrower or any ERISA Affiliate of the PBGC's intent to terminate any Pension Plan or to have a trustee appointed to administer any Pension Plan, (iii) all notices received by any Borrower or any ERISA Affiliate from a Multiemployer Plan sponsor concerning the imposition or amount of withdrawal liability pursuant to Section 4202 of ERISA and (iv) any Borrower obtaining knowledge or reason to know that any Borrower or any ERISA Affiliate has filed or intends to file a notice of intent to terminate any Pension Plan under a distress termination within the meaning of Section 4041(c) of ERISA;

         (h) any event which makes any of the representations set forth in
Section 6.1 inaccurate in any material respect; and

         (i) any proposed amendment, change, modification to, or waiver of any provision of, or any termination of, any Material Contract which could reasonably be expected to have a Material Adverse Effect.

         SECTION 7.6. Accuracy of Information. Without limiting the effect of other specific provisions set forth in the Loan Documents, all written information, reports, statements and other papers and data furnished by or on behalf of any Borrower to the Administrative Agent or any Lender (other than financial forecasts) whether pursuant to this Article VII or any other provision of this Agreement, shall be, at the time the same is so furnished, complete and correct in all material respects to the extent necessary to give the Administrative Agent or any Lender complete, true and accurate, in all material respects, knowledge of the subject matter based on the Borrowers' knowledge thereof.


                                  ARTICLE VIII

                              AFFIRMATIVE COVENANTS

         Until all of the Obligations have been finally and indefeasibly paid and satisfied in full and the Commitments terminated, unless consent has been obtained in the manner provided for in Section 13.11, each Borrower will, and will cause each of its Subsidiaries to:

         SECTION 8.1. Preservation of Corporate Existence and Other Related Matters. Except as permitted by Sections 10.6 and 10.7, maintain its separate corporate (or other applicable) existence and all rights, franchises, licenses and privileges necessary to the conduct of its business, and qualify and remain qualified as a foreign corporation (or other entity, as applicable) and authorized to do business in each jurisdiction in which the failure to so qualify could reasonably be expected to have a Material Adverse Effect;

         SECTION 8.2. Maintenance of Property. Protect and preserve all properties useful in and material to its business, including franchises, copyrights, patents, trade names and trademarks; maintain, in all material respects, in good working order and condition, buildings, equipment and other tangible real and personal property; and from time to time make or cause to be made all renewals, replacements and additions to such property necessary for the conduct of its business, so that the business carried on in connection therewith may be properly and advantageously conducted at all times.

         SECTION 8.3. Insurance. Maintain insurance with financially sound and reputable insurance companies against such risks and in such amounts as are customarily maintained by similar businesses and as may be required by Applicable Law, and on the Closing Date and from time to time thereafter deliver to the Administrative Agent upon its reasonable request a detailed list of the insurance then in effect, stating the names of the insurance companies, the amounts and rates of the insurance, the dates of the expiration thereof and the properties and risks covered thereby.

         SECTION 8.4. Accounting Methods and Financial Records. Maintain a system of accounting, and keep such books, records and accounts (which shall be true and complete in all material respects) as may be required or as may be necessary to permit the preparation of financial statements in accordance with GAAP and in compliance with the regulations of any Governmental Authority having jurisdiction over it or any of its properties.

         SECTION 8.5. Payment and Performance of Obligations. Pay and perform all Obligations under this Agreement and the other Loan Documents (with respect to each Borrower), and pay or perform (a) all taxes, assessments and other governmental charges that may be levied or assessed upon it or any of its property, and (b) all other indebtedness, obligations and liabilities in accordance with its customary trade practices; provided, that such Borrower or Subsidiary may contest any item described in clauses (a) and (b) of this Section
8.5 in good faith so long as adequate reserves are maintained with respect thereto in accordance with GAAP.

         SECTION 8.6. Compliance With Laws and Approvals. Observe and remain in compliance with all Applicable Laws and maintain in full force and effect all Governmental Approvals, in each case applicable to the conduct of its business except where the failure to do so would not cause a Material Adverse Effect.

         SECTION 8.7. Environmental Inspection and Disclosure; Remedial Action Regarding Hazardous Materials. In addition to and without limiting the generality of Section 8.6, (a) exercise due diligence in order to comply with, and ensure such compliance by all tenants and subtenants under any leases or occupancy agreements affecting any property owned, leased, operated or used by any

Borrower or any or its Subsidiaries, if any, with, all applicable Environmental Laws and obtain and comply with and maintain, and ensure that all tenants and subtenants obtain and comply with and maintain, any and all licenses, approvals, notifications, registrations or permits required by applicable Environmental Laws, (b) permit the Administrative Agent and the Lenders, from time to time and in their sole and absolute discretion, to retain, at the Borrowers' expense, an independent professional consultant to review any report relating to Hazardous Materials prepared by or for the Borrowers and to conduct their own investigation of any property owned, leased, operated, or used by any Borrower or any of its Subsidiaries, (c) grant the Administrative Agent and the Lenders and their agents, employees, consultants, and contractors the right to enter into or on to any property owned, leased, operated, or used by any Borrower or any of its Subsidiaries to perform such tests on such property as are reasonably necessary to conduct such a review and/or investigation, (d) advise the Administrative Agent and the Lenders in writing and in reasonable detail of: (i) any release of any Hazardous Materials required to be reported to any federal, state, or local governmental or regulatory agency under any applicable Environmental Laws; (ii) any and all written communications with respect to any Environmental Claims or with respect to any release of Hazardous Materials required to be reported to any federal, state or local governmental or regulatory agency; (iii) any remedial action taken by any Borrower or any other Person in response to (x) any Hazardous Materials on, under, or about any property owned, leased, operated, or used by any Borrower or any of its Subsidiaries, or (y) any Environmental Claim; (iv) any Borrower's discovery of any occurrence or condition on any real property adjoining or in the vicinity of any property owned, leased, operated, or used by any Borrower or any of its Subsidiaries that could cause such property or any part thereof to be subject to any restrictions on the ownership, occupancy, transferability, or use thereof under any Environmental Laws; and (v) any request for information from any governmental agency that suggests such agency is investigating whether any Borrower or any of its Subsidiaries may be potentially responsible for a release of Hazardous Materials, (e) at their own expense, provide copies of such documents or information as the Administrative Agent and the Lenders may reasonably request in relation to any matters disclosed pursuant to this Section 8.7, and (f) promptly take any and all necessary remedial action in connection with the presence, storage, use, disposal, transportation, or release of any Hazardous Materials on, under or about any property owned, leased, operated, or used by any Borrower or any of its Subsidiaries in order to comply with all applicable Environmental Laws.

         In the event any Borrower or any of its Subsidiaries under takes any remedial action with respect to any Hazardous Materials on, under, or about any property owned, leased, operated, or used by any Borrower or any of its Subsidiaries, such Borrower or such

Subsidiary will conduct and complete such remedial action in compliance with the policies, orders, and directives of all federal, state, and local governmental authorities except when, and only to the extent that, such Borrower's or such Subsidiary's liability for such presence, storage, use, disposal, transportation, or discharge of any Hazardous Materials is being contested in good faith by such Borrower or such Subsidiary.

         SECTION 8.8. Compliance with ERISA. In addition to and without limiting the generality of Section 8.6, (a) comply with all applicable provisions of ERISA and the regulations and published interpretations thereunder with respect to all Employee Benefit Plans, (b) not take any action or fail to take action the result of which could be a liability to the PBGC or to a Multiemployer Plan, (c) not participate in any prohibited transaction that could result in any civil penalty under ERISA or tax under the Code, (d) operate each Employee Benefit Plan in such a manner that will not incur any tax liability under Section 4980B of the Code or any liability to any qualified beneficiary as defined in Section 4980B of the Code and (e) furnish to the Administrative Agent upon the Administrative Agent's request such additional information about any Employee Benefit Plan as may be reasonably requested by the Administrative Agent.

         SECTION 8.9. Compliance With Agreements. Comply in all material respects with each term, condition and provision of all leases, agreements and other instruments entered into in the conduct of its business including, without limitation, any Material Contract; provided, that such Borrower or Subsidiary may contest any such lease, agreement or other instrument in good faith through applicable proceedings so long as adequate reserves are maintained in accordance with GAAP.

         SECTION 8.10. Conduct of Business. Engage only in businesses in substantially the same fields as the businesses conducted on the Closing Date and in lines of business reasonably related thereto.

         SECTION 8.11. Visits and Inspections. Permit representatives of the Administrative Agent or any Lender, from time to time upon notice to ShoLodge (except in cases of emergency), to visit and inspect its properties; inspect, audit and make extracts from its books, records and files, including, but not limited to, management letters prepared by independent accountants; and discuss with its principal officers, and its independent accountants, its business, assets, liabilities, financial condition, results of operations and business prospects.

         SECTION 8.12. Additional Borrowers. Upon (a) the creation, acquisition or increased activity or business operations of any Subsidiary of ShoLodge permitted by this Agreement having assets in excess of $1,000 , except for (i) those Subsidiaries of ShoLodge set forth on Schedule 8.12 hereof and (ii) any non-Wholly Owned

Subsidiary of ShoLodge formed or acquired after the Closing Date that is prohibited by fiduciary requirements of Applicable Law from becoming a Borrower under this Agreement, or (b) the release or termination of any agreement or instrument, or the repeal or elimination of any fiduciary requirements under Applicable Law, that prohibit any then existing Subsidiary from becoming a Borrower under this Agreement, cause to be executed and delivered to the Administrative Agent within ten (10) Business Days after the occurrence of the events described in clauses (a) and (b): (i) the Joinder Agreement attached as Exhibit H hereto executed by such Subsidiary, (ii) the closing documents and certificates required of each of the Borrowers pursuant to Section 5.2(b) hereof with respect to such Subsidiary and (iii) such other documents reasonably requested by the Administrative Agent in order that such Subsidiary shall become bound by all of the terms, covenants and agreements contained in the Loan Documents. Upon satisfaction of the conditions set forth in this Section 8.12, such Subsidiary shall become a Borrower hereunder and under the other Loan Documents, as of such date, as if an original signatory hereto and to the other Loan Documents.

         SECTION 8.13. Further Assurances. Make, execute and deliver all such additional and further acts, deeds and instruments as the Administrative Agent or any Lender may reasonably require to document and consummate the transactions contemplated hereby and to vest completely in the Administrative Agent and the Lenders their respective rights under this Agreement, the Notes, the Letters of Credit and the other Loan Documents.


                                   ARTICLE IX

                               FINANCIAL COVENANTS

         Until all of the Obligations have been finally and indefeasibly paid and satisfied in full and the Commitments terminated, unless consent has been obtained in the manner set forth in Section 13.11 hereof, ShoLodge and each other Borrower will not and will not permit any of their Subsidiaries to:

         SECTION 9.1 Minimum Net Worth. Permit the Consolidated Net Worth of ShoLodge and its Subsidiaries at any time to be less than (a) $83,000,000 plus
(b) seventy-five percent (75%) of Consolidated Net Income of ShoLodge and its Subsidiaries (if positive) as of each fiscal quarter end occurring after December 29, 1996 plus (c) one hundred percent (100%) of the aggregate Net Cash Proceeds of any offering of capital stock or other ownership or equity interest (including, without limitation, conversion of Debt into equity) of ShoLodge or any of its Subsidiaries received after the Closing Date.

         SECTION 9.2. Debt to Capitalization Ratio. As of the end of any fiscal quarter, permit the ratio of (a) the Consolidated Debt of ShoLodge and its Subsidiaries (excluding Defeased Debt) as of such fiscal quarter end to (b) the sum of (i) the Consolidated Net Worth of ShoLodge and its Subsidiaries plus (ii) the Consolidated Debt of ShoLodge and its Subsidiaries (excluding Defeased
Debt), each as of such fiscal quarter end, to exceed 0.69 to 1.00.

         SECTION 9.3 Senior Leverage Ratio. As of any fiscal quarter ending during the applicable period set forth below, permit the ratio of (a) Senior Debt (excluding Defeased Debt) as of such date to (b) EBITDA (excluding accretion income associated with any Defeased Debt), for the period of four (4) consecutive fiscal quarters ending on such fiscal quarter end to exceed the corresponding ratio set forth below:

                                                  Maximum
                                                  Senior Debt/
         Period                                   EBITDA
         ------                                   ------

         Closing Date to and including
         December 27, 1997                        3.75 to 1.00

         Beginning as of December 28, 1997
         to and including December 26, 1998       3.25 to 1.00

         Beginning as of December 27, 1997
         1998 and thereafter                      2.50 to 1.00

         SECTION 9.4. Interest Coverage Ratio. As of the end of any fiscal quarter, permit the ratio of (a) Consolidated EBIT for the period of four (4) consecutive fiscal quarters ending on such fiscal quarter to (b) Interest Expense plus Capitalized Interest for such period of four (4) consecutive fiscal quarters, to be less than 1.50 to 1.00.


                                    ARTICLE X

                               NEGATIVE COVENANTS

         Until all of the Obligations have been finally and indefeasibly paid and satisfied in full and the Commitments terminated, unless consent has been obtained in the manner set forth in Section 13.11 hereof, each Borrower will not and will not permit any of its Subsidiaries to:

         SECTION 10.1. Limitations on Debt. Create, incur, assume or suffer to exist any Debt except:

         (a)      the Obligations;

         (b) Debt incurred in connection with a Hedging Agreement with a counterparty and upon terms and conditions reasonably satisfactory to the Administrative Agent;

         (c) Debt (including, without limitation the Senior Subordinated Notes issued now or in the future pursuant to the Senior Subordinated Indenture, and other Subordinated Debt) existing on the Closing Date (except for such Senior Subordinated Notes issued in the future pursuant to the terms of the Senior Subordinated Indenture, which together with those Senior Subordinated Notes existing as of the Closing Date shall not exceed the principal amount of $125,000,000) and not otherwise permitted under this Section 10.1, as set forth on Schedule 6.1(u), and the renewal and refinancing (but not the increase) thereof;

         (d) Subordinated Debt not otherwise permitted under Section 10.1(c) above, as may be approved in writing by the Required Lenders;

         (e) Debt of ShoLodge or any of its Subsidiaries that is (i) incurred for the sole purpose of financing furniture, fixtures, equipment and other personal property located in any hotel owned by ShoLodge or any of its Subsidiaries or located in the principal headquarter office of ShoLodge, (ii) secured by a Lien on such property granted within six (6) months of the acquisition of such property and (iii) in an amount not to exceed (A) $1,500,000 per hotel owned by ShoLodge or any of its Subsidiaries or (B) $2,000,000 for the principal headquarter office of ShoLodge;

         (f) purchase money Debt of ShoLodge or any of its Subsidiaries not otherwise permitted under Section 10.1(e) above in an aggregate amount not to exceed $5,000,000 on any date of determination;

         (g) Debt consisting of Contingent Obligations permitted by Section 10.2; and

         (h) Debt not otherwise permitted by this Section 10.1 in an aggregate amount not to exceed $1,000,000 on any date of determination.

provided, that none of the Debt permitted to be incurred by this Section shall restrict, limit or otherwise encumber (by covenant or otherwise) the ability of any Subsidiary of any Borrower to make any payment to such Borrower or any of its Subsidiaries (in the form of dividends, intercompany advances or otherwise) for the purpose of enabling such Borrower to pay the Obligations.

         SECTION 10.2. Limitations on Contingent Obligations. Create, incur, assume or suffer to exist any Contingent Obligations except,

         (a) Contingent Obligations in favor of the Administrative Agent for the benefit of the Administrative Agent and the Lenders;

         (b) (i) Contingent Obligations in favor of Affiliates that are included in Borrowers' Consolidated financial statements in an aggregate amount, together with the Contingent Obligations set forth in (ii) below, not to exceed $4,000,000 on any date of determination, and (ii) upon prior written notice to the Administrative Agent, Contingent Obligations in favor of Persons who are not Affiliates, provided that such Contingent Obligations are (A) in the ordinary course of the Borrowers' business, (B) reasonably necessary to promote some portion of the Borrowers' business or the business of their Affiliates and (C) in an aggregate amount, together with the Contingent Obligations set forth in
(i) above, not to exceed $4,000,000 on any date of determination; and

         (c) Contingent Obligations with respect to Debt permitted pursuant to Sections 10.1(c) (other than Subordinated Debt), (e), (f) and (h).

         SECTION 10.3. Limitations on Liens. Create, incur, assume or suffer to exist, any Lien on or with respect to any of its assets or properties (including without limitation shares of capital stock or other ownership interests), real or personal, whether now owned or hereafter acquired, except:

         (a) Liens for taxes, assessments and other governmental charges or levies (excluding any Lien imposed pursuant to any of the provisions of ERISA or Environmental Laws) not yet due or as to which the period of grace (not to exceed sixty (60) days except where the Applicable Law of a State permits a longer period of grace with respect to the payment of ad valorem real estate taxes only), if any, related thereto has not expired or which are being contested in good faith and by appropriate proceedings if adequate reserves are maintained to the extent required by GAAP;

         (b) Liens respecting the claims of materialmen, mechanics, carriers, warehousemen, processors or landlords for labor, materials, supplies or rentals incurred in the ordinary course of business, (i) which are not overdue for a period of more than thirty (30) days or (ii) which are being contested in good faith and by appropriate proceedings;

         (c) Liens consisting of deposits or pledges made in the ordinary course of business in connection with, or to secure payment of, obligations under workers' compensation, unemployment insurance or similar legislation;

         (d) Liens constituting encumbrances in the nature of zoning restrictions, easements and rights or restrictions of record on the use of real property, which in the aggregate are not substantial in amount and which do not, in any case, detract in any material respect from the value of such property or materially impair the use thereof in the ordinary conduct of business;

         (e) Liens of the Administrative Agent for the benefit of the Administrative Agent and the Lenders;

         (f) Liens not otherwise permitted by this Section 10.3 and in existence on the Closing Date and either (i) described on Schedule 6.1(t) or (ii) securing Debt of less than $500,000 per Lien; and

         (g) Liens securing Debt permitted under Sections 10.1(e) and (f); provided, that (i) such Liens do not at any time encumber any property other than the property financed by such Debt and (ii) the amount of Debt secured thereby is not increased.

         SECTION 10.4. Limitations on Loans, Advances, Investments and Acquisitions. Purchase, own, invest in or otherwise acquire, directly or indirectly, any capital stock, interests in any partnership or joint venture (including without limitation the creation or capitalization of any Subsidiary), evidence of Debt or other obligation or security, substantially all or a portion of the business or assets of any other Person or any other investment or interest whatsoever in any other Person, or make or permit to exist, directly or indirectly, any loans, advances or extensions of credit to, or any investment in cash or by delivery of property in, any Person, or enter into, directly or indirectly, any commitment or option in respect of the foregoing except:

         (a) (i) investments in or loans or advances to Subsidiaries of ShoLodge that are Borrowers existing on the Closing Date and (ii) other loans, advances and investments existing on the Closing Date and described on Schedule 10.4.

         (b) investments in (i) marketable direct obligations issued or unconditionally guaranteed by the United States of America or any agency thereof maturing within 120 days from the date of acquisition thereof, (ii) commercial paper maturing no more than 120 days from the date of creation thereof and currently having the highest rating obtainable from either Standard & Poor's Rating's Group, a Division of McGraw-Hill Corporation or Moody's Investors Service, Inc., (iii) certificates of deposit maturing no more than 120 days from the date of creation thereof issued by commercial banks incorporated under the laws of the United States of America, each having combined capital, surplus and undivided profits of not less than $500,000,000 and having a rating of "A" or better by a nationally recognized rating agency; provided, that the aggregate amount invested in such certificates of deposit shall not at any time exceed $5,000,000 for any one such certificate of deposit and $10,000,000 for any one such bank, (iv) time deposits maturing no more than 30 days from the date of creation thereof with commercial banks or savings banks or savings and loan associations each having membership either in the FDIC or the deposits of which are insured by the FDIC and in amounts not exceeding the maximum amounts of insurance thereunder or (v) such cash equivalent investments similar to those set forth in
(i) through (iv) above but not meeting the standards set forth in (i) through
(iv) above approved by the applicable Board of Directors or other governing body of ShoLodge or any Subsidiary of ShoLodge, as applicable;

         (c) investments, loans, or advances after the Closing Date from (i) any Subsidiary of ShoLodge to any Borrower, (ii) any Borrower to another Borrower,
(iii) any Borrower to any Subsidiary of ShoLodge that is not a Borrower in an aggregate amount, with regard to all such non-Borrower Subsidiaries, not to exceed $10,000,000 and (iv) any Subsidiary of ShoLodge that is not a Borrower to another Subsidiary of ShoLodge that is not a Borrower;

         (d) investments, loans or advances not otherwise permitted by this
Section 10.4, after the Closing Date in or to other Persons in an aggregate amount not to exceed $10,000,000, provided that such Person shall be a franchisee of ShoLodge, a Subsidiary of ShoLodge or any Affiliate thereof, or engaged in the hotel/motel business; and

         (e) investments, loans or advances not otherwise permitted by this
Section 10.4, after the Closing Date in or to Persons in an aggregate amount not to exceed $1,000,000, provided that no Default or Event of Default shall have occurred and be continuing both before and after giving effect to such investment.

         SECTION 10.5. Fictitious Names; Name Change. Neither ShoLodge nor any of its Subsidiaries, as of the Closing Date, is doing business or intends to do business other than under its full corporate name, including, without limitation, under any trade name or other doing business name other than Shoney's Inn, Shoney's Inn & Suites, Shoney's Suites, Sumner Inn & Suites or Sumner Suites. Neither any Borrower nor any of its Subsidiaries will change its name without notifying the Administrative Agent within ten (10) days after the effective date of such name change.

         SECTION 10.6. Limitations on Mergers and Liquidation. Merge, consolidate or enter into any similar combination with any other Person or liquidate, wind-up or dissolve itself (or suffer any liquidation or dissolution) except that any Subsidiary of ShoLodge may merge with any other Subsidiary of ShoLodge or any other Borrower; provided, that, in the case of a merger with ShoLodge or any other Borrower, ShoLodge or a Borrower is the surviving corporation; provided, further, that any Subsidiary of ShoLodge may be liquidated or dissolved in connection with a transfer of all of the assets of such Subsidiary to (i) ShoLodge, (ii) another Borrower or (iii) a Subsidiary that is not a Borrower in connection with a liquidation or dissolution of a Subsidiary that is not a Borrower.

         SECTION 10.7. Limitations on Sale of Assets. Convey, sell, lease, assign, transfer or otherwise dispose of any of its property, business or assets (including, without limitation, the sale of any receivables and leasehold interests and any sale-leaseback or similar transaction), whether now owned or hereafter acquired except:

         (a) the sale of obsolete assets no longer used or usable in the business of such Borrower or any of its Subsidiaries;

         (b) the sale or discount without recourse of accounts receivable arising in the ordinary course of business in connection with the compromise or collection thereof;

         (c) the sale or disposition (a "Disposition") of fixed assets consisting of real property (including land, improvements and fixtures), equipment and other personalty used or held in connection with hotels owned by ShoLodge or a Subsidiary of ShoLodge or the capital stock or other ownership interest of a corporation or other entity that owns such assets (the "Hotel Fixed Assets") in a manner consistent with usual and customary business activities of ShoLodge or any of its Subsidiaries and in an aggregate amount not to exceed 20% of the net book value of all Hotel Fixed Assets of ShoLodge and its Subsidiaries (the "Maximum Dispositions Amount") for Dispositions occurring from the Closing Date until the earlier of payment in full of the Obligations or the Revolving Credit Termination Date. The Maximum Dispositions Amount shall be determined in accordance with GAAP and calculated using the net book value of all Hotel Fixed Assets of ShoLodge and its Subsidiaries shown on the balance sheet delivered to the Administrative Agent pursuant to Section 7.1(b) for Fiscal Year end 1996; provided, that the Net Disposition Proceeds from each such Disposition shall be reinvested into comparable replacement assets within twelve
(12) months of such Disposition; and provided further, that the failure of ShoLodge or any of its Subsidiaries to reinvest such Net Disposition Proceeds within such twelve (12) month period shall result in a mandatory repayment of the Extensions of Credit in the manner set forth in Section 2.4(c);

         (d) the sale or disposition of fixed assets consisting of real property (including land, improvements and fixtures), equipment and other personalty of ShoLodge or any of its Subsidiaries not used or held in connection with hotels owned by ShoLodge or any of its Subsidiaries (the "Non-Hotel Fixed Assets") in a manner consistent with usual and customary business activities of ShoLodge and its Subsidiaries in an aggregate amount in any Fiscal Year not to exceed $10,000,000;

         (e) the sale or disposition by any Borrower of its business or assets to another Borrower; and

         (f) any sale or disposition of assets, not otherwise permitted under this Section 10.7, in any Fiscal Year having a net book value not to exceed an aggregate amount equal to $500,000.

         SECTION 10.8. Limitations on Dividends and Distributions. Declare or pay any dividends upon any of its capital stock or distribution of any other ownership interest; purchase, redeem, retire or otherwise acquire, directly or indirectly, any shares of its capital stock or any other evidence of ownership interest, or make any distribution of cash, property or assets among the holders of shares of its capital stock or other ownership interests, or make any change in its capital structure that could reasonably be expected to have a Material Adverse Effect; provided that:

         (a) such Borrower or any Subsidiary thereof may pay dividends in shares of its own capital stock; and

         (b) any Subsidiary may pay cash dividends or cash distributions to a Borrower.

         SECTION 10.9. Transactions with Affiliates. Directly or indirectly: (a) except as permitted by Section 10.4(d) hereof, make any loan or advance to, or purchase or assume any note or other obligation to or from, any of its officers, directors, shareholders, partners or Affiliates, or to or from any member of the immediate family of any of its officers, directors, shareholders, partners or Affiliates, or subcontract any operations to any of its Affiliates in an aggregate amount in excess of $1,000,000 in any Fiscal Year, or (b) enter into, or be a party to, any transaction with any of its Affiliates, except pursuant to the reasonable requirements of its business and upon fair and reasonable terms that are no less favorable to it than it would obtain in a comparable arm's length transaction with a Person not its Affiliate, and with respect to such transactions in excess of $100,000 such terms are fully disclosed in writing to the Administrative Agent.

         SECTION 10.10. Certain Accounting Changes. Change its Fiscal Year end, or make any change in its accounting treatment and reporting practices except as required by GAAP.

         SECTION 10.11. Amendments; Payments and Prepayments of Subordinated Debt. Amend or modify (or permit the modification or amendment of) any of the terms or provisions of any Subordinated Debt, or cancel or forgive, make any voluntary or optional payment or prepayment on, or voluntarily redeem or acquire for value (including without limitation by way of depositing with any trustee with respect thereto money or securities before due for the purpose of paying when due) any Subordinated Debt.

         SECTION 10.12. Restrictive Agreements. Enter into any Debt (i) which contains any negative pledge on assets unless such Debt is Permitted Debt and a Lien on such assets would be permitted under Section 10.3, (ii) which contains any financial covenants or negative covenants more restrictive than the restrictions of Articles IX and X hereof, respectively, or (iii) which restricts, limits or otherwise encumbers its ability to incur Liens on or with respect to any of its assets or properties other than the assets or properties securing such Debt.

         SECTION 10.13. Release or Substitution of Collateral; Amendments of Revenue Participation Bonds. Release or substituting the Mortgaged and Pledged Property (as such term is defined in the Revenue Participation Bonds Indenture), including without limitation the property pledged pursuant to the Revenue Participation Bonds Pledge Agreement; or amend or modify (or permit the modification or amendment of) in any material respect any of the terms or provisions of the Revenue Participation Bonds, the Revenue Participation Bonds Indenture or the Revenue Participation Bonds Pledge Agreement.

                                   ARTICLE XI

                              DEFAULT AND REMEDIES

         SECTION 11.1. Events of Default. Each of the following shall constitute an Event of Default, whatever the reason for such event and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment or order of any court or any order, rule or regulation of any Governmental Authority or otherwise:

         (a) Default in Payment of Principal of Loans and Reimbursement Obligations. The Borrowers shall default in any payment of principal of any Loan, Note or Reimbursement Obligation when and as due (whether at maturity, by reason of acceleration or otherwise).

         (b) Other Payment Default. The Borrowers shall default in the payment when and as due (whether at maturity, by reason of acceleration or otherwise) of interest on any Loan, Note or Reimbursement Obligation or the payment of any other Obligation, and such default shall continue unremedied for three (3) Business Days.

         (c) Misrepresentation. Any representation or warranty made or deemed to be made by any Borrower under this Agreement, any Loan Document or any amendment hereto or thereto, shall at any time prove to have been incorrect or misleading in any material respect when made or deemed made.

         (d) Default in Performance of Certain Covenants. Any Borrower shall default in the performance or observance of any covenant or agreement contained in Section 2.8, Section 7.5(e) or Articles IX or X of this Agreement.

         (e) Default in Performance of Other Covenants and Conditions. Any Borrower shall default in the performance or observance of any term, covenant, condition or agreement contained in this Agreement (other than as specifically provided for otherwise in this Section 11.1) or any other Loan Document and such default shall continue for a period of thirty (30) days after written notice thereof has been given to the Borrowers by the Administrative Agent; provided however, the Borrowers shall have an additional period of fifteen (15) days beyond said thirty (30) day period within which to cure any such default contained in this Section 11.1(e) (other than defaults relating to the performance or observance of any term, covenant, condition or agreement contained in Article VII hereof), if such default by its nature cannot be cured within said thirty (30) day period, the Borrowers deliver written notice to the Administrative Agent prior to the end of said thirty (30) day period of the nature of such default and the Borrowers diligently pursue such cure and do in fact completely cure such failure in full within said additional fifteen (15) day period.

         (f) Hedging Agreement. Any termination payment shall be due by the Borrowers under any Hedging Agreement and such amount is not paid within five
(5) Business Days of the due date thereof.

         (g) Debt Cross-Default. Any Borrower or any of its Subsidiaries shall
(i) default in the payment of any Debt (other than the Notes or any Reimbursement Obligation) the aggregate outstanding amount of which is in excess of $500,000 beyond the period of grace if any, provided in the instrument or agreement under which such Debt was created, or (ii) default in the observance or performance of any other agreement or condition relating to any Debt (other than the Notes or any Reimbursement Obligation) the aggregate outstanding amount of which is in excess of $500,000 or contained in any instrument or agreement evidencing, securing or relating thereto or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or holders of such Debt (or a trustee or agent on behalf of such holder or holders) to cause, with the giving of notice if required, any such Debt to become due prior to its stated maturity (any applicable grace period having expired).

         (h) Other Cross-Defaults. Any Borrower or any of its Subsidiaries shall default in the payment when due, or in the performance or observance, of any obligation or condition of any Material Contract unless, but only as long as, the existence of any such default is being contested by such Borrower or Subsidiary in good faith by appropriate proceedings and adequate reserves in respect thereof have been established on the books of such Borrower or Subsidiary to the extent required by GAAP.

         (i) Change in Control. (a) Any person or group of persons (within the meaning of Section 13(d) of the Securities Exchange Act of 1934, as amended) shall obtain ownership or control in one or more series of transactions of more than thirty-three percent (33%) of the voting power of ShoLodge entitled to vote in the election of members of the board of directors of ShoLodge (provided that the foregoing shall not apply to the acquisition of additional shares of capital stock of ShoLodge by Leon Moore); (b) there shall have occurred under any indenture or other instrument evidencing any Debt in excess of $1,000,000 any "change in control" (as defined in such indenture or other evidence of Debt) obligating ShoLodge to repurchase, redeem or repay all or any part of the Debt or capital stock provided for therein; or (c) ShoLodge shall fail to own or control, directly or indirectly, more than fifty percent (50%) of the voting power of any Subsidiary entitled to vote in the election of members of the board of directors of such Subsidiary or such other governing body of such Subsidiary, other than as a result of a merger, consolidation or other similar combination or a liquidation or dissolution permitted under Section 10.6 or as a result of a sale of assets permitted under Section 10.7, (any such event, a "Change in Control").

         (j) Voluntary Bankruptcy Proceeding. Any Borrower or any Subsidiary thereof shall (i) commence a voluntary case under the federal bankruptcy laws (as now or hereafter in effect), (ii) file a petition seeking to take advantage of any other laws, domestic or foreign, relating to bankruptcy, insolvency, reorganization, winding up or composition for adjustment of debts, (iii) consent to or fail to contest in a timely and appropriate manner any petition filed against it in an involuntary case under such bankruptcy laws or other laws, (iv) apply for or consent to, or fail to contest in a timely and appropriate manner, the appointment of, or the taking of possession by, a receiver, custodian, trustee, or liquidator of itself or of a substantial part of its property, domestic or foreign, (v) admit in writing its inability to pay its debts as they become due, (vi) make a general assignment for the benefit of creditors, or
(vii) take any corporate action for the purpose of authorizing any of the foregoing.

         (k) Involuntary Bankruptcy Proceeding. A case or other proceeding shall be commenced against any Borrower or any Subsidiary thereof in any court of competent jurisdiction seeking (i) relief under the federal bankruptcy laws (as now or hereafter in effect) or under any other laws, domestic or foreign, relating to bankruptcy, insolvency, reorganization, winding up or adjustment of debts, or (ii) the appointment of a trustee, receiver, custodian, liquidator or the like for any Borrower or any Subsidiary thereof or for all or any substantial part of their respective assets, domestic or foreign, and such case or proceeding shall continue



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

undismissed or unstayed for a period of sixty (60) consecutive days, or an order granting the relief requested in such case or proceeding (including, but not limited to, an order for relief under such federal bankruptcy laws) shall be entered.

         (l) Failure of Agreements. Any material provision of this Agreement or of any other Loan Document shall for any reason cease to be valid and binding on any Borrower or Subsidiary party thereto or any such Person shall so state in writing.

         (m) Termination Event. The occurrence of any of the following events:
(i) any Borrower or any ERISA Affiliate fails to make full payment when due of all amounts which, under the provisions of any Pension Plan or Section 412 of the Code, any Borrower or any ERISA Affiliate is required to pay as contributions thereto, (ii) an accumulated funding deficiency in excess of $250,000 occurs or exists, whether or not waived, with respect to any Pension Plan, (iii) a Termination Event or (iv) any Borrower or any ERISA Affiliate as employers under one or more Multiemployer Plan makes a complete or partial withdrawal from any such Multiemployer Plan and the plan sponsor of such Multiemployer Plans notifies such withdrawing employer that such employer has incurred a withdrawal liability requiring payments in an amount exceeding $250,000.

         (n) Judgment. Except with respect to the Existing Judgment, a judgment or order for the payment of money which causes the aggregate amount of such judgments to exceed $2,500,000 in any Fiscal Year shall be entered against any Borrower or any of its Subsidiaries by any court and such judgment or order shall continue undischarged or unstayed for a period of sixty (60) days.

         SECTION 11.2. Remedies. Upon the occurrence of an Event of Default, with the consent of the Required Lenders, the Administrative Agent may, or upon the request of the Required Lenders, the Administrative Agent shall, by notice to the Borrowers:

         (a) Acceleration; Termination of Facilities. Declare the principal of and interest on the Loans, the Notes and the Reimbursement Obligations at the time outstanding, and all other amounts owed to the Lenders and to the Administrative Agent under this Agreement or any of the other Loan Documents (including, without limitation, all L/C Obligations, whether or not the beneficiaries of the then outstanding Letters of Credit shall have presented the documents required thereunder) and all other Obligations, to be forthwith due and payable, whereupon the same shall immediately become due and payable without presentment, demand, protest or other notice of any kind, all of which are expressly waived, anything in this Agreement or the other Loan Documents to the contrary notwithstanding, and terminate the Credit Facility and any right of the Borrowers to request borrowings or Letters of Credit thereunder; provided, that upon the occurrence of



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

an Event of Default specified in Section 11.1(j) or (k), the Credit Facility shall be automatically terminated and all Obligations shall automatically become due and payable.

         (b) Letters of Credit. With respect to all Letters of Credit with respect to which presentment for honor shall not have occurred at the time of an acceleration pursuant to the preceding paragraph, require the Borrowers at such time to deposit in a cash collateral account opened by the Administrative Agent an amount equal to the aggregate then undrawn and unexpired amount of such Letters of Credit. Amounts held in such cash collateral account shall be applied by the Administrative Agent to the payment of drafts drawn under such Letters of Credit, and the unused portion thereof after all such Letters of Credit shall have expired or been fully drawn upon, if any, shall be applied to repay the other Obligations. After all such Letters of Credit shall have expired or been fully drawn upon, the Reimbursement Obligation shall have been satisfied and all other Obligations shall have been paid in full, the balance, if any, in such cash collateral account shall be returned to the Borrowers.

         (c) Rights of Collection. Exercise on behalf of the Lenders all of its other rights and remedies under this Agreement, the other Loan Documents and Applicable Law, in order to satisfy all of the Borrowers' Obligations.

         SECTION 11.3. Rights and Remedies Cumulative; Non-Waiver; etc. The enumeration of the rights and remedies of the Administrative Agent and the Lenders set forth in this Agreement is not intended to be exhaustive and the exercise by the Administrative Agent and the Lenders of any right or remedy shall not preclude the exercise of any other rights or remedies, all of which shall be cumulative, and shall be in addition to any other right or remedy given hereunder or under the Loan Documents or that may now or hereafter exist in law or in equity or by suit or otherwise. No delay or failure to take action on the part of the Administrative Agent or any Lender in exercising any right, power or privilege shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or privilege preclude other or further exercise thereof or the exercise of any other right, power or privilege or shall be construed to be a waiver of any Event of Default. No course of dealing between the Borrowers, the Administrative Agent and the Lenders or their respective agents or employees shall be effective to change, modify or discharge any provision of this Agreement or any of the other Loan Documents or to constitute a waiver of any Event of Default.



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


                                   ARTICLE XII

                    THE ADMINISTRATIVE AGENT AND THE CO-AGENT

         SECTION 12.1. Appointment. Each of the Lenders hereby irrevocably designates and appoints First Union as Administrative Agent of such Lender under this Agreement and the other Loan Documents and each such Lender irrevocably authorizes First Union as Administrative Agent for such Lender, to take such action on its behalf under the provisions of this Agreement and the other Loan Documents and to exercise such powers and perform such duties as are expressly delegated to the Administrative Agent by the terms of this Agreement and such other Loan Documents, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere in this Agreement or such other Loan Documents, the Administrative Agent shall not have any duties or responsibilities, except those expressly set forth herein and therein, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or the other Loan Documents or otherwise exist against the Administrative Agent.

         SECTION 12.2. Delegation of Duties. The Administrative Agent and the Co-Agent may execute any of their respective duties under this Agreement and the other Loan Documents by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. Neither the Administrative Agent nor the Co-Agent shall be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by such Administrative Agent or Co-Agent with reasonable care.

         SECTION 12.3. Exculpatory Provisions. Neither the Administrative Agent nor the Co-Agent nor any of their respective officers, directors, employees, agents, attorneys-in-fact, Subsidiaries or Affiliates shall be (a) liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection with this Agreement or the other Loan Documents (except for actions occasioned solely by its or such Person's own gross negligence or willful misconduct), or (b) responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by any Borrower or any of its Subsidiaries or any officer thereof contained in this Agreement or the other Loan Documents or in any certificate, report, statement or other document referred to or provided for in, or received by the Administrative Agent or the Co-Agent under or in connection with, this Agreement or the other Loan Documents or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or the other Loan Documents or for any failure of any Borrower or any of its Subsidiaries to perform its obligations hereunder or thereunder. Neither the Administrative Agent nor the Co-Agent shall be under any obligation to any Lender to ascertain



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

or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement, or to inspect the properties, books or records of any Borrower or any of its Subsidiaries.

         SECTION 12.4. Reliance by the Administrative Agent and the Co-Agent. The Administrative Agent and the Co-Agent shall be entitled to rely, and shall be fully protected in relying, upon any note, writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, telecopy, telex or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to the Borrowers), independent accountants and other experts selected by the Administrative Agent or the Co-Agent. The Administrative Agent and the Co-Agent may deem and treat the payee of any Note as the owner thereof for all purposes unless such Note shall have been transferred in accordance with Section 13.10 hereof. The Administrative Agent and the Co-Agent shall be fully justified in failing or refusing to take any action under this Agreement and the other Loan Documents unless it shall first receive such advice or concurrence of the Required Lenders (or, when expressly required hereby or by the relevant other Loan Document, all the Lenders) as it deems appropriate or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action except for its own gross negligence or willful misconduct. The Administrative Agent and the Co-Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement and the Notes in accordance with a request of the Required Lenders (or, when expressly required hereby, all the Lenders), and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders and all future holders of the Notes.

         SECTION 12.5. Notice of Default. Neither the Administrative Agent nor the Co-Agent shall be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder unless it has received notice from a Lender or the Borrowers referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default". In the event that the Co-Agent receives such a notice, it shall promptly give notice thereof to the Administrative Agent, who shall promptly give notice thereof to the Lenders. The Administrative Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Lenders; provided that unless and until the Administrative Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Lenders.



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         SECTION 12.6. Non-Reliance on the Administrative Agent, Co-Agent and
Other Lenders. Each Lender expressly acknowledges that neither the Administrative Agent nor the Co-Agent nor any of their respective officers, directors, employees, agents, attorneys-in-fact, Subsidiaries or Affiliates has made any representations or warranties to it and that no act by the Administrative Agent or Co-Agent hereinafter taken, including any review of the affairs of any Borrower or any of its Subsidiaries, shall be deemed to constitute any representation or warranty by such Administrative Agent or Co-Agent to any Lender. Each Lender represents to the Administrative Agent and the Co-Agent that it has, independently and without reliance upon the Administrative Agent, Co-Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of ShoLodge and its Subsidiaries and made its own decision to make its Loans and issue or participate in Letters of Credit hereunder and enter into this Agreement. Each Lender also represents that it will, independently and without reliance upon the Administrative Agent, Co-Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of ShoLodge and its Subsidiaries. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Administrative Agent hereunder or by the other Loan Documents, the Administrative Agent and the Co-Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, property, financial and other condition or creditworthiness of ShoLodge or any of its Subsidiaries which may come into the possession of the Administrative Agent, Co-Agent or any of their respective officers, directors, employees, agents, attorneys-in-fact, Subsidiaries or Affiliates.

         SECTION 12.7. Indemnification. The Lenders agree to indemnify the Administrative Agent and Co-Agent in its capacity as such and (to the extent not reimbursed by the Borrowers and without limiting the obligation of the Borrowers to do so), ratably according to the respective amounts of their Commitment Percentages, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever which may at any time (including, without limitation, at any time following the payment of the Notes or any Reimbursement Obligation) be imposed on, incurred by or asserted against the Administrative Agent or Co-Agent in any way relating to or arising out of this Agreement or the other Loan Documents, or any documents contemplated by or referred to herein or therein or the transactions contemplated



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

hereby or thereby or any action taken or omitted by the Administrative Agent or the Co-Agent under or in connection with any of the foregoing; provided that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting solely from the Administrative Agent's or Co-Agent's bad faith, gross negligence or willful misconduct. The agreements in this Section 12.7 shall survive the payment of the Notes, any Reimbursement Obligation and all other amounts payable hereunder and the termination of this Agreement.

         SECTION 12.8. The Agents Each in Its Individual Capacity. The Administrative Agent, Co-Agent and their respective Subsidiaries and Affiliates may make loans to, accept deposits from and generally engage in any kind of business with the Borrowers as though such Administrative Agent and Co-Agent were not Administrative Agent or Co-Agent hereunder. With respect to any Loans made or renewed by it and any Note issued to it and with respect to any Letter of Credit issued by it or participated in by it, the Administrative Agent and the Co-Agent shall have the same rights and powers under this Agreement and the other Loan Documents as any Lender and may exercise the same as though it were not an Administrative Agent or Co-Agent, and the terms "Lender" and "Lenders" shall include the Administrative Agent and Co-Agent each in its individual capacity.

         SECTION 12.9. Resignation of the Agents; Successor Administrative Agent. The Co-Agent may resign as Co-Agent at any time by giving notice thereof to the Lenders and the Borrowers. Subject to the appointment and acceptance of a successor as provided below, the Administrative Agent may resign at any time by giving notice thereof to the Lenders and the Borrowers. Upon any such resignation, the Required Lenders shall have the right to appoint a successor Administrative Agent, which successor shall have minimum capital and surplus of at least $500,000,000. If no successor Administrative Agent shall have been so appointed by the Required Lenders and shall have accepted such appointment within thirty (30) days after the Administrative Agent's giving of notice of resignation, then the Administrative Agent may, on behalf of the Lenders, appoint a successor Administrative Agent, which successor shall have minimum capital and surplus of at least $500,000,000. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall thereupon succeed to and become vested with all rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder. After any retiring Administrative Agent's resignation hereunder as Administrative Agent, the provisions of this
Section 12.9 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as Administrative Agent.



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         SECTION 12.10. The Co-Agent. The Co-Agent, in its capacity as co-agent, shall have no duties or responsibilities and no liabilities under this Agreement or any other Loan Document.

                                  ARTICLE XIII

                                  MISCELLANEOUS

         SECTION 13.1. Notices.

         (a) Method of Communication. Except as otherwise provided in this Agreement, all notices and communications hereunder shall be in writing, or by telephone subsequently confirmed in writing. Any notice shall be effective if delivered by hand delivery or sent via telecopy, recognized overnight courier service or certified mail, return receipt requested, and shall be presumed to be received by a party hereto (i) on the date of delivery if delivered by hand or sent by telecopy, (ii) on the next Business Day if sent by recognized overnight courier service and (iii) on the third Business Day following the date sent by certified mail, return receipt requested. A telephonic notice to the Administrative Agent as understood by the Administrative Agent will be deemed to be the controlling and proper notice in the event of a failure to receive a confirming written notice.

         (b) Addresses for Notices. Notices to any party shall be sent to it at the following addresses, or any other address as to which all the other parties are notified in writing.

         If to the Borrowers:        ShoLodge, Inc.
                                     217 West Main Street
                                     Gallatin, Tennessee 37066
                                     Attention:  Michael A. Corbett
                                     Telephone No.:  (615) 452-7200
                                     Telecopy No.:  (615) 452-7332

         With copies to:             Boult, Cummings, Conners & Berry,
                                     PLC
                                     P.O. Box 198062
                                     414 Union Street, Suite 1600
                                     Nashville, Tennessee 37219
                                     Attention:  Patrick L. Alexander
                                     Telephone No.:  (615) 252-2362
                                     Telecopy No.:  (615) 252-6362


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

         If to First Union as        First Union National Bank of
         Administrative Agent:             North Carolina
                                     One First Union Center, TW-10
                                     301 South College Street
                                     Charlotte, North Carolina
                                     28288-0735
                                     Attention: Syndication Agency
                                     Services
                                     Telephone No.: (704) 383-0281
                                     Telecopy No.: (704) 383-0288

                                     First Union National Bank of
                                     Tennessee
                                     150 Fourth Avenue North
                                     Nashville, Tennessee 37219
                                     Attention: Mr. Orville Kronk
                                     Telephone No.: (615) 251-9200
                                     Telecopy No.: (615) 251-0894


         With copies to:             Kennedy Covington Lobdell &
                                     Hickman, LLP
                                     NationsBank Corporate Center, Ste.
                                     4200
                                     100 N. Tryon Street
                                     Charlotte, North Carolina 28202
                                     Attention:  Jefferson W. Brown
                                     Telephone No.:  (704) 331-7400
                                     Telecopy No.:   (704) 331-7598


         If to any Lender:           To the Address set forth on
                                        Schedule 1.1(a) hereto

         (c) Administrative Agent's Office. The Administrative Agent hereby designates its office located at the address set forth above, or any subsequent office which shall have been specified for such purpose by written notice to the Borrowers and Lenders, as the Administrative Agent's Office referred to herein, to which payments due are to be made and at which Loans will be disbursed and Letters of Credit issued.

         SECTION 13.2. Expenses; Indemnity. The Borrowers will (a) pay all reasonable out-of-pocket expenses of the Administrative Agent and Co-Agent in connection with: (i) the preparation, execution and delivery of this Agreement and each other Loan Document, whenever the same shall be executed and delivered, including without limitation all reasonable out-of-pocket syndication and due diligence expenses and reasonable fees and disbursements of counsel for the Administrative Agent and Co-Agent and (ii) the preparation, execution and delivery of any waiver,



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amendment or consent by the Administrative Agent, the Co-Agent or the Lenders
relating to this Agreement or any other Loan Document, including without limitation reasonable fees and disbursements of counsel for the Administrative Agent and Co-Agent, (b) pay all reasonable out-of-pocket expenses of the Administrative Agent, the Co-Agent and each Lender in connection with the administration and enforcement of any rights and remedies of the Administrative Agent, Co-Agent and Lenders under the Credit Facility, including consulting with appraisers, accountants, engineers, attorneys and other Persons concerning the nature, scope or value of any right or remedy of the Administrative Agent, Co-Agent or any Lender hereunder or under any other Loan Document or any factual matters in connection therewith, which expenses shall include without limitation the reasonable fees and disbursements of such Persons, and (c) defend, indemnify and hold harmless the Administrative Agent, Co-Agent and the Lenders, and their respective parents, Subsidiaries, Affiliates, employees, agents, officers and directors, from and against any losses, penalties, fines, liabilities, settlements, damages, costs and expenses, suffered by any such Person in connection with any claim, investigation, litigation or other proceeding (whether or not the Administrative Agent, Co-Agent or any Lender is a party thereto) and the prosecution and defense thereof, arising out of or in any way connected with the Agreement, any other Loan Document or the Loans, including without limitation reasonable attorney's and consultant's fees, except to the extent that any of the foregoing directly result from the gross negligence or willful misconduct of the party seeking indemnification therefor.

         SECTION 13.3. Set-off. In addition to any rights now or hereafter granted under Applicable Law and not by way of limitation of any such rights, upon and after the occurrence of any Event of Default and during the continuance thereof, the Lenders and any assignee or participant of a Lender in accordance with Section 13.10 are hereby authorized by the Borrowers at any time or from time to time, without notice to the Borrowers or to any other Person, any such notice being hereby expressly waived, to set off and to appropriate and to apply any and all deposits (general or special, time or demand, including, but not limited to, indebtedness evidenced by certificates of deposit, whether matured or unmatured) and any other indebtedness at any time held or owing by the Lenders, or any such assignee or participant to or for the credit or the account of any Borrower against and on account of the Obligations irrespective of whether or not (a) the Lenders shall have made any demand under this Agreement or any of the other Loan Documents or (b) the Administrative Agent shall have declared any or all of the Obligations to be due and payable as permitted by
Section 11.2 and although such Obligations shall be contingent or unmatured.



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         SECTION 13.4. GOVERNING LAW. THIS AGREEMENT, THE NOTES AND THE OTHER
LOAN DOCUMENTS, UNLESS OTHERWISE EXPRESSLY SET FORTH THEREIN, SHALL BE GOVERNED BY, CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NORTH CAROLINA, WITHOUT REFERENCE TO THE CONFLICTS OR CHOICE OF LAW PRINCIPLES THEREOF.

         SECTION 13.5. CONSENT TO JURISDICTION. EACH BORROWER HEREBY IRREVOCABLY CONSENTS TO THE PERSONAL JURISDICTION OF THE STATE AND FEDERAL COURTS LOCATED IN MECKLENBURG COUNTY, NORTH CAROLINA, IN ANY ACTION, CLAIM OR OTHER PROCEEDING ARISING OUT OF ANY DISPUTE IN CONNECTION WITH THIS AGREEMENT, THE NOTES AND THE OTHER LOAN DOCUMENTS, ANY RIGHTS OR OBLIGATIONS HEREUNDER OR THEREUNDER, OR THE PERFORMANCE OF SUCH RIGHTS AND OBLIGATIONS. EACH BORROWER HEREBY IRREVOCABLY CONSENTS TO THE SERVICE OF A SUMMONS AND COMPLAINT AND OTHER PROCESS IN ANY ACTION, CLAIM OR PROCEEDING BROUGHT BY THE ADMINISTRATIVE AGENT OR ANY LENDER IN CONNECTION WITH THIS AGREEMENT, THE NOTES OR THE OTHER LOAN DOCUMENTS, ANY RIGHTS OR OBLIGATIONS HEREUNDER OR THEREUNDER, OR THE PERFORMANCE OF SUCH RIGHTS AND OBLIGATIONS, ON BEHALF OF ITSELF OR ITS PROPERTY, IN THE MANNER SPECIFIED IN
SECTION 13.1. NOTHING IN THIS SECTION 13.5 SHALL AFFECT THE RIGHT OF THE ADMINISTRATIVE AGENT OR ANY LENDER TO SERVE LEGAL PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW OR AFFECT THE RIGHT OF THE ADMINISTRATIVE AGENT OR ANY LENDER TO BRING ANY ACTION OR PROCEEDING AGAINST ANY BORROWER OR ITS PROPERTIES IN THE COURTS OF ANY OTHER APPROPRIATE JURISDICTIONS.

         SECTION 13.6. Binding Arbitration; Waiver of Jury Trial.

         (a) Binding Arbitration. Upon demand of any party, whether made before or after institution of any judicial proceeding, any dispute, claim or controversy arising out of, connected with or relating to the Notes or any other Loan Documents ("Disputes"), between or among parties to the Notes or any other Loan Document shall be resolved by binding arbitration as provided herein. Institution of a judicial proceeding by a party does not waive the right of that party to demand arbitration hereunder. Disputes may include, without limitation, tort claims, counterclaims, claims brought as class actions, claims arising from Loan Documents executed in the future, or claims concerning any aspect of the past, present or future relationships arising out or connected with the Loan Documents. Arbitration shall be conducted under and governed by the Commercial Financial Disputes Arbitration Rules (the "Arbitration Rules") of the American Arbitration Association and Title 9 of the U.S. Code. All arbitration hearings shall be conducted in Charlotte, North Carolina. The expedited procedures



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set forth in Rule 51, et seq. of the Arbitration Rules shall be applicable to claims of less than $1,000,000. All applicable statutes of limitation shall apply to any Dispute. A judgment upon the award may be entered in any court having jurisdiction. The panel from which all arbitrators are selected shall be comprised of licensed attorneys. The single arbitrator selected for expedited procedure shall be a retired judge from the highest court of general jurisdiction, state or federal, of the state where the hearing will be conducted. Notwithstanding the foregoing, this paragraph shall not apply to any Hedging Agreement that is a Loan Document.

         (b) JURY TRIAL. TO THE EXTENT PERMITTED BY APPLICABLE LAW, THE ADMINISTRATIVE AGENT, EACH LENDER AND EACH BORROWER HEREBY IRREVOCABLY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL WITH RESPECT TO ANY ACTION, CLAIM OR OTHER PROCEEDING ARISING OUT OF ANY DISPUTE IN CONNECTION WITH THIS AGREEMENT, THE NOTES OR THE OTHER LOAN DOCUMENTS, ANY RIGHTS OR OBLIGATIONS HEREUNDER OR THEREUNDER, OR THE PERFORMANCE OF SUCH RIGHTS AND OBLIGATIONS.

         (c) Preservation of Certain Remedies. Notwithstanding the preceding binding arbitration provisions, the parties hereto and the other Loan Documents preserve, without diminution, certain remedies that such Persons may employ or exercise freely, either alone, in conjunction with or during a Dispute. Each such Person shall have and hereby reserves the right to proceed in any court of proper jurisdiction or to the extent applicable by self help to exercise or prosecute the following remedies: (i) all rights to foreclose against any real or personal property or other security by exercising a power of sale granted in the Loan Documents or under applicable law or by judicial foreclosure and sale,
(ii) all rights of self help including peaceful occupation of property, collection of rents and set off, (iii) obtaining provisional or ancillary remedies including injunctive relief, sequestration, garnishment, attachment, appointment of receiver and in filing an involuntary bankruptcy proceeding, and
(iv) when applicable, a judgment by confession of judgment. Preservation of these remedies does not limit the power of an arbitrator to grant similar remedies that may be requested by a party in a Dispute.

         SECTION 13.7. Reversal of Payments. To the extent any Borrower makes a payment or payments to the Administrative Agent for the ratable benefit of the Lenders or the Administrative Agent receives any payment or proceeds of the collateral, if applicable, which payments or proceeds or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, state or federal law, common law or equitable cause, then, to the extent of such payment or proceeds repaid, the Obligations or part thereof intended to be satisfied



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

shall be revived and continued in full force and effect as if such payment or proceeds had not been received by the Administrative Agent.

         SECTION 13.8. Injunctive Relief.

         (a) The Borrowers recognize that, in the event the Borrowers fail to perform, observe or discharge any of their respective obligations or liabilities under this Agreement, any remedy of law may prove to be inadequate relief to the Lenders. Therefore, the Borrowers agree that the Lenders, at the Lenders' option, shall be entitled to temporary and permanent injunctive relief in any such case without the necessity of proving actual damages.

         (b) The Administrative Agent, Lender and each Borrower (on behalf of itself and its Subsidiaries) hereby agrees that no such Person shall have a remedy of punitive or exemplary damages against any other party to a Loan Document and each such Person hereby waives any right or claim to punitive or exemplary damages that they may now have or may arise in the future in connection with any Dispute, whether such Dispute is resolved through arbitration or judicially.

         SECTION 13.9. Accounting Matters. All financial and accounting calculations, measurements and computations made for any material purpose relating to or under this Agreement, including, without limitation, all computations utilized by ShoLodge or any Subsidiary thereof to determine compliance with any covenant contained herein, shall, except as otherwise expressly contemplated hereby or unless there is an express written direction by the Administrative Agent to the contrary agreed to by the Borrowers, be performed in accordance with GAAP as in effect on the Closing Date. In the event that changes in GAAP shall be mandated by the Financial Accounting Standards Board, or any similar accounting body of comparable standing, or shall be recommended by the Borrowers' certified public accountants, to the extent that such changes would modify such accounting terms or the interpretation or computation thereof, such changes shall be followed in defining such accounting terms only from and after the date the Borrowers and the Lenders shall have amended this Agreement to the extent necessary to reflect any such changes in the financial covenants and other terms and conditions of this Agreement.

         SECTION 13.10. Successors and Assigns; Participations.

         (a) Benefit of Agreement. This Agreement shall be binding upon and inure to the benefit of the Borrowers, the Administrative Agent and the Lenders, all future holders of the Notes, and their respective successors and assigns, except that no Borrower shall assign or transfer any of its rights or obligations under this Agreement without the prior written consent of each Lender.

         (b) Assignment by Lenders. Each Lender may, with the consent of the Administrative Agent, and as long as no Default or Event of Default exists, the Borrowers, which consent shall not be unreasonably withheld, assign to one or more Eligible Assignees all or a portion of its interests, rights and obligations under this Agreement (including, without limitation, all or a portion of the Extensions of Credit at the time owing to it and the Notes held by it); provided that:

              (i) each such assignment shall be of a constant, and not a varying, percentage of all the assigning Lender's rights and obligations under this Agreement;

             (ii) if less than all of the assigning Lender's Commitment is to be assigned, the Commitment so assigned shall not be less than $5,000,000;

            (iii) the parties to each such assignment shall execute and deliver to the Administrative Agent, for its acceptance and recording in the Register, an Assignment and Acceptance in the form of Exhibit F attached hereto (an "Assignment and Acceptance"), together with any Note or Notes subject to such assignment;

             (iv) such assignment shall not, without the consent of the Borrowers, require any Borrower to file a registration statement with the Securities and Exchange Commission or apply to or qualify the Loans or the Notes under the blue sky laws of any state; and

              (v) the assigning Lender shall pay to the Administrative Agent an assignment fee of $3,000 upon the execution by such Lender of the Assignment and Acceptance; provided that no such fee shall be payable upon any assignment by a Lender to an Affiliate thereof.

Upon such execution, delivery, acceptance and recording, from and after the effective date specified in each Assignment and Accep tance, which effective date shall be at least five (5) Business Days after the execution thereof, (A) the assignee thereunder shall be a party hereto and, to the extent provided in such Assignment and Acceptance, have the rights and obligations of a Lender hereby and (B) the Lender thereunder shall, to the extent provided in such assignment, be released from its obligations under this Agreement.

         (c) Rights and Duties Upon Assignment. By executing and delivering an Assignment and Acceptance, the assigning Lender thereunder and the assignee thereunder confirm to and agree with each other and the other parties hereto as set forth in such Assignment and Acceptance.

         (d) Register. The Administrative Agent shall maintain a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders and the amount of the Extensions of Credit with respect to each Lender from time to time (the "Register"). The entries in the Register shall be conclusive, in the absence of manifest error, and the Borrowers, the Administrative Agent and the Lenders may treat each person whose name is recorded in the Register as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrowers or Lenders at any reason able time and from time to time upon reasonable prior notice.

         (e) Issuance of New Notes. Upon its receipt of an Assignment and Acceptance executed by an assigning Lender and an Eligible Assignee together with any Note or Notes subject to such assignment and the written consent to such assignment, the Administrative Agent shall, if such Assignment and Acceptance has been completed and is substantially in the form of Exhibit F:

              (i)     accept such Assignment and Acceptance;

             (ii) record the information contained therein in the Register;

            (iii) give prompt notice thereof to the Lenders and the Borrowers; and

             (iv) promptly deliver a copy of such Assignment and Acceptance to the Borrowers.

Within five (5) Business Days after receipt of notice, the Borrowers shall execute and deliver to the Administrative Agent, in exchange for the surrendered Note or Notes, a new Note or Notes to the order of such Eligible Assignee in amounts equal to the Commitment assumed by it pursuant to such Assignment and Acceptance and a new Note or Notes to the order of the assigning Lender in an amount equal to the Commitment retained by it hereunder. Such new Note or Notes shall be in an aggregate principal amount equal to the aggregate principal amount of such surrendered Note or Notes, shall be dated the effective date of such Assignment and Acceptance and shall otherwise be in substantially the form of the assigned Notes delivered to the assigning Lender. Each surrendered Note or Notes shall be canceled and returned to the Borrowers.

         (f) Participations. Each Lender may sell participations to one or more banks or other entities in all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Extensions of Credit and the Notes held by it); provided that:

              (i) each such participation shall be in an amount not less than $5,000,000;

             (ii) such Lender's obligations under this Agreement (including, without limitation, its Commitment) shall remain unchanged;

            (iii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations;

             (iv) such Lender shall remain the holder of the Notes held by it for all purposes of this Agreement;

              (v) the Borrowers, the Administrative Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement;

             (vi) such Lender shall not permit such participant the right to approve any waivers, amendments or other modifications to this Agreement or any other Loan Document other than waivers, amendments or modifications which would reduce the principal of or the interest rate on any Loan or Reimbursement Obligation, extend the term or increase the amount of the Commitment, reduce the amount of any fees to which such participant is entitled, extend any scheduled payment date for principal of any Loan or, except as expressly contemplated hereby or thereby, release substantially all of the collateral, as applicable; and

            (vii) any such disposition shall not, without the consent of the Borrowers, require any Borrower to file a registration statement with the Securities and Exchange Commission or to apply to or to qualify the Loans or the Notes under the blue sky law of any state.

         (g) Disclosure of Information; Confidentiality. The Administrative Agent and the Lenders shall hold all non-public information with respect to the Borrowers obtained pursuant to the Loan Documents in accordance with their customary procedures for handling confidential information. Any Lender may, in connection with any assignment, proposed assignment, participation or proposed participation pursuant to this Section 13.10, disclose to the assignee, participant, proposed assignee or proposed participant, any information relating to the Borrowers furnished to such Lender by or on behalf of the Borrowers; provided, that prior to any such disclosure, each such assignee, proposed assignee, participant or proposed participant shall agree with the Borrowers or such Lender to preserve the confidentiality of any confidential information relating to the Borrowers received from such Lender.

         (h) Certain Pledges or Assignments. Nothing herein shall prohibit any Lender from pledging or assigning any Note to any Federal Reserve Bank in accordance with Applicable Law.

         SECTION 13.11. Amendments, Waivers and Consents. Except as set forth below, any term, covenant, agreement or condition of this Agreement or any of the other Loan Documents may be amended or waived by the Lenders, and any consent given by the Lenders, if, but only if, such amendment, waiver or consent is in writing signed by the Required Lenders (or by the Administrative Agent with the consent of the Required Lenders) and delivered to the Administrative Agent and, in the case of an amendment, signed by the Borrowers; provided, that no amendment, waiver or consent shall (a) increase the amount or extend the time of the obligation of the Lenders to make Loans or issue or participate in Letters of Credit (including without limitation pursuant to Section 2.7), (b) extend the originally scheduled time or times of payment of the principal of any Loan or Reimbursement Obligation or the time or times of payment of interest on any Loan or Reimbursement Obligation, (c) reduce the rate of interest or fees payable on any Loan or Reimbursement Obligation, (d) permit any subordination of the principal or interest on any Loan or Reimbursement Obligation, (e) amend the provisions of this Section 13.11 or the definition of Required Lenders, without the prior written consent of each Lender. In addition, no amendment, waiver or consent to the provisions of (a) Article XII shall be made without the written consent of the Administrative Agent and (b) Article III without the written consent of the Issuing Lender.

         SECTION 13.12. Performance of Duties. The Borrowers' obligations under this Agreement and each of the Loan Documents shall be performed by the Borrowers at their sole cost and expense.

         SECTION 13.13. All Powers Coupled with Interest. All powers of attorney and other authorizations granted to the Lenders, the Administrative Agent and any Persons designated by the Administrative Agent or any Lender pursuant to any provisions of this Agreement or any of the other Loan Documents shall be deemed coupled with an interest and shall be irrevocable so long as any of the Obligations remain unpaid or unsatisfied or the Credit Facility has not been terminated.

         SECTION 13.14. Survival of Indemnities. Notwithstanding any termination of this Agreement, the indemnities to which the Administrative Agent and the Lenders are entitled under the provisions of this Article XIII and any other provision of this Agreement and the Loan Documents shall continue in full force and effect and shall protect the Administrative Agent and the Lenders against events arising after such termination as well as before.

         SECTION 13.15. Titles and Captions. Titles and captions of Articles, Sections and subsections in this Agreement are for convenience only, and neither limit nor amplify the provisions of this Agreement.

         SECTION 13.16. Severability of Provisions. Any provision of this Agreement or any other Loan Document which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective only to the extent of such prohibition or unen forceability without invalidating the remainder of such provision or the remaining provisions hereof or thereof or affecting the validity or enforceability of such provision in any other jurisdiction.

         SECTION 13.17. Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and shall be binding upon all parties, their successors and assigns, and all of which taken together shall constitute one and the same agreement.

         SECTION 13.18. ShoLodge as Agent for Borrowers. Each Borrower hereby irrevocably appoints and authorizes ShoLodge (a) to provide the Administrative Agent with all notices with respect to Exten sions of Credit obtained for the benefit of any Borrower and all other notices and instructions under this Agreement and (b) to take such action on behalf of the Borrowers as ShoLodge deems appropriate on its behalf to obtain Extensions of Credit and to exercise such other powers as are reasonably incidental thereto to carry out the purposes of this Agreement.

         SECTION 13.19. Term of Agreement. This Agreement shall remain in effect from the Closing Date through and including the date upon which all Obligations shall have been indefeasibly and irrevocably paid and satisfied in full. No termination of this Agreement shall affect the rights and obligations of the parties hereto arising prior to such termination.

         SECTION 13.20. Limitation on Partner Liability. Except as set forth in the following proviso, no partner of a partnership Borrower shall be liable for any of the Obligations in its capacity as a partner, and with respect to such partner liability only, the Lenders shall look solely to the assets of such partnership Borrower to satisfy such partnership Borrower's liability for the Obligations; provided, however, nothing contained herein shall limit in any manner the liability of any partner that is a Borrower.

                           [Signature Page to Follow]

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized officers or duly authorized general partner, as applicable, all as of the day and year first written above.

[CORPORATE SEAL]            SHOLODGE, INC.

                            By: /s/ Leon Moore
                               ----------------------------------------
                                Name: Leon Moore
                                Title: President


                            ALABAMA LODGING CORPORATION

[CORPORATE SEAL]
                            By: /s/ Leon Moore
                               ----------------------------------------
                                Name: Leon Moore
                                Title: President


                            CAROLINA INNS, INC.

[CORPORATE SEAL]

                            By: /s/ Leon Moore
                               ----------------------------------------
                                Name: Leon Moore
                                Title: President


                            DELAWARE INNS, INC.

[CORPORATE SEAL]

                            By: /s/ Leon Moore
                               ----------------------------------------
                                Name: Leon Moore
                                Title: President


                            DESERT INNS, INC.

[CORPORATE SEAL]

                            By: /s/ Leon Moore
                               ----------------------------------------
                                Name: Leon Moore
                                Title: President

                            FAR WEST INNS, INC.

[CORPORATE SEAL]

                            By: /s/ Leon Moore
                               ----------------------------------------
                                Name: Leon Moore
                                Title: President


                            FRONT RANGE SUITES, INC.

[CORPORATE SEAL]

                            By: /s/ Leon Moore
                               ----------------------------------------
                                Name: Leon Moore
                                Title: President


                            KANSUITES, INC.

[CORPORATE SEAL]

                            By: /s/ Leon Moore
                               ----------------------------------------
                                Name: Leon Moore
                                Title: President


                            LAFLA INN, INC.

[CORPORATE SEAL]

                            By: /s/ Leon Moore
                               ----------------------------------------
                                Name: Leon Moore
                                Title: President


                            MIDWEST INNS, INC.

[CORPORATE SEAL]

                            By: /s/ Leon Moore
                               ----------------------------------------
                            Name: Leon Moore
                            Title: President


                            MOBAT, INC.

[CORPORATE SEAL]
                            By: /s/ Richard L. Johnson
                               ----------------------------------------
                                Name: Richard L. Johnson
                                Title: President

                            MOORE AND ASSOCIATES, INC.

[CORPORATE SEAL]

                            By: /s/ Leon Moore
                               ----------------------------------------
                                Name: Leon Moore
                                Title: President


                            NASHVILLE AIR ASSOCIATES, INC.

[CORPORATE SEAL]

                            By: /s/ Leon Moore
                               ----------------------------------------
                                Name: Leon Moore
                                Title: President


                            SHONEY'S INN, INC.

[CORPORATE SEAL]

                            By: /s/ Leon Moore
                               ----------------------------------------
                                Name: Leon Moore
                                Title: President


                            SHONEY'S INN NORTH, L.P.

[CORPORATE SEAL]            By: SHOLODGE, INC., its General
                                Partner

                            By: /s/ Leon Moore
                               ----------------------------------------
                            Name: Leon Moore
                            Title: President


                            SHONEY'S INN OF BATON ROUGE

                            By: TWO SEVENTEEN, INC., one of its
                                General Partners

[CORPORATE SEAL]

                            By: /s/ Leon Moore
                               ----------------------------------------
                            Name: Leon Moore
                            Title: President

                            By: INN PARTNERS, INC., one of its
                                General Partners

[CORPORATE SEAL]

                            By: /s/ Leon Moore
                               ----------------------------------------
                            Name: Leon Moore
                            Title: President


                            SHONEY'S INN OF LEBANON, INC.

[CORPORATE SEAL]

                            By: /s/ Leon Moore
                               ----------------------------------------
                            Name: Leon Moore
                            Title: President


                            SOUTHEAST TEXAS INNS, INC.

[CORPORATE SEAL]

                            By: /s/ Leon Moore
                               ----------------------------------------
                            Name: Leon Moore
                            Title: President


                            SUNSHINE INNS, INC.

[CORPORATE SEAL]

                            By: /s/ Leon Moore
                               ----------------------------------------
                            Name: Leon Moore
                            Title: President


                            VIRGINIA INNS, INC.

[CORPORATE SEAL]

                            By: /s/ Leon Moore
                               ----------------------------------------
                            Name: Leon Moore
                            Title: President

                            FIRST UNION NATIONAL BANK OF
                            TENNESSEE, as Administrative Agent,
                            Lender and Swingline Lender

                            By: /s/ Orville Kronk
                               ----------------------------------------
                                Name: Orville Kronk
                                      ---------------------------------
                                Title: Vice President
                                      ---------------------------------

                            NATIONSBANK OF TENNESSEE, N.A., as
                            Co-Agent and Lender

                            By: /s/ B.E. Dishman
                               ----------------------------------------
                                Name: B.E. Dishman
                                     ----------------------------------
                                Title: Vice President
                                      ---------------------------------

                            SUNTRUST BANK, NASHVILLE, N.A., as
                            Lender

                            By: /s/ William H. Crawford, III
                               ----------------------------------------
                                Name: William H. Crawford, III
                                     ----------------------------------
                                Title: Commercial Officer
                                      ---------------------------------

                            FIRST AMERICAN NATIONAL BANK, as
                                  Lender

                            By: /s/ Ludolf H. Roell
                               ----------------------------------------
                                Name: Ludolf H. Roell
                                     ----------------------------------
                                Title: Senior Vice President
                                      ---------------------------------

                            FIRST TENNESSEE BANK, NATIONAL
                            ASSOCIATION, as Lender

                            By: /s/ Kenneth E. Webb
                               ----------------------------------------
                                Name: Kenneth E. Webb
                                     ----------------------------------
                                Title: Senior Vice President
                                      ---------------------------------

                    SCHEDULE 1.1(a): LENDERS AND COMMITMENTS

                                    COMMITMENT
                                  AND COMMITMENT
LENDER                              PERCENTAGE                                    ADDRESS
------                              ----------                                    -------

First Union                     $25,000,000                     150 Fourth Avenue North
National Bank                   33.3333333333%                  Nashville, Tennessee  37219
of Tennessee                                                    Attention:  Orville Kronk
                                                                Telephone No.: (615)251-9018
                                                                Telecopy No.:  (615)251-0893

NationsBank of                  $20,000,000                     One NationsBank Plaza
Tennessee, N.A.                 26.6666666667%                  TN1-100-02-19
                                                                Nashville, Tennessee  37239
                                                                Telephone No.: (615)749-3815
                                                                Telecopy No.:  (615)749-4762
                                                                Attention:  Ben Dishman

SunTrust Bank,                  $5,000,000                      201 4th Avenue North
Nashville, N.A.                 6.6666666667%                   2nd Floor - Metro
                                                                Nashville, Tennessee  37219
                                                                Telephone No.: (615)748-4629
                                                                Telecopy No.:  (615)748-5161
                                                                Attention:  Bill Crawford

First American                  $15,000,000                     First American Center
National Bank                   20.0000000000%                  2nd Floor
                                                                Nashville, Tennessee 37237-0202
                                                                Telephone No.: (615)748-2137
                                                                Telecopy No.:  (615)748-2672
                                                                Attention:  Ludolf H. Roell

First Tennessee                                                 511 Union Street
Bank, National                  $10,000,000                     Nashville, Tennessee  37219
Association                     13.3333333333%                  Telephone No.: (615)734-6216
                                                                Telecopy No.:  (615)734-6148
                                                                Attention:  Laurie D. Gilreath

                              TABLE OF CONTENTS

                                                                                                               PAGE

ARTICLE I              DEFINITIONS..............................................................................  1
         SECTION 1.1.               Definitions.................................................................  1
         SECTION 1.2.               General..................................................................... 16
         SECTION 1.3.               Other Definitions and Provisions............................................ 16

ARTICLE II             REVOLVING CREDIT FACILITY................................................................ 16
         SECTION 2.1.               Revolving Credit Loans.  ................................................... 16
         SECTION 2.2.               Swingline Loans............................................................. 17
         SECTION 2.3.               Procedure for Advances of Revolving Credit and Swingline Loans.............. 18
         SECTION 2.4.               Repayment of Loans.......................................................... 19
         SECTION 2.5.               Notes....................................................................... 21
         SECTION 2.6.               Permanent Reduction of the Aggregate Commitment............................. 21
         SECTION 2.7.               Revolving Termination Date.................................................. 22
         SECTION 2.8.               Use of Proceeds............................................................. 22
         SECTION 2.9.               Joint and Several Liability................................................. 22
         SECTION 2.10.              Agreements for Contribution................................................. 22

ARTICLE III            LETTER OF CREDIT FACILITY................................................................ 23
         SECTION 3.1.               L/C Commitment.............................................................. 23
         SECTION 3.2.               Procedure for Issuance of Letters of Credit................................. 24
         SECTION 3.3.               Commissions and Other Charges............................................... 24
         SECTION 3.4.               L/C Participations.......................................................... 25
         SECTION 3.5.               Reimbursement Obligation of the Borrowers................................... 26
         SECTION 3.6.               Obligations Absolute........................................................ 26
         SECTION 3.7.               Effect of Application....................................................... 27

ARTICLE IV             GENERAL LOAN PROVISIONS.................................................................. 27
         SECTION 4.1.               Interest.................................................................... 27
         SECTION 4.2.               Notice and Manner of Conversion or Continuation of Loans.................... 30
         SECTION 4.3.               Fees........................................................................ 31
         SECTION 4.4.               Manner of Payment........................................................... 32
         SECTION 4.5.               Crediting of Payments and Proceeds.......................................... 33
         SECTION 4.6.               Adjustments................................................................. 33
         SECTION 4.7.               Nature of Obligations of Lenders Regarding Extensions of Credit;
                                    Assumption by the Administrative Agent...................................... 33
         SECTION 4.8.               Changed Circumstances....................................................... 34
         SECTION 4.9.               Indemnity................................................................... 36
         SECTION 4.10.              Capital Requirements........................................................ 37
         SECTION 4.11.              Taxes....................................................................... 37

ARTICLE V              CLOSING; CONDITIONS OF CLOSING AND BORROWING............................................. 39
         SECTION 5.1.               Closing..................................................................... 39
         SECTION 5.2.               Conditions to Closing and Initial Extensions of Credit...................... 39
         SECTION 5.3.               Conditions to All Loans and Letters of Credit............................... 43

ARTICLE VI             REPRESENTATIONS AND WARRANTIES OF THE BORROWERS.......................................... 44
         SECTION 6.1.               Representations and Warranties.............................................. 44
         SECTION 6.2.               Survival of Representations and Warranties, Etc............................. 53

ARTICLE VII            FINANCIAL INFORMATION AND NOTICES........................................................ 53
         SECTION 7.1.               Financial Statements and Projections........................................ 53
         SECTION 7.2.               Officer's Compliance Certificate............................................ 54
         SECTION 7.3.               Accountants' Certificate.................................................... 55
         SECTION 7.4.               Other Reports............................................................... 55
         SECTION 7.5.               Notice of Litigation and Other Matters...................................... 56
         SECTION 7.6.               Accuracy of Information..................................................... 57

ARTICLE VIII           AFFIRMATIVE COVENANTS.................................................................... 57
         SECTION 8.1.               Preservation of Corporate Existence and Other Related Matters............... 57
         SECTION 8.2.               Maintenance of Property..................................................... 58
         SECTION 8.3.               Insurance................................................................... 58
         SECTION 8.4.               Accounting Methods and Financial Records.................................... 58
         SECTION 8.5.               Payment and Performance of Obligations...................................... 58
         SECTION 8.6.               Compliance With Laws and Approvals.......................................... 58
         SECTION 8.7.               Environmental Inspection and Disclosure; Remedial Action Regarding
                                    Hazardous Materials. ....................................................... 58
         SECTION 8.8.               Compliance with ERISA....................................................... 60
         SECTION 8.9.               Compliance With Agreements.................................................. 60
         SECTION 8.10.              Conduct of Business......................................................... 60
         SECTION 8.11.              Visits and Inspections...................................................... 60
         SECTION 8.12.              Additional Borrowers........................................................ 60
         SECTION 8.13.              Further Assurances.......................................................... 61

ARTICLE IX             FINANCIAL COVENANTS...................................................................... 61
         SECTION 9.1                Minimum Net Worth........................................................... 61
         SECTION 9.2.               Debt to Capitalization Ratio................................................ 62
         SECTION 9.3                Senior Leverage Ratio....................................................... 62
         SECTION 9.4.               Interest Coverage Ratio..................................................... 62

ARTICLE X              NEGATIVE COVENANTS....................................................................... 62
         SECTION 10.1.              Limitations on Debt......................................................... 62
         SECTION 10.2.              Limitations on Contingent Obligations....................................... 63
         SECTION 10.3.              Limitations on Liens........................................................ 64
         SECTION 10.4.              Limitations on Loans, Advances, Investments and Acquisitions................ 65
         SECTION 10.5.              Fictitious Names; Name Change............................................... 66
         SECTION 10.6.              Limitations on Mergers and Liquidation...................................... 66
         SECTION 10.7.              Limitations on Sale of Assets............................................... 67
         SECTION 10.8.              Limitations on Dividends and Distributions.................................. 68
         SECTION 10.9.              Transactions with Affiliates................................................ 68
         SECTION 10.10.             Certain Accounting Changes.................................................. 68
         SECTION 10.11.             Amendments; Payments and Prepayments of Subordinated Debt................... 68
         SECTION 10.12.             Restrictive Agreements...................................................... 69
         SECTION 10.13.             Release or Substitution of Collateral; Amendments of Revenue
                                    Participation Bonds......................................................... 69

ARTICLE XI             DEFAULT AND REMEDIES..................................................................... 69
         SECTION 11.1.              Events of Default........................................................... 69
         SECTION 11.2.              Remedies.................................................................... 72
         SECTION 11.3.              Rights and Remedies Cumulative; Non-Waiver; etc............................. 73

ARTICLE XII            THE ADMINISTRATIVE AGENT AND THE CO-AGENT................................................ 74
         SECTION 12.1.              Appointment................................................................. 74
         SECTION 12.2.              Delegation of Duties........................................................ 74
         SECTION 12.3.              Exculpatory Provisions...................................................... 74
         SECTION 12.4.              Reliance by the Administrative Agent and the Co-Agent....................... 75
         SECTION 12.5.              Notice of Default........................................................... 75
         SECTION 12.6.              Non-Reliance on the Administrative Agent, Co-Agent and Other Lenders........ 76
         SECTION 12.7.              Indemnification............................................................. 76
         SECTION 12.8.              The Agents Each in Its Individual Capacity.................................. 77
         SECTION 12.9.              Resignation of the Agents; Successor Administrative Agent................... 77
         SECTION 12.10.             The Co-Agent................................................................ 78

ARTICLE XIII           MISCELLANEOUS............................................................................ 78
         SECTION 13.1.              Notices..................................................................... 78
         SECTION 13.2.              Expenses; Indemnity......................................................... 79
         SECTION 13.3.              Set-off..................................................................... 80
         SECTION 13.4.              GOVERNING LAW............................................................... 81
         SECTION 13.5.              CONSENT TO JURISDICTION..................................................... 81
         SECTION 13.6.              Binding Arbitration; Waiver of Jury Trial................................... 81
         SECTION 13.7.              Reversal of Payments........................................................ 82
         SECTION 13.8.              Injunctive Relief........................................................... 83
         SECTION 13.9.              Accounting Matters.......................................................... 83
         SECTION 13.10.             Successors and Assigns; Participations...................................... 83
         SECTION 13.11.             Amendments, Waivers and Consents............................................ 86
         SECTION 13.12.             Performance of Duties....................................................... 87
         SECTION 13.13.             All Powers Coupled with Interest............................................ 87
         SECTION 13.14.             Survival of Indemnities..................................................... 87
         SECTION 13.15.             Titles and Captions......................................................... 87
         SECTION 13.16.             Severability of Provisions.................................................. 87
         SECTION 13.17.             Counterparts................................................................ 88
         SECTION 13.18.             ShoLodge as Agent for Borrowers............................................. 88
         SECTION 13.19.             Term of Agreement........................................................... 88
         SECTION 13.20.             Limitation on Partner Liability............................................. 88

EXHIBITS
--------

Exhibit A-1            -       Form of Revolving Credit Note
EXHIBIT A-2            -       Form of Swingline Note
Exhibit B              -       Form of Notice of Borrowing
Exhibit C              -       Form of Notice of Prepayment
Exhibit D              -       Form of Notice of Conversion/ Continuation
Exhibit E              -       Form of Officer's Certificate
Exhibit F              -       Form of Assignment and Acceptance
Exhibit G              -       Notice of Account Designation
Exhibit H              -       Form of Joinder Agreement

SCHEDULES
---------

Schedule 1.1(a)        -       Lenders and Commitments
Schedule 1.1(b)        -       Refinanced Debt
Schedule 6.1(a)        -       Jurisdictions of Organization and Quali
                               fication
Schedule 6.1(b)        -       Subsidiaries and Capitalization
Schedule 6.1(g)        -       Intellectual Property Matters
Schedule 6.1(i)        -       ERISA Plans
Schedule 6.1(m)        -       Material Contracts
Schedule 6.1(t)        -       Existing Liens
Schedule 6.1(u)        -       Debt and Contingent Obligations
Schedule 6.1(v)        -       Litigation
Schedule 8.12          -       Certain Excluded Subsidiaries
Schedule 10.4          -       Existing Loans, Advances and Investments